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                                                                    EXHIBIT 10.3

                                 LOAN AGREEMENT

                            Dated as of June 9, 2004

                                     Between

                                 SUN POOL 8 LLC,
                                   as Borrower

                                       and

                             BANK OF AMERICA, N.A.,
                                    as Lender
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                                TABLE OF CONTENTS

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                                    ARTICLE I
                     DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1.   Definitions .............................................       1
Section 1.2.   Principles of Construction ..............................      17

                                   ARTICLE II
                                  GENERAL TERMS

Section 2.1.   Loan Commitment; Disbursement to Borrower ...............      18
Section 2.2.   Loan Payments ...........................................      18
Section 2.3.   Late Payment Charge .....................................      19
Section 2.4.   Prepayment; Defeasance ..................................      20
Section 2.5.   Payments after Default ..................................      29
Section 2.6.   Usury Savings ...........................................      29

                                   ARTICLE III
                              CONDITIONS PRECEDENT

Section 3.1.   Representations and Warranties; Compliance with
               Conditions ..............................................      30
Section 3.2.   Delivery of Loan Documents; Title Insurance; Reports;
               Leases ..................................................      30
Section 3.3.   Related Documents .......................................      31
Section 3.4.   Organizational Documents ................................      32
Section 3.5.   Opinions of Borrower's Counsel ..........................      32
Section 3.6.   Annual Budget ...........................................      32
Section 3.7.   Taxes and Other Charges .................................      32
Section 3.8.   Completion of Proceedings ...............................      32
Section 3.9.   Payments ................................................      32
Section 3.10.  Transaction Costs .......................................      32
Section 3.11.  No Material Adverse Change ..............................      33
Section 3.12.  Leases and Rent Roll ....................................      33
Section 3.13.  Intentionally Reserved ..................................      33
Section 3.14.  Intentionally Reserved ..................................      33
Section 3.15.  Intentionally Reserved ..................................      33
Section 3.16.  Tax Lot .................................................      33
Section 3.17.  Physical Conditions Report ..............................      33
Section 3.18.  Intentionally Reserved ..................................      33
Section 3.19.  Appraisal ...............................................      33
Section 3.20.  Financial Statements ....................................      34
Section 3.21.  Intentionally Reserved ..................................      34
Section 3.22.  Further Documents .......................................      34
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                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

Section 4.1.   Organization ............................................      34
Section 4.2.   Status of Borrower ......................................      34
Section 4.3.   Validity of Documents ...................................      35
Section 4.4.   No Conflicts ............................................      35
Section 4.5.   Litigation ..............................................      35
Section 4.6.   Agreements ..............................................      36
Section 4.7.   Solvency ................................................      36
Section 4.8.   Full and Accurate Disclosure ............................      36
Section 4.9.   No Plan Assets ..........................................      37
Section 4.10.  Not a Foreign Person ....................................      37
Section 4.11.  Enforceability ..........................................      37
Section 4.12.  Business Purposes .......................................      37
Section 4.13.  Compliance ..............................................      37
Section 4.14.  Financial Information ...................................      37
Section 4.15.  Condemnation ............................................      38
Section 4.16.  Utilities and Public Access; Parking ....................      38
Section 4.17.  Separate Lots ...........................................      38
Section 4.18.  Assessments .............................................      38
Section 4.19.  Insurance ...............................................      39
Section 4.20.  Use of Property .........................................      39
Section 4.21.  Certificate of Occupancy; Licenses ......................      39
Section 4.22.  Flood Zone ..............................................      39
Section 4.23.  Physical Condition ......................................      39
Section 4.24.  Boundaries ..............................................      40
Section 4.25.  Leases and Rent Roll ....................................      40
Section 4.26.  Filing and Recording Taxes ..............................      41
Section 4.27.  Intentionally Reserved ..................................      41
Section 4.28.  Illegal Activity ........................................      41
Section 4.29.  Construction Expenses ...................................      41
Section 4.30.  Personal Property .......................................      41
Section 4.31.  Taxes ...................................................      41
Section 4.32.  Permitted Encumbrances ..................................      41
Section 4.33.  Federal Reserve Regulations .............................      42
Section 4.34.  Investment Company Act ..................................      42
Section 4.35.  Reciprocal Easement Agreements ..........................      42
Section 4.36.  No Change in Facts or Circumstances; Disclosure .........      42
Section 4.37.  Intellectual Property ...................................      42
Section 4.38.  Survey ..................................................      43
Section 4.39.  Embargoed Person ........................................      43
Section 4.40.  Patriot Act .............................................      43
Section 4.41.  Assumptions .............................................      44
Section 4.42.  Survival ................................................      44
Section 4.43.  Representations, Warranties and Covenants ...............      44
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                                    ARTICLE V
                               BORROWER COVENANTS

Section 5.1.   Existence; Compliance with Legal Requirements ...........      45
Section 5.2.   Maintenance and Use of Property .........................      46
Section 5.3.   Waste ...................................................      46
Section 5.4.   Taxes and Other Charges .................................      46
Section 5.5.   Litigation ..............................................      47
Section 5.6.   Access to Property ......................................      47
Section 5.7.   Notice of Default .......................................      47
Section 5.8.   Cooperate in Legal Proceedings ..........................      47
Section 5.9.   Performance by Borrower .................................      47
Section 5.10.  Awards; Insurance Proceeds ..............................      47
Section 5.11.  Financial Reporting .....................................      48
Section 5.12.  Estoppel Statement ......................................      49
Section 5.13.  Leasing Matters .........................................      49
Section 5.14.  Property Management .....................................      50
Section 5.15.  Liens ...................................................      51
Section 5.16.  Debt Cancellation .......................................      52
Section 5.17.  Zoning ..................................................      52
Section 5.18.  ERISA ...................................................      52
Section 5.19.  No Joint Assessment .....................................      52
Section 5.20.  Reciprocal Easement Agreements ..........................      53
Section 5.21.  Alterations .............................................      53
Section 5.22.  Trade Indebtedness ......................................      53
Section 5.23.  Tax Credits .............................................      53

                                   ARTICLE VI
                                ENTITY COVENANTS

Section 6.1.   Single Purpose Entity/Separateness ......................      53
Section 6.2.   Change of Name, Identity or Structure ...................      57
Section 6.3.   Business and Operations .................................      58
Section 6.4.   Independent Director ....................................      58

                                   ARTICLE VII
                             NO SALE OR ENCUMBRANCE

Section 7.1.   Transfer Definitions ....................................      58
Section 7.2.   No Sale/Encumbrance .....................................      59
Section 7.3.   Permitted Transfers .....................................      59
Section 7.4.   Lender's Rights .........................................      60
Section 7.5.   Assumption ..............................................      61
Section 7.6.   Partial Assumption ......................................      63
Section 7.7.   Easements; Licenses .....................................      64
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                                  ARTICLE VIII
                 INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

Section 8.1.   Insurance ...............................................      64
Section 8.2.   Casualty ................................................      68
Section 8.3.   Condemnation ............................................      68
Section 8.4.   Restoration .............................................      68

                                   ARTICLE IX
                                  RESERVE FUNDS

Section 9.1.   Required Repairs ........................................      72
Section 9.2.   Replacements ............................................      73
Section 9.3.   Intentionally Reserved ..................................      73
Section 9.4.   Required Work ...........................................      73
Section 9.5.   Release of Reserve Funds ................................      75
Section 9.6.   Tax and Insurance Reserve Funds .........................      78
Section 9.7.   Intentionally Reserved ..................................      79
Section 9.8.   Intentionally Reserved ..................................      79
Section 9.9.   Letters of Credit .......................................      79
Section 9.10.  Reserve Funds Generally .................................      80

                                    ARTICLE X
                                 CASH MANAGEMENT

Section 10.1.  Property Operating Account ..............................      83
Section 10.2.  Deposits and Withdrawals ................................      84

                                   ARTICLE XI
                           EVENTS OF DEFAULT; REMEDIES

Section 11.1.  Event of Default ........................................      84
Section 11.2.  Remedies ................................................      86

                                   ARTICLE XII
                            ENVIRONMENTAL PROVISIONS

Section 12.1.  Environmental Representations and Warranties ............      87
Section 12.2.  Environmental Covenants .................................      88
Section 12.3.  Lender's Rights .........................................      88
Section 12.4.  Operations and Maintenance Programs .....................      89
Section 12.5.  Environmental Definitions ...............................      89
Section 12.6.  Indemnification .........................................      90
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                                  ARTICLE XIII
                                SECONDARY MARKET

Section 13.1.  Transfer of Loan ........................................      91
Section 13.2.  Delegation of Servicing .................................      91
Section 13.3.  Dissemination of Information ............................      91
Section 13.4.  Cooperation .............................................      92
Section 13.5.  Securitization Indemnification ..........................      94

                                   ARTICLE XIV
                                INDEMNIFICATIONS

Section 14.1.  General Indemnification .................................      97
Section 14.2.  Mortgage and Intangible Tax Indemnification .............      97
Section 14.3.  ERISA Indemnification ...................................      97
Section 14.4.  Survival ................................................      98

                                   ARTICLE XV
                                   EXCULPATION

Section 15.1.  Exculpation .............................................      98

                                   ARTICLE XVI
                                     NOTICES

Section 16.1.  Notices .................................................     100

                                  ARTICLE XVII
                               FURTHER ASSURANCES

Section 17.1.  Replacement Documents ...................................     102
Section 17.2.  Recording of Mortgage, Etc ..............................     102
Section 17.3.  Further Acts, Etc .......................................     102
Section 17.4.  Changes in Tax, Debt, Credit and Documentary Stamp Laws .     103
Section 17.5.  Expenses ................................................     103

                                  ARTICLE XVIII
                                     WAIVERS

Section 18.1.  Remedies Cumulative; Waivers ............................     104
Section 18.2.  Modification, Waiver in Writing .........................     105
Section 18.3.  Delay Not a Waiver ......................................     105
Section 18.4.  Trial by Jury ...........................................     105
Section 18.5.  Waiver of Notice ........................................     105
Section 18.6.  Remedies of Borrower ....................................     106
Section 18.7.  Waiver of Marshalling of Assets .........................     106
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Section 18.8.  Waiver of Statute of Limitations ........................     106
Section 18.9.  Waiver of Counterclaim ..................................     106

                                   ARTICLE XIX
                                  GOVERNING LAW

Section 19.1.  Choice of Law ...........................................     107
Section 19.2.  Severability ............................................     107
Section 19.3.  Preferences .............................................     107

                                   ARTICLE XX
                                  MISCELLANEOUS

Section 20.1.  Survival ................................................     107
Section 20.2.  Lender's Discretion .....................................     108
Section 20.3.  Headings ................................................     108
Section 20.4.  Cost of Enforcement .....................................     108
Section 20.5.  Schedules Incorporated ..................................     108
Section 20.6.  Offsets, Counterclaims and Defenses .....................     108
Section 20.7.  No Joint Venture or Partnership; No Third Party
               Beneficiaries ...........................................     108
Section 20.8.  Publicity ...............................................     109
Section 20.9.  Conflict; Construction of Documents; Reliance ...........     110
Section 20.10. Entire Agreement ........................................     110
Section 20.11. Tax Disclosure ..........................................     110

EXHIBIT A         Borrower Equity Ownership Structure

SCHEDULE I        Required Repairs

SCHEDULE II       Allocated Loan Amounts


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                                 LOAN AGREEMENT

            THIS LOAN AGREEMENT, dated as of June 9, 2004 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "AGREEMENT"), between BANK OF AMERICA, N.A., a national banking association, having an address at Bank of America Corporate Center, 214 North Tryon Street, Charlotte, North Carolina 28255 (together with its successors and/or assigns, "LENDER") and SUN POOL 8 LLC, a Michigan limited liability company, having an address at The American Center, 27777 Franklin Road, Suite 200, Southfield, Michigan 48034 (together with its successors and/or assigns, "BORROWER").

                                    RECITALS:

            Borrower desires to obtain the Loan (defined below) from Lender.

            Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (defined below).

            In consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

                                   ARTICLE I
                     DEFINITIONS; PRINCIPLES OF CONSTRUCTION

            SECTION 1.1. DEFINITIONS

            For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

            "ACCEPTABLE ACCOUNTANT" shall mean a "Big Four" accounting firm or other independent certified public accountant reasonably acceptable to Lender (it being agreed that for purposes herein Grant Thornton LLP and any other accounting firm similar in size, expertise and reputation as Grant Thornton LLP are each deemed an Acceptable Accountant).

            "ACQUIRED PROPERTY" shall have the meaning set forth in Section 5.11(c)(i)(A) hereof.

            "ACQUIRED PROPERTY STATEMENTS" shall have the meaning set forth in
Section 5.11(c)(i)(A) hereof.

            "ACT" shall have the meaning set forth in Section 6.1(c).

            "ADDITIONAL REPLACEMENT" shall have the meaning set forth in Section 9.5(g) hereof.

            "ADDITIONAL REQUIRED REPAIR" shall have the meaning set forth in
Section 9.5(f) hereof.

            "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

            "AFFILIATED MANAGER" shall have the meaning set forth in Section 7.1 hereof.

            "ALLOCATED LOAN AMOUNT" shall mean the portion of the amount of the Loan allocated to each Parcel, as set forth in Schedule II attached hereto and made a part hereof.

            "ALTA" shall mean American Land Title Association, or any successor thereto.

            "ALTERATION THRESHOLD" means $250,000.00.

            "ANNEX" shall have the meaning set forth in Section 4.40 hereof.

            "ANNUAL BUDGET" shall mean the operating budget consistent with the annual operating statements described in Section 5.11 of this Agreement for each Parcel, including all planned capital expenditures, for each Parcel, for the applicable calendar year or other period.

            "APPRAISAL" shall mean an "as is" appraisal of the Property conforming to FIRREA and USPAP requirements and prepared at the Borrower's expense by a qualified appraiser designated by and reasonably satisfactory to the Lender, in accordance with written instructions from the Lender, dated as of a date reasonably acceptable to the Lender and otherwise reasonably satisfactory in form and substance to the Lender.

            "ASSIGNMENT OF MANAGEMENT AGREEMENT" shall mean any Assignment and Subordination of Management Agreement entered into among Lender, Borrower and any Qualified Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            "ASSUMED NOTE" shall have the meaning set forth in Section 7.6(b) hereof.

            "AWARD" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Property.

            "BORROWER PRINCIPAL" shall mean SCOLP and, solely with respect to the recourse carveouts set forth in Section 15.1(b)(viii) and (ix), SCI.

            "BUSINESS DAY" shall mean a day on which Lender is open for the conduct of substantially all of its banking business at its office in the city in which the Note is payable (excluding Saturdays and Sundays).

            "CASUALTY" shall have the meaning set forth in Section 8.2.

            "CLOSING DATE" shall mean the date of the funding of the Loan.

            "CONTROL" shall have the meaning set forth in Section 7.1 hereof.


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            "CONDEMNATION" shall mean a temporary or permanent taking by any
Governmental Authority as the result, in lieu or in anticipation, of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

            "CONDEMNATION PROCEEDS" shall have the meaning set forth in Section 8.4(b)

            "CREDITORS RIGHTS LAWS" shall mean with respect to any Person any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

            "CROSSED PROPERTY" any Parcel which secures the obligations of an Additional Borrower (as defined in any Mortgage) under any Additional Note (as defined in any Mortgage) (each Crossed Property being collectively referred to as the "CROSSED PROPERTIES").

            "DEBT" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage or any other Loan Document.

            "DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal and/or interest payments under the Note.

            "DEBT SERVICE COVERAGE RATIO" shall mean, as of any date of determination, for the applicable period of calculation, the ratio, as reasonably determined by Lender using the same standards and criteria used by Lender in underwriting the Loan, of (i) Net Operating Income to (ii) the aggregate amount of Debt Service which would be due for the same period based on the outstanding principal amount of the Loan. Unless otherwise expressly specified herein, the Debt Service Coverage Ratio shall be computed with respect to the Property, Remaining Property and/or Crossed Property, as applicable, and not any individual Parcel.

            "DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

            "DEFAULT RATE" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) four percent (4%) above the Note Rate.

            "DEFEASANCE COLLATERAL" shall have the meaning set forth in Section 2.4(b)(i)(D)(2) hereof.

            "DEFEASANCE COLLATERAL ACCOUNT" shall have the meaning set forth in
Section 2.4(h) hereof.


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            "DEFEASANCE SECURITY AGREEMENT" shall have the meaning set forth in
Section 2.4(b)(i)(D)(2) hereof.

            "DEFEASED NOTE" shall have the meaning set forth in Section 2.4(g)(i)(D) hereof.

            "DISCLOSURE DOCUMENT" shall have the meaning set forth in Section
13.5 hereof.

            "ELIGIBLE ACCOUNT" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

            "ELIGIBLE INSTITUTION" shall mean either Bank of America, N.A. or a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least "A-1+" by S&P, "P-1" by Moody's and "F-1+" by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's).

            "EMBARGOED PERSON" shall the meaning set forth in Section 4.39.

            "ENVIRONMENTAL LAW" shall have the meaning set forth in Section 12.5 hereof.

            "ENVIRONMENTAL LIENS" shall have the meaning set forth in Section
12.5 hereof.

            "ENVIRONMENTAL REPORT" shall have the meaning set forth in Section
12.5 hereof.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statutes thereto and applicable regulations issued pursuant thereto in temporary or final form.

            "EVENT OF DEFAULT" shall have the meaning set forth in Section 11.1 hereof.

            "EXCHANGE ACT" shall mean the Securities and Exchange Act of 1934, as amended.

            "EXCHANGE ACT FILING" shall have the meaning set forth in Section 5.11(c) hereof.

            "FITCH" shall mean Fitch, Inc.

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            "GAAP" shall mean generally accepted accounting principles in the
United States of America as of the date of the applicable financial report.

            "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, department, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, municipal, city, town, special district or otherwise) whether now or hereafter in existence.

            "HAZARDOUS MATERIALS" shall have the meaning set forth in Section
12.5 hereof.

            "IMPROVEMENTS" shall have the meaning set forth in the granting clause of the Mortgage.

            "INDEMNIFIED PARTIES" shall mean (a) Lender, (b) any prior owner or holder of the Loan or Participations in the Loan, (c) any servicer or prior servicer of the Loan, (d) any Investor or any prior Investor in any Securities,
(e) any trustees, custodians or other fiduciaries who hold or who have held a full or partial interest in the Loan for the benefit of any Investor or other third party, (f) any receiver or other fiduciary appointed in a foreclosure or other Creditors Rights Laws proceeding, (g) any officers, directors, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates or subsidiaries of any and all of the foregoing, and (h) the heirs, legal representatives, successors and assigns of any and all of the foregoing (including, without limitation, any successors by merger, consolidation or acquisition of all or a substantial portion of the Indemnified Parties' assets and business), in all cases whether during the term of the Loan or as part of or following a foreclosure of the Mortgage.

            "INDEPENDENT DIRECTOR" shall mean a director of the SPE Component Entity who is not at the time of such individual's initial appointment, and shall not have been at any time during the preceding five (5) years, and shall not be at any time while serving as a director of such SPE Component Entity, either (a) a shareholder (or other equity owner) of, or an officer, director (with the exception of serving as the Independent Director of such SPE Component Entity), partner, manager, member (other than as a Special Member in the case of single member Delaware limited liability companies), employee, attorney or counsel of, Borrower, such SPE Component Entity or any Affiliate of either of them (other than a holder of interests in a mutual fund or other professionally managed fund of stocks, bonds, options, commodities, money market securities or other investments that pools the assets of individuals and/or organizations and is registered (if required) with the SEC, which may hold shares in SCI); (b) a customer or creditor of, or supplier to, Borrower who derives any of its purchases or revenue from its activities with Borrower or such SPE Component Entity or any Affiliate of any of them; (c) a Person who Controls or is under common Control with any such shareholder, officer, director, partner, manager, member, employee, supplier, creditor or customer; or (d) a member of the immediate family (by blood or marriage) of any such shareholder, officer, director, partner, manager, member, employee, supplier, creditor or customer.

            A natural person who satisfies the foregoing definition of Independent Director other than clause (b) shall not be disqualified from serving as an Independent Director of such SPE Component Entity if such individual is an independent director provided by a nationally

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recognized company that provides professional independent directors and that also provides other corporate services in the ordinary course of its business.

            A natural person who otherwise satisfies the foregoing definition other than clause (a) by reason of being the Independent Director of a "special purpose entity" Affiliated with the SPE Component Entity, the Borrower, or SCOLP, shall not be disqualified form serving as an Independent Director of the SPE Component Entity if either (i) such individual is a professional Independent Director, or (ii) the fees that such individual earns from serving as an Independent Director of the Affiliate of the SPE Component Entity or the Borrower constitute in the aggregate less than five percent (5%) of such individual's annual income. For purposes of this definition, "special purpose entity" means an entity whose organizational documents contain restrictions on its activities similar to those set forth in Section 6.1 hereof.

            "INSURANCE PREMIUMS" shall have the meaning set forth in 8.1(b) hereof.

            "INSURANCE PROCEEDS" shall have the meaning set forth in Section 8.4(b) hereof.

            "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

            "INVESTOR" shall have the meaning set forth in Section 13.3 hereof.

            "IO MONTHLY PAYMENT AMOUNT" shall mean the monthly payment of interest due on each IO Scheduled Payment Date as set forth in Section 2.2(b) hereof.

            "IO SCHEDULED PAYMENT DATE" shall have the meaning set forth in
Section 2.2(b) hereof.

            "ISSUER GROUP" shall have the meaning set forth in Section 13.5(b) hereof.

            "ISSUER PERSON" shall have the meaning set forth in Section 13.5(b) hereof.

            "LEASE" shall have the meaning set forth in the Mortgage.

            "LEGAL REQUIREMENTS" shall mean all statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, whether now or hereafter enacted and in force, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

            "LETTER OF CREDIT" shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit acceptable to Lender and the Rating Agencies (either an evergreen letter of credit or one which does not expire until at least thirty (30) Business Days after the Maturity Date) in favor of Lender and entitling Lender to draw thereon in New York, New York, issued by a domestic Eligible Institution or the U.S. agency or branch of a foreign Eligible Institution and providing for no reimbursement or other obligations by Borrower or any SPE Component Entity. If at any time the bank issuing any such Letter of Credit shall cease to be an Eligible Institution, Lender shall have the right immediately to draw down the same in full and hold the proceeds of such draw in accordance with the applicable provisions hereof.

            "LIEN" shall mean, with respect to any Parcel, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

            "LLC AGREEMENT" shall have the meaning set forth in Section 6.1(c).

            "LOAN" shall mean the loan made by Lender to Borrower pursuant to this Agreement.

            "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Mortgage, the Assignment of Management Agreement, if any, and any and all other documents, agreements and certificates executed and/or delivered in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            "LOCKOUT PERIOD" shall mean the period commencing on the date hereof and ending on the date which is six (6) months prior to the Maturity Date.

            "LOSSES" shall mean any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement of whatever kind or nature (including but not limited to legal fees and other costs of defense).

            "MAJOR LEASE" shall mean as to the Property (i) any Lease which, individually or when aggregated with all other leases at the Property with the same Tenant or its Affiliate, either (A) accounts for five percent (5%) or more of the Property's aggregate Net Operating Income, or (B) demises 5,000 square feet or more of the Property's gross leasable area, (ii) any Lease which contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Property, or (iii) any instrument guaranteeing or providing credit support for any Lease meeting the requirements of (i) or (ii) above.

            "MANAGEMENT AGREEMENT" shall mean any management agreement entered into by and between Borrower and any Manager, pursuant to which such Manager is to provide management and other services with respect to the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified in accordance with the terms of this Agreement.

            "MANAGER" shall mean any entity selected as the manager of the Property in accordance with the terms of this Agreement, which in all cases shall be required to be a Qualified Manager.

            "MATERIAL ADVERSE EFFECT" shall mean any event, change, circumstance or effect that is, or that may, reasonably be expected to be, materially adverse to the operations, condition (financial or otherwise), assets, results of operations or liabilities of Borrower or the Property.

            "MATURITY DATE" shall mean July 1, 2016.

            "MAXIMUM LEGAL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

            "MEMBER" shall have the meaning set forth in Section 6.1(c).

            "MONTHLY PAYMENT AMOUNT" shall mean the monthly payment of interest and/or principal due on each Scheduled Payment Date as set forth in Section 2.2(b) hereof.

            "MOODY'S" shall mean Moody's Investor Services, Inc.

            "MORTGAGE" shall mean, individually, each of, and collectively, all of (i) that certain first priority Mortgage, Assignment of Leases and Rent, Security Agreement and Fixture Filing dated the date hereof, executed and delivered by Borrower and encumbering the Liberty Farms Parcel and (ii) that certain first priority Mortgage, Assignment of Leases and Rent, Security Agreement and Fixture Filing dated the date hereof, executed and delivered by Borrower and encumbering the West Glen Village Parcel, each as security for the Loan and encumbering such Parcel, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            "NET OPERATING INCOME" shall mean, with respect to any period of time, the amount obtained by subtracting Operating Expenses from Operating Income, as such amount may be adjusted by Lender in its good faith discretion based on Lender's underwriting standards and consistent with the standards and criteria used by Lender in underwriting the Loan, including without limitation, adjustments for vacancy allowance not to exceed the greater of (x) actual vacancy or (y) five percent (5%).

            "NET PROCEEDS" shall have the meaning set forth in Section 8.4(b) hereof.

            "NET PROCEEDS DEFICIENCY" shall have the meaning set forth in
Section 8.4(b)(vi) hereof.

            "NOTE" shall mean that certain promissory note of even date herewith in the principal amount of $22,640,000.00, made by Borrower in favor of Lender, together with any Assumed Note, Defeased Note, Unassumed Note and Undefeased Note as may exist from time to time, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

            "NOTE RATE" shall mean an interest rate equal to 5.32% per annum.

            "OFFERING DOCUMENT DATE" shall have the meaning set forth in Section 5.11(c)(i)(D) hereof.

            "OPERATING EXPENSES" shall mean, with respect to any period of time and any Parcel or the Property, as applicable, the total of all expenses actually paid or payable, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Property, including without limitation, utilities, ordinary repairs and maintenance, Insurance Premiums, license fees, Taxes and Other Charges, advertising expenses, payroll and related taxes, computer processing charges, management fees equal to the greater of 4% of the Operating Income and the management fees actually paid under the Management Agreement, operational equipment or other lease payments as approved by Lender, normalized capital expenditures equal to $50.00 per homesite per annum, but specifically excluding depreciation and amortization, income taxes (or other payments due in lieu thereof), Debt Service, any incentive fees due under the Management Agreement, any item of expense that in accordance with GAAP should be capitalized but only to the extent the same would qualify for funding from the Reserve Accounts, any item of expense that would otherwise be covered by the provisions hereof but which is paid by any Tenant under such Tenant's Lease or other agreement, and deposits into the Reserve Accounts.

            "OPERATING INCOME" shall mean, with respect to any period of time and any Parcel or the Property, as applicable, all income, computed in accordance with GAAP, derived from the ownership and operation of the Property from whatever source, including, but not limited to, Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other required pass-throughs but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, interest income from any source other than the escrow accounts, Reserve Accounts or other accounts required pursuant to the Loan Documents, Insurance Proceeds (other than business interruption or other loss of income insurance), Awards, percentage rents, unforfeited security deposits, utility and other similar deposits, non-recurring or extraordinary income, including, without limitation lease termination payments, and any disbursements to Borrower from the Reserve Funds.

            "OTHER CHARGES" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

            "PARTIAL ASSUMPTION" shall have the meaning set forth in Section 7.6 hereof.

            "PARTIAL ASSUMPTION AMOUNT" shall mean with respect to a Parcel, the Allocated Loan Amount for such Parcel, less the pro rata portion (calculated based on (x) the Allocated

Loan Amount for such Parcel and (y) the original principal balance of the Loan) to the of any amortization payments made with respect to the Loan.

            "PARTICIPATIONS" shall have the meaning set forth in Section 13.1 hereof.

            "PARCEL" shall mean any of the parcels of real property, including the Improvements thereon and all Personal Property owned by Borrower thereon together with all rights pertaining to such property and Improvements, more particularly known as (i) Liberty Farms (the "LIBERTY FARMS PARCEL") and (ii) West Glen Village (the "WEST GLEN VILLAGE PARCEL").

            "PARTIAL DEFEASANCE COLLATERAL" shall mean direct non-callable obligations of the United States of America (or any agency thereof to the extent acceptable to the applicable Rating Agencies) or, to the extent acceptable to the applicable Rating Agencies, other obligations which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 that provide for payments prior and as close as possible to (but in no event later than) all successive Scheduled Payment Dates occurring after the Partial Defeasance Date, with each such payment being equal to or greater than the amount of the corresponding Monthly Payment Amount required to be paid under the Defeased Note for the balance of the Lockout Period (including the amount necessary to pay the outstanding principal balance on the Loan on the first Scheduled Payment Date occurring after the expiration of the Lockout Period).

            "PARTIAL DEFEASANCE DATE" shall have the meaning set forth in
Section 2.4(g)(i)(A) hereof.

            "PARTIAL DEFEASANCE EVENT" shall have the meaning set forth in
Section 2.4(g)(i) hereof.

            "PARTICIPATIONS" shall have the meaning set forth in Section 13.1 hereof.

            "PATRIOT ACT" shall have the meaning set forth in Section 4.40 hereof.

            "PERMITTED ENCUMBRANCES" shall mean collectively, (a) the Lien and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and
(d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's sole discretion.

            "PERMITTED INVESTMENTS" shall mean to the extent available from Lender or Lender's servicer for deposits in the Reserve Accounts, any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by a servicer of the Loan, the trustee under any securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the date on which the funds used to acquire such investment are required to be used under this Agreement and meeting one of the appropriate standards set forth below:

            (a) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) be rated "AAA" or the equivalent by each of the Rating Agencies, (iii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iv) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (v) such investments must not be subject to liquidation prior to their maturity;

            (b) Federal Housing Administration debentures;

            (c) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

            (d) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating,
      (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

            (e) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances with maturities of not more than 365 days and issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating,
      (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

            (f) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating, (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

            (g) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (i) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (ii) if rated by S&P, must not have an "r" highlighter affixed to their rating,
      (iii) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (iv) such investments must not be subject to liquidation prior to their maturity;

            (h) units of taxable money market funds, with maturities of not more than 365 days and which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating

      Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds; and

            (i) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (i) Lender and (ii) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency;

            provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments, (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment or
(C) such obligation or security has a remaining term to maturity in excess of one (1) year.

            "PERSON" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

            "PERSONAL PROPERTY" shall have the meaning set forth in the granting clause of the Mortgage.

            "PHYSICAL CONDITIONS REPORT" shall mean a report prepared by a company satisfactory to Lender regarding the physical condition of the Property, satisfactory in form and substance to Lender in its sole discretion.

            "POLICIES" shall have the meaning set forth in Section 8.1 hereof.

            "PROHIBITED TRANSFER" shall have the meaning set forth in Section
7.2 hereof.

            "PROPERTY" shall mean, collectively, all Parcels of real property, the Improvements thereon and all Personal Property owned by Borrower and encumbered by the Mortgages, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clause of the Mortgage and referred to therein as the "Property".

            "PROPERTY OPERATING ACCOUNT" shall have the meaning set forth in
Section 10.1 hereof.

            "PROPERTY OPERATING ACCOUNT BANK" shall have the meaning set forth in Section 10.1 hereof.

            "PROVIDED INFORMATION" shall have the meaning set forth in Section 13.4(a) hereof.

            "P&I MONTHLY PAYMENT AMOUNT" shall mean the monthly payment of interest and principal due on each P&I Scheduled Payment Date as set forth in
Section 2.2(b) hereof.

            "P&I SCHEDULED PAYMENT DATE" shall have the meaning set forth in
Section 2.2(b) hereof.

            "QUALIFIED MANAGER" shall mean Manager or a reputable and experienced professional management organization (a) which manages, together with its affiliates, manufactured home communities of a type, quality and size similar to the Property, totaling in the aggregate no less than 1,000 home sites, exclusive of the Property and (b) approved by Lender, which approval shall not have been unreasonably withheld and for which Lender shall have received (i) written confirmation from the Rating Agencies that the employment of such manager will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization, and (ii) with respect to any Affiliated Manager, a revised substantive non-consolidation opinion if one was delivered in connection with the closing of the Loan. For purposes hereof, Borrower Principal and any Affiliate of Borrower Principal which is Controlled by Borrower Principal or an Affiliate of Borrower Principal, shall be deemed a Qualified Manager.

            "RATING AGENCIES" shall mean each of S&P, Moody's and Fitch, or any other nationally-recognized statistical rating agency which has been approved by Lender.

            "REA" shall mean any construction, operation and reciprocal easement agreement or similar agreement (including any separate agreement or other agreement between Borrower and one or more other parties to an REA with respect to such REA) affecting the Property or portion thereof.

            "RELEASE" shall have the meaning set forth in Section 12.5 hereof.

            "RELEASE AMOUNT" shall mean the greater of (a) with respect to any Parcel, 110% of the Allocated Loan Amount for such Parcel, or (b) an amount which, if applied to the outstanding principal balance of the Loan, would cause the Remaining Properties to have a Debt Service Coverage Ratio of not less than
1.275 to 1.00 at the time of such calculation.

            "REMAINING PROPERTY" each Parcel remaining subject to the Lien of the Mortgages after a Partial Defeasance Event or Partial Assumption (each Remaining Property being collectively referred to as the "REMAINING PROPERTIES").

            "REMIC PROHIBITION PERIOD" shall have the meaning set forth in
Section 2.4(b)(iv) hereof.

            "REMIC TRUST" shall mean a "real estate mortgage investment conduit" (within the meaning of Section 860D, or applicable successor provisions, of the Code) that holds the Note.

            "RENT ROLL" shall have the meaning set forth in Section 4.25 hereof.

            "RENTS" shall have the meaning set forth in the Mortgage.

            "REPLACEMENT RESERVE ACCOUNT" shall have the meaning set forth in
Section 9.2(b) hereof.

            "REPLACEMENT RESERVE FUNDS" shall have the meaning set forth in
Section 9.2(b) hereof.

            "REPLACEMENT RESERVE MONTHLY DEPOSIT" shall have the meaning set forth in Section 9.2(b) hereof.

            "REPLACEMENTS" shall have the meaning set forth in Section 9.2(a) hereof.

            "REQUIRED REPAIR ACCOUNT" shall have the meaning set forth in
Section 9.1(b) hereof.

            "REQUIRED REPAIR FUNDS" shall have the meaning set forth in Section 9.1(b) hereof.

            "REQUIRED REPAIRS" shall have the meaning set forth in Section 9.1(a) hereof.

            "REQUIRED WORK" shall have the meaning set forth in Section 9.4 hereof.

            "RESERVE ACCOUNTS" shall mean the following accounts: the Tax and Insurance Reserve Account, the Replacement Reserve Account, and the Required Repair Account, or any other escrow account established by the Loan Documents.

            "RESERVE DSCR PERIOD" shall mean the period commencing upon the date that Lender determines that the Debt Service Coverage Ratio for the Property (or the Remaining Property in the event of a Partial Defeasance Event or Partial Assumption) and Crossed Property computed on a combined basis for the immediately preceding three (3) month period is less than 1.10 to 1.00, and continuing through the date that Lender determines that the Debt Service Coverage Ratio for the immediately preceding six (6) month period is not less than 1.10 to 1.00.

            "RESERVE FUNDS" shall mean the Tax and Insurance Reserve Funds, the Replacement Reserve Funds, and the Required Repair Funds, or any other escrow funds established by the Loan Documents.

            "RESTORATION" shall mean, following the occurrence of a Casualty or a Condemnation which is of a type necessitating the repair of the Property, the completion of the repair and restoration of the Property as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

            "RESTORATION CONSULTANT" shall have the meaning set forth in Section 8.4(b)(iii) hereof.

            "RESTORATION RETAINAGE" shall have the meaning set forth in Section 8.4(b)(iv) hereof.

            "RESTRICTED PARTY" shall have the meaning set forth in Section 7.1 hereof.

            "SALE OR PLEDGE" shall have the meaning set forth in Section 7.1 hereof.

            "SCHEDULED DEFEASANCE PAYMENTS" shall mean scheduled payments of interest and/or principal under the under the Defeased Note in the case of a Partial Defeasance Event for all Scheduled Payment Dates occurring after the Partial Defeasance Date and up to and including the expiration of the Lockout Period (including the amount necessary to pay the outstanding principal balance on the Defeased Note on the first Scheduled Payment Date occurring after the expiration of the Lockout Period), and all payments required after the Partial Defeasance Date, if any, under the Loan Documents for servicing fees, any charges for rating surveillance services on any certificates issued in a Securitization and other similar charges.

            "SCHEDULED PAYMENT DATE" shall have the meaning set forth in Section 2.2(b) hereof.

            "SCI" shall mean Sun Communities, Inc., a Maryland corporation.

            "SCOLP" shall mean Sun Communities Operating Limited Partnership, a Michigan limited partnership.

            "SECURITIES" shall have the meaning set forth in Section 13.1 hereof.

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

            "SECURITIES LIABILITIES" shall have the meaning set forth in Section
13.5 hereof.

            "SECURITIZATION" shall have the meaning set forth in Section 13.1 hereof.

            "SPECIAL MEMBER" shall have the meaning set forth in Section 6.1(c).

            "SPE COMPONENT ENTITY" shall have the meaning set forth in Section 6.1(b) hereof.

            "STANDARD STATEMENTS" shall have the meaning set forth in Section 5.11(c)(i)(A) hereof.

            "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

            "STATE" shall mean the state in which the Property or any part thereof is located.

            "SUCCESSOR BORROWER" shall have the meaning set forth in Section 2.4(b)(iii) hereof.

            "TAX AND INSURANCE RESERVE FUNDS" shall have the meaning set forth in Section 9.6 hereof.

            "TAX AND INSURANCE RESERVE ACCOUNT" shall have the meaning set forth in Section 9.6 hereof.

            "TAXES" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof.

            "TENANT" shall mean any Person leasing, subleasing or otherwise occupying any portion of the Property under a Lease or other occupancy agreement with Borrower.

            "TITLE INSURANCE POLICY" shall mean that certain ALTA mortgagee title insurance policy issued with respect to the Property and insuring the lien of the Mortgage.

            "TRANSFEREE" shall have the meaning set forth in Section 7.5 hereof.

            "TRIBUNAL" shall mean any state, commonwealth, federal, foreign, territorial or other court or governmental department, commission, board, bureau, district, authority, agency, central bank, or instrumentality, or any arbitration authority.

            "UCC" or "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the State where the applicable Property is located.

            "UNASSUMED NOTE" shall have the meaning set forth in Section 7.6(b) hereof.

            "UNDEFEASED NOTE" shall have the meaning set forth in Section 2.4(g)(i)(D) hereof.

            "UNDERWRITER GROUP" shall have the meaning set forth in Section 13.5(b) hereof.

            SECTION 1.2. PRINCIPLES OF CONSTRUCTION.

            All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

                                   ARTICLE II
                                  GENERAL TERMS

            SECTION 2.1. LOAN COMMITMENT; DISBURSEMENT TO BORROWER

            (a) Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

            (b) Borrower may request and receive only one borrowing in respect of the Loan and any amount borrowed and repaid in respect of the Loan may not be reborrowed.

            (c) The Loan shall be evidenced by the Note and secured by the Mortgage and the other Loan Documents.

            (d) Borrower shall use the proceeds of the Loan to (i) pay certain costs in connection with the financing of the Property, (ii) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (iii) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (iv) fund any working capital requirements of the Property, and (v) distribute the balance, if any, to its partners or members, as applicable.

            SECTION 2.2. LOAN PAYMENTS

            (a) The Loan shall bear interest at a fixed rate per annum equal to the Note Rate. Interest shall be computed based on the daily rate produced assuming a three hundred sixty (360) day year, multiplied by the actual number of days elapsed. Except as otherwise set forth in this Agreement, interest shall be paid in arrears.

            (b) Borrower hereby agrees to pay sums due under the Note as follows: An initial payment of $73,605.18 is due on the Closing Date for interest from the Closing Date through and including June 30, 2004. Thereafter, consecutive monthly installments of interest only computed in accordance with
Section 2.2(a) shall be payable (the "IO MONTHLY PAYMENT AMOUNT") on the first
(1st) day of each month beginning on August 1, 2004 through an including the first (1st) day of January 1, 2007 (each an "IO SCHEDULED PAYMENT DATE"). Thereafter, except as may be adjusted in accordance with the last sentence of
Section 2.2(c), consecutive monthly installments of principal and interest in an amount equal $126,002.31 shall be payable (the "P&I MONTHLY PAYMENT AMOUNT"; collectively with the IO Monthly Payment Amount, the "MONTHLY PAYMENT AMOUNT") on the first (1st) day of each month beginning on February 1, 2007 (each a "P&I SCHEDULED PAYMENT DATE"; collectively with the IO Scheduled Payment Date, each a "SCHEDULED PAYMENT DATE") until the entire indebtedness evidenced hereby is fully paid, except that any remaining indebtedness, if not sooner paid, shall be due and payable on the Maturity Date.

            (c) The P&I Monthly Payment Amount shall mean the amount of interest and principal which would be due in order to fully amortize the principal amount of the Loan, over an amortization term of thirty (30) years assuming an annual interest rate equal to the Note Rate, computed on the basis of a three hundred sixty (360) day year consisting of twelve (12) months of thirty (30) days each. Borrower expressly understands and agrees that such computation of interest based on a three hundred sixty (360) day year consisting of twelve (12) months of thirty

(30) days each is solely for the purpose of determining the P&I Monthly Payment Amount, and, notwithstanding such computation, interest shall accrue on the outstanding principal amount of the Loan as provided in Section 2.2(a) above. Borrower understands and acknowledges that such interest accrual requirement results in more interest accruing on the Loan than if either a thirty (30) day month and a three hundred sixty (360) day year or the actual number of days and a three hundred sixty-five (365) day year were used to compute the accrual of interest on the Loan. Borrower recognizes that such interest accrual requirement will not fully amortize the Loan within the amortization period set forth above. Following any partial prepayment occurring solely as a result of the application of Insurance Proceeds or Awards pursuant to the terms of this Agreement, Lender may, in its sole and absolute discretion, adjust the P&I Monthly Payment Amount to give effect to any such partial prepayment, provided, however, that in no event will any such adjustment result in any such installment becoming due and payable on any date after the Maturity Date.

            (d) Each payment by Borrower hereunder or under the Note shall be payable at P. O. Box 515228, Los Angeles, California 90051-6528, Attn:
Commercial Mortgage Loan Servicing #1777, or at such other place as the Lender may designate from time to time in writing, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day preceding such scheduled due date.

            (e) Prior to the occurrence of an Event of Default, all monthly payments made as scheduled under this Agreement and the Note shall be applied first to the payment of interest computed at the Note Rate, and the balance toward the reduction of the principal amount of the Note. All voluntary and involuntary prepayments on the Note shall be applied, to the extent thereof, to accrued but unpaid interest on the amount prepaid, to the remaining principal amount, and any other sums due and unpaid to Lender in connection with the Loan, in such manner and order as Lender may elect in its sole and absolute discretion, including, but not limited to, application to principal installments in inverse order of maturity. Following the occurrence of an Event of Default, any payment made on the Note shall be applied to accrued but unpaid interest, late charges, accrued fees, the unpaid principal amount of the Note, and any other sums due and unpaid to Lender in connection with the Loan, in such manner and order as Lender may elect in its sole and absolute discretion.

            (f) All payments made by Borrower hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaims.

            SECTION 2.3. LATE PAYMENT CHARGE

            If any regularly scheduled monthly principal or interest payment is not paid by Borrower within five (5) days after the date the same is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of four percent (4%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.

            SECTION 2.4. PREPAYMENT; DEFEASANCE

            Except as otherwise expressly permitted by this Section 2.4 no voluntary prepayments, whether in whole or in part, of the Loan or any other amount at any time due and owing under the Note can be made by Borrower or any other Person without the express written consent of Lender.

            (a) Lockout Period. Borrower has no right to make, and Lender shall have no obligation to accept, any voluntary prepayment, whether in whole or in part, of the Loan during the Lockout Period. Notwithstanding the foregoing, if either (i) Lender, in its sole and absolute discretion, accepts a full or partial voluntary prepayment during the Lockout Period or (ii) there is an involuntary prepayment during the Lockout Period, then, in either case, Borrower shall, in addition to any portion of the Loan prepaid (together with all interest accrued and unpaid thereon), pay to Lender a prepayment premium in an amount calculated in accordance with Section 2.4(c) hereof.

            (b) Defeasance.

            (i) Notwithstanding any provisions of this Section 2.4 to the contrary, including, without limitation, subsection (a) of this Section 2.4, at any time other than during a REMIC Prohibition Period, Borrower may cause the release of the Property from the lien of the Mortgage and the other Loan Documents upon the satisfaction of the following conditions:

                  (A) no default shall exist under any of the Loan Documents;

                  (B) not less than thirty (30) (but not more than ninety (90))
            days prior written notice shall be given to Lender specifying a date on which the Defeasance Collateral (as hereinafter defined) is to be delivered (the "RELEASE DATE"), such date being on a Scheduled Payment Date; provided, however, that Borrower shall have the right
            (i) to cancel such notice by providing Lender with notice of cancellation not less than five (5) days prior to the scheduled Release Date, or (ii) to extend the scheduled Release Date until the next Scheduled Payment Date; provided that in each case, Borrower shall pay all of Lender's costs and expenses incurred as a result of such cancellation or extension;

                  (C) all accrued and unpaid interest and all other sums due under the Note, this Agreement and under the other Loan Documents up to the Release Date, including, without limitation, all fees, costs and expenses incurred by Lender and its agents in connection with such release (including, without limitation, legal fees and expenses for the review and preparation of the Defeasance Security Agreement (as hereinafter defined) and of the other materials described in
            Section 2.4(b)(i)(D) below and any related documentation, and any servicing fees, Rating Agency fees or other costs related to such release), shall be paid in full on or prior to the Release Date;

                  (D) Borrower shall deliver to Lender on or prior to the
            Release Date:

                        (1) a pledge and security agreement, in form and
                  substance satisfactory to a prudent lender, creating a first priority security interest in favor of Lender in the Defeasance Collateral and the Defeasance Collateral Account, each as defined herein (the "DEFEASANCE SECURITY AGREEMENT"), which shall provide, among other things, that any excess amounts received by Lender from the Defeasance Collateral over the amounts payable by Borrower on a given Scheduled Payment Date, which excess amounts are not required to cover all or any portion of amounts payable on a future Scheduled Payment Date, shall be refunded to Borrower promptly after each such Scheduled Payment Date;

                        (2) direct non-callable obligations of the United States
                  of America (or any agency thereof to the extent acceptable to the applicable Rating Agencies) or other obligations which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, to the extent the applicable Rating Agencies rating the Securities have confirmed in writing will not cause a downgrade, withdrawal or qualification of the initial, or, if higher, then applicable ratings of the Securities, that provide for payments prior and as close as possible to (but in no event later than) all successive Scheduled Payment Dates occurring after the Release Date, with each such payment being equal to or greater than the amount of the corresponding Monthly Payment Amount required to be paid under this Agreement and the Note (including the amount necessary to pay the outstanding principal balance of the Loan on the first Scheduled Payment Date occurring after the expiration of the Lockout Period) for the balance of the Lockout Period (the "DEFEASANCE COLLATERAL"), each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance wholly satisfactory to Lender in its sole discretion (including, without limitation, such certificates, documents and instruments as may be required by the depository institution holding such securities or the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Security Agreement the first priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing granting of such security interests;

                        (3) a certificate of Borrower certifying that all of the
                  requirements set forth in this Section 2.4(b)(i) have been satisfied;

                        (4) one or more opinions of counsel for Borrower in form
                  and substance that is standard in commercial mortgage lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that
                  (i) Lender has a perfected first priority security interest in the Defeasance Collateral and the Defeasance Collateral Account and that the Defeasance Security Agreement is enforceable against Borrower in accordance with its terms, (ii) in the event of a bankruptcy proceeding or similar occurrence with respect to Borrower, none of the Defeasance Collateral nor any proceeds thereof will be property of Borrower's estate under Section 541 of the U.S. Bankruptcy Code or any similar statute and the grant of security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the U.S. Bankruptcy Code or applicable state law, (iii) the release of the lien of the Mortgage and the pledge of Defeasance Collateral will not directly or indirectly result in or cause any REMIC Trust that then holds the Note to fail to maintain its status as a REMIC Trust and (iv) the defeasance will not cause any REMIC Trust to be an "investment company" under the Investment Company Act of 1940;

                        (5) a certificate in form and scope acceptable to Lender
                  in its sole discretion from an Acceptable Accountant or such other accountant whose certification is customarily acceptable by lenders in defeasance transactions certifying that the Defeasance Collateral will generate amounts sufficient to make all payments of principal and interest due under the Note (including the scheduled outstanding principal balance of the Loan due on the Maturity Date); and

                        (6) such other certificates, documents and instruments
                  customarily delivered in connection with similar defeasance transactions as Lender may in its sole and reasonable discretion require; and

                  (E) in the event the Loan is held by a REMIC Trust, Lender has received written confirmation from any Rating Agency rating any Securities that substitution of the Defeasance Collateral will not result in a downgrade, withdrawal, or qualification of the ratings then assigned to any of the Securities.

            (ii) Upon compliance with the requirements of Section 2.4(b)(i), the Property shall be released from the lien of the Mortgage and the other Loan Documents, and the Defeasance Collateral shall constitute collateral which shall secure the Note and all other obligations under the Loan Documents. Lender will, at Borrower's expense, execute and deliver any agreements reasonably requested by Borrower to release the lien of the Mortgage and the other Loan Documents from the Property.

            (iii) Upon the release of the Property in accordance with this
      Section 2.4(b), Borrower shall (at Lender's sole and absolute discretion) assign all its obligations and rights under the Note, together with the pledged Defeasance Collateral, to a successor entity designated and approved by Lender in its sole and reasonable discretion ("SUCCESSOR BORROWER"). Successor Borrower shall execute an assignment and assumption agreement in form and substance satisfactory to Lender in its sole and reasonable discretion pursuant to which it shall assume Borrower's obligations under the Note and the Defeasance Security Agreement. As conditions to such assignment and assumption, Borrower shall (A) deliver to Lender one or more opinions of counsel in form and substance that is standard in commercial mortgage lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that such assignment and assumption agreement is enforceable against Borrower and the Successor Borrower in accordance with its terms and that the Note, the Defeasance Security Agreement and the other Loan Documents, as so assigned and assumed, are enforceable against the Successor Borrower in accordance with their respective terms, and opining to such other matters relating to Successor Borrower and its organizational structure as Lender may reasonably require, and (B) pay all reasonable fees, costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, legal fees and expenses and for the review of the proposed transferee and the preparation of the assignment and assumption agreement and related certificates, documents and instruments and any fees payable to any Rating Agencies and their counsel in connection with the issuance of the confirmation referred to in subsection (b)(i)(E) above). Upon such assignment and assumption, Borrower shall be relieved of its obligations hereunder, under the Note, under the other Loan Documents and under the Defeasance Security Agreement, except as expressly set forth in the assignment and assumption agreement.

            (iv) For purposes of this Section 2.4, "REMIC PROHIBITION PERIOD" means the earlier of (x) the period commencing on the date hereof and ending on the date which is four (4) years after the first Scheduled Payment Date following the date hereof or (y) the two-year period commencing with the "startup day" within the meaning of Section 860G(a)(9) of the Code of any REMIC Trust that holds the Note. In no event shall Lender have any obligation to notify Borrower that a REMIC Prohibition Period is in effect with respect to the Loan, except that Lender shall notify Borrower if any REMIC Prohibition Period is in effect with respect to the Loan after receiving any notice described in Section 2.4(b)(i)(B); provided, however, that the failure of Lender to so notify Borrower shall not impose any liability on Lender or grant Borrower any right to defease the Loan during any such REMIC Prohibition Period.

            (v) At Borrower's request, Lender shall assign the Security Instrument and the Note, each without recourse, covenant or warranty of any nature, express or implied, except that Lender is the holder of the Note and the outstanding amount owed under the Note by Borrower to such new mortgagee designated by Borrower (other than Borrower or a nominee of Borrower) provided that Borrower or Successor Borrower, as applicable (i) has executed and delivered to such new mortgagee a new note to be secured by the Defeasance Collateral pursuant to the Defeasance Security Agreement between Borrower and such new mortgagee (such new note to have the same term, interest rate, unpaid principal balance and all other material terms and conditions of the Note), which new note, together with the Defeasance Security Agreement and the rights of such new mortgagee in and to the Defeasance Collateral, shall be assigned by such new mortgagee to Lender simultaneously with the assignment of the Note and Security Instrument by Lender and (ii) has complied with all other provisions of this Section 2.4(b) to the extent not inconsistent with this subparagraph (v). In addition, any such assignment shall be conditioned on the following: (A) payment by Borrower of (I) Lender's then customary administrative fee for processing assignments of mortgage; (II) the reasonable expenses of Lender incurred in connection therewith; and (III) Lender's reasonable attorney's fees for the preparation, delivery and performance of such an assignment; (B) such new mortgagee shall not substantially modify the Note such that it shall be treated as a new loan for federal tax purposes; (C) such an assignment is not then prohibited by any federal, state or local law, rule, regulation, order or by any other governmental authority; (D) such assignment and the actions described above do not constitute a prohibited transaction for any REMIC Trust formed in connection with a Securitization and will not disqualify such REMIC Trust as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of such assignment and the Defeasance, and an opinion of counsel to Borrower that is standard in commercial mortgage lending transactions and subject only to customary qualifications, assumptions and exceptions; and (E) Borrower shall provide such other opinions, items, information and documents which a prudent lender would require to effectuate such assignment. Borrower shall be responsible for all mortgage recording taxes, recording fees and other charges payable in connection with any such assignment. Lender agrees that the assignment of the Note and Security Instrument to the new mortgagee and the assignment of the new note, the Defeasance Collateral and the Defeasance Security Agreement by the new mortgagee to Lender shall be accomplished by an escrow closing conducted through an escrow agent satisfactory to Lender and pursuant to an escrow agreement satisfactory to Lender in form and substance.

            (c) Involuntary Prepayment During the Lockout Period. During the Lockout Period, in the event of any involuntary prepayment of the Loan or any other amount under the Note, whether in whole or in part, in connection with or following Lender's acceleration of the Note or otherwise, and whether the Mortgage is satisfied or released by foreclosure (whether by power of sale or judicial proceeding), deed in lieu of foreclosure or by any other means, including, without limitation, repayment of the Loan by Borrower or any other Person pursuant to any statutory or common law right of redemption, Borrower shall, in addition to any portion of the principal balance of the Loan prepaid (together with all interest accrued and unpaid thereon and in the event the prepayment is made on a date other than a Scheduled Payment Date, a sum equal to the amount of interest which would have accrued under the Note on the amount of such prepayment if such prepayment had occurred on the next Scheduled Payment
Date), pay to Lender a prepayment premium in an amount calculated in accordance with this Section 2.4(c). Such prepayment premium shall be in an amount equal to the greater of:

            (i) 1% of the portion of the Loan being prepaid; or

            (ii) the product obtained by multiplying:

                  (A) the portion of the Loan being prepaid, times;

                  (B) the difference obtained by subtracting (I) the Yield Rate from (II) the Note Rate, times;

                  (C) the present value factor calculated using the following formula:

                        (x)   1-(1+r)(-n)
                          r   -----------

                        (y)   r =  Yield Rate

                        (z) n = the number of years and any fraction thereof, remaining between the date the prepayment is made and first Scheduled Payment Date occurring after the expiration of the Lockout Period.

            As used herein, "YIELD RATE" means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. government securities" and the sub-heading "Treasury constant maturities" for the week ending prior to the Prepayment Calculation Date, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Maturity Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Rate. The "PREPAYMENT CALCULATION DATE" shall mean, as applicable, the date on which (i) Lender applies any partial prepayment to the reduction of the outstanding principal amount the Note, in the case of a voluntary partial prepayment which is accepted by Lender, (ii) Lender accelerates the Loan, in the case of a prepayment resulting from acceleration, or (iii) Lender applies funds held under any Reserve Account, in the case of a prepayment resulting from such an application (other than in connection with acceleration of the Loan).

            (d) Insurance and Condemnation Proceeds; Excess Interest. Notwithstanding any other provision herein to the contrary, and provided no Event of Default exists, Borrower shall not be required to pay any prepayment premium in connection with any prepayment occurring solely as a result of (i) the application of Insurance Proceeds or Condemnation Proceeds pursuant to the terms of the Loan Documents, or (ii) the application of any interest in excess of the maximum rate permitted by applicable law to the reduction of the Loan.

            (e) After the Lockout Period. Commencing on the day after the expiration of the Lockout Period, and upon giving Lender at least thirty (30) days (but not more than ninety (90) days) prior written notice, Borrower may voluntarily prepay (without premium) the Note in whole (but not in part) on a Scheduled Payment Date. Lender shall accept a prepayment pursuant to this
Section 2.4(e) on a day other than a Scheduled Payment Date provided that, in addition to payment of the full outstanding principal balance of the Note, Borrower pays to Lender a sum equal to the amount of interest which would have accrued on the Note if such prepayment occurred on the next Scheduled Payment Date.

            (f) Limitation on Partial Prepayments. In no event shall Lender have any obligation to accept a partial prepayment.

            (g) Partial Defeasance. (i) Provided no Event of Default shall have occurred and remain uncured, Borrower shall have the right at any time after the REMIC Prohibition Period to voluntarily defease a portion of the Loan and obtain a release of the lien of the Mortgage as to any Parcel by providing Lender with the Partial Defeasance Collateral

(hereinafter, a "PARTIAL DEFEASANCE EVENT") upon satisfaction of the following conditions precedent:

                  (A) Borrower shall provide Lender not less than thirty (30)
            (but not more than ninety (90)) days notice (or a shorter period of time if permitted by Lender in its sole discretion) specifying (1) a date (the "PARTIAL DEFEASANCE DATE") on which the Partial Defeasance Event is to occur, (2) the principal amount of the Loan subject to the Partial Defeasance Event, and (3) the Parcel to be released from the lien of the Mortgage;

                  (B) Borrower shall pay to Lender (A) all payments of principal and interest due on the Loan to and including the Partial Defeasance Date and (B) all other sums then due under the Note, this Agreement, the Mortgage and the other Loan Documents;

                  (C) Borrower shall deposit the Partial Defeasance Collateral into the Defeasance Collateral Account and otherwise comply with the provisions of Sections 2.4(h) hereof;

                  (D) Lender shall prepare, at Borrower's sole cost and expense, all necessary documents to modify this Agreement and to amend and restate the Note and issue two substitute notes, one note having a principal balance equal to the Release Amount for the subject Parcel (the "DEFEASED NOTE"), and the other note having a principal balance equal to the excess of (A) the original principal amount of the Loan, over (B) the amount of the Defeased Note (the "UNDEFEASED NOTE"). The Defeased Note and Undefeased Note shall have identical terms as the Note except for the principal balance; and, in connection therewith, the P&I Monthly Payment Amount and the amount of each such payment applied to principal thereafter shall be divided between the Defeased Note and the Undefeased Note in the same proportion as the unpaid principal balance (in each case immediately after the Partial Defeasance Event) of the Defeased Note and the Undefeased Note, as the case may be, bears to the aggregate principal balance due under the Defeased Note and the Undefeased
            Note immediately after the Partial Defeasance Event. The Defeased Note and the Undefeased Note shall be cross defaulted and cross collateralized unless the Rating Agencies shall require otherwise or unless a Successor Borrower that is not an Affiliate of Borrower is established pursuant to Section 2.4(b)(iii) hereof. A Defeased Note may not be the subject of any further defeasance;

                  (E) Borrower shall execute and deliver to Lender a Defeasance
            Security Agreement in respect of the Defeasance Collateral Account and the Partial Defeasance Collateral;

                  (F) Borrower shall deliver to Lender an opinion of counsel for
            Borrower that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that (1) Lender has a perfected first priority security interest in the

            Defeasance Collateral and the Defeasance Collateral Account and that the Defeasance Security Agreement is enforceable against Borrower in accordance with its terms, (2) in the event of a bankruptcy proceeding or similar occurrence with respect to Borrower, none of the Partial Defeasance Collateral nor any proceeds thereof will be property of Borrower's estate under Section 541 of the U.S. Bankruptcy Code or any similar statute and the grant of security interest therein to Lender shall not constitute an avoidable preference under Section 547 of the U.S. Bankruptcy Code or applicable state law, (3) the release of the lien of the Mortgage on the Parcel and the pledge of the Partial Defeasance Collateral will not directly or indirectly result in or cause any REMIC Trust that then holds the Note to fail to maintain its status as a REMIC Trust,
            (4) the defeasance will not cause any REMIC Trust to be an "investment company" under the Investment Company Act of 1940 and
            (5) a non-consolidation opinion with respect to the Successor Borrower;

                  (G) Borrower shall deliver to Lender a written confirmation from any Rating Agency rating any Securities that the Partial Defeasance Event will not result in a downgrade, withdrawal, or qualification of the ratings then assigned to any of the Securities;

                  (H) Borrower shall have delivered to Lender a certificate in form and scope acceptable to Lender in its sole discretion from an Acceptable Accountant or such other accountant whose certification is customarily acceptable by lenders in defeasance transactions certifying that the certifying that the Partial Defeasance Collateral will generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

                  (I) Borrower shall deliver to Lender evidence, satisfactory to a reasonably prudent lender, that the Undefeased Note will continue to be secured by the Mortgages;

                  (J) Lender shall have received, at Borrower's sole cost and expense, one or more endorsements to the Title Insurance Policy insuring that, after giving effect to the subject release, the Liens of the Mortgages insured thereunder continue to be first priority Liens on the Remaining Properties, subject only to Permitted Encumbrances; and

                  (K) Borrower shall pay all costs and expenses of Lender
            incurred in connection with the Partial Defeasance Event, including due diligence review and Lender's reasonable attorneys' fees and expenses.

            (ii) If Borrower has elected to make a partial defeasance and the requirements of this Section 2.4 have been satisfied, the applicable Parcel shall be released from the lien of the Mortgage. In connection with the release of the Lien, Borrower shall submit to Lender, not less than ten (10) days prior to the Partial Defeasance Date (or such shorter time as is acceptable to Lender in its sole discretion), a release of Lien (and related Loan Documents) for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Property is located and that contains standard provisions protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an officer's certificate certifying that such documentation (i) is in substantive compliance with all Legal Requirements, and (ii) will effect such release in accordance with the terms of this Agreement. Borrower shall pay all costs, taxes and expenses associated with the release of the lien of the Mortgage, including Lender's reasonable attorneys' fees. Borrower shall cause title to the applicable Parcel so released from the lien of the Mortgage to be transferred to and held by a Person other than Borrower. Except as set forth in this Section 2.4, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the lien of the Mortgage from the Property.

            (iii) Upon compliance with the requirements of this Section 2.4(g), the applicable Parcel shall be released from the lien of the Mortgage and the other Loan Documents, and the Partial Defeasance Collateral shall constitute collateral which shall secure the Defeased Note and all other obligations under the Loan Documents. Lender will, at Borrower's expense, execute and deliver any agreements reasonably requested by Borrower to release the lien of the Mortgage and the other Loan Documents from the applicable Parcel.

            (iv) Upon the release of a Parcel in accordance with this Section 2.4(g), Borrower shall (at Lender's sole and absolute discretion) assign all its obligations and rights under the Defeased Note, together with the pledged Partial Defeasance Collateral, to a Successor Borrower. Successor Borrower shall execute an assignment and assumption agreement in form and substance which would be satisfactory to a prudent lender pursuant to which it shall assume Borrower's obligations under the Defeased Note and the Defeasance Security Agreement. As conditions to such assignment and assumption, Borrower shall (A) deliver to Lender one or more opinions of counsel in form and substance that is standard in commercial mortgage lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that such assignment and assumption agreement is enforceable against Borrower and the Successor Borrower in accordance with its terms and that the Defeased Note, the Defeasance Security Agreement and the other Loan Documents, as so assigned and assumed, are enforceable against the Successor Borrower, and the Undefeased Note Remains enforceable against Borrower, each in accordance with their respective terms, and opining to such other matters relating to Successor Borrower and its organizational structure as Lender may reasonably require, and (B) pay all reasonable fees, costs and expenses incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, legal fees and expenses and for the review of the proposed transferee and the preparation of the assignment and assumption agreement and related certificates, documents and instruments). Upon such assignment and assumption, Borrower shall be relieved of its obligations hereunder, under the Defeased Note, under the other Loan Documents and under the Defeasance Security Agreement, except as expressly set forth in the assignment and assumption agreement.

            (h) Defeasance Collateral Account. On or before the date on which Borrower delivers the Defeasance Collateral or Partial Defeasance Collateral, Borrower shall open at any Eligible Institution the defeasance collateral account (the "DEFEASANCE COLLATERAL ACCOUNT") which shall at all times be an Eligible Account. The Defeasance Collateral Account shall contain only (i) Defeasance Collateral or Partial Defeasance Collateral, and (ii) cash from interest and principal paid on the Defeasance Collateral or Partial Defeasance Collateral. All cash from interest and principal payments paid on the Defeasance Collateral or Partial Defeasance Collateral shall be paid over to Lender on each Scheduled Payment Date and applied first to accrued and unpaid interest and then to principal. Any cash from interest and principal paid on the Defeasance Collateral or Partial Defeasance Collateral not needed to pay the Scheduled Defeasance Payments shall be paid to Borrower. Borrower shall cause the Eligible Institution at which the Defeasance Collateral or Partial Defeasance Collateral is deposited to enter an agreement with Borrower and Lender, satisfactory to Lender in its sole discretion, pursuant to which such Eligible Institution shall agree to hold and distribute the Defeasance Collateral or Partial Defeasance Collateral in accordance with this Agreement. The Borrower or Successor Borrower, as applicable, shall be the owner of the Defeasance Collateral Account and shall report all income accrued on the Defeasance Collateral or Partial Defeasance Collateral for federal, state and local income tax purposes in its income tax return. Borrower shall prepay all cost and expenses associated with opening and maintaining the Defeasance Collateral Account. Lender shall not in any way be liable by reason of any insufficiency in the Defeasance Collateral Account.

            SECTION 2.5. PAYMENTS AFTER DEFAULT

            Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, other amounts due in respect of the Loan, (a) shall accrue at the Default Rate, and (b) Lender shall be entitled to receive and Borrower shall pay to Lender all cash flow from the Property in accordance with the terms of Article 10 hereof, such amount to be applied by Lender to the payment of the Debt in such order as Lender shall determine in its sole discretion, including, without limitation, alternating applications thereof between interest and principal. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the earlier of (i) the actual receipt and collection of the Debt (or that portion thereof that is then due) and (ii) the cure of such Event of Default. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; the acceptance of any payment from Borrower shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under this Agreement to accelerate and to continue to demand payment of the Debt upon the happening of and during the continuance any Event of Default, despite any payment by Borrower to Lender.

            SECTION 2.6. USURY SAVINGS

            This Agreement and the Note are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents,

Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Note Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

                                  ARTICLE III
                              CONDITIONS PRECEDENT

            The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date.

            SECTION 3.1. REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH CONDITIONS

            The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and Lender shall have determined that no Default or an Event of Default shall have occurred and be continuing nor will any Default or Event of Default occur immediately following the Closing Date; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

            SECTION 3.2. DELIVERY OF LOAN DOCUMENTS; TITLE INSURANCE; REPORTS; LEASES

            (a) Mortgage, Loan Agreement and Note. Lender shall have received from Borrower a fully executed and acknowledged counterpart of the Mortgage and evidence that counterparts of the Mortgage and Uniform Commercial Code financing statements have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon the Property, of the requisite priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of this Agreement, the Note and all other Loan Documents.

            (b) Title Insurance. Lender shall have received a Title Insurance Policy issued by a title company acceptable to Lender and dated as of the Closing Date, with reinsurance and direct access agreements acceptable to Lender. Such Title Insurance Policy shall (i) provide coverage in the amount of the Loan, (ii) insure Lender that the Mortgage creates a valid lien on the Property of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender as the insured. The Title Insurance Policy shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policy have been paid.

            (c) Survey. Lender shall have received a current title survey for each Parcel, certified to the title company and Lender and their successors and assigns, in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the 1999 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. The survey shall meet the classification of an "Urban Survey" and the following additional items from the list of "Optional Survey Responsibilities and Specifications" (Table A) should be added to each survey:
2, 3, 4, 6, 8, 9, 10, 11 and 13. Such survey shall reflect the same legal description contained in the Title Insurance Policy referred to in subsection
(b) above and shall include, among other things, a metes and bounds description of the real property comprising part of the Property reasonably satisfactory to Lender. The surveyor's seal shall be affixed to the survey and the surveyor shall provide a certification for each survey in form and substance acceptable to Lender.

            (d) Insurance. Lender shall have received copies of the Policies required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all Insurance Premiums payable for the existing policy period.

            (e) Environmental Reports. Lender shall have received an Environmental Report in respect of the Property satisfactory to Lender.

            (f) Zoning/Building Code. Lender shall have received evidence of compliance with zoning and building ordinances and codes, including, without limitation, required certificates of occupancy, reasonably acceptable to Lender.

            (g) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first Lien as of the Closing Date on the Property, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

            (h) Lien Searches. Borrower shall have delivered to Lender certified search results pertaining to the Borrower, Borrower Principal and such other Persons or any SPE Component Entity as reasonably required by Lender for state and federal tax liens, bankruptcy, judgment, litigation and state and local UCC filings

            SECTION 3.3. RELATED DOCUMENTS

            Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and at Lender's written request, Lender shall have received and approved certified copies thereof.

            SECTION 3.4. ORGANIZATIONAL DOCUMENTS

            On or before the Closing Date, Borrower shall deliver or cause to be delivered to Lender (a) copies certified by Borrower of all organizational documentation related to Borrower, each SPE Component Entity and Borrower Principal which must be acceptable to Lender in its sole and reasonable discretion, and (b) such other evidence of the formation, structure, existence, good standing and/or qualification to do business of the Borrower, each SPE Component Entity and Borrower Principal, as Lender may request in its sole and reasonable discretion, including, without limitation, good standing or existence certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

            SECTION 3.5. OPINIONS OF BORROWER'S COUNSEL

            Lender shall have received opinions of Borrower's counsel (a) with respect to non-consolidation issues and (b) with respect to due execution, authority, enforceability of the Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender's counsel in their sole discretion.

            SECTION 3.6. ANNUAL BUDGET

            Borrower shall have delivered, and Lender shall have approved, the Annual Budget for the current fiscal year, a copy of which has been delivered to Lender prior to the date hereof.

            SECTION 3.7. TAXES AND OTHER CHARGES

            Borrower shall have paid all Taxes and Other Charges (including any in arrears) relating to the Property, which amounts may be funded with proceeds of the Loan.

            SECTION 3.8. COMPLETION OF PROCEEDINGS

            All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

            SECTION 3.9. PAYMENTS

            All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

            SECTION 3.10. TRANSACTION COSTS

            Except as otherwise expressly provided herein, Borrower shall have paid or reimbursed Lender for all out of pocket expenses in connection with the underwriting, negotiation, Securitization and closing of the Loan, including title insurance premiums and other title company charges; recording, registration, filing and similar fees, taxes and charges; transfer, mortgage, deed, stamp or documentary taxes or similar fees or charges; costs of third-party reports, including without limitation, environmental studies, credit reports, seismic reports, engineer's reports, appraisals and surveys; underwriting and origination expenses; Securitization expenses; and all actual, reasonable legal fees and expenses charged by counsel to Lender.

            SECTION 3.11. NO MATERIAL ADVERSE CHANGE

            There shall have been no material adverse change in the financial condition or business condition of the Property, Borrower, Borrower Principal, any SPE Component Entity, Manager or any other person or party contributing to the operating income and operations of the Property since the date of the most recent financial statements and/or other information delivered to Lender. The income and expenses of the Property, the occupancy and leases thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. Neither Borrower nor Borrower Principal, any SPE Component Entity or Affiliated Manager shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

            SECTION 3.12. LEASES AND RENT ROLL

            Lender shall have received a current certified rent roll of the Property, reasonably satisfactory in form and substance to Lender.

            SECTION 3.13. INTENTIONALLY RESERVED

            SECTION 3.14. INTENTIONALLY RESERVED

            SECTION 3.15. INTENTIONALLY RESERVED

            SECTION 3.16. TAX LOT

            Lender shall have received evidence that each Parcel constitutes one
(1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

            SECTION 3.17. PHYSICAL CONDITIONS REPORT

            Lender shall have received a Physical Conditions Report with respect to the Property, which report shall be reasonably satisfactory in form and substance to Lender.

            SECTION 3.18. INTENTIONALLY RESERVED

            SECTION 3.19. APPRAISAL

            Lender shall have received an appraisal of the Property, which shall be satisfactory in form and substance to Lender.

            SECTION 3.20. FINANCIAL STATEMENTS

            Lender shall have received financial statements and related information in form and substance satisfactory to Lender and in compliance with any Legal Requirements promulgated by the Securities and Exchange Commission, including, without limitation, a balance sheet, income and expense statement with respect to Borrower and an operating statement with respect to the Property for the year-to-date 2004, 2003 and 2002.

            SECTION 3.21. INTENTIONALLY RESERVED

            SECTION 3.22. FURTHER DOCUMENTS

            Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance satisfactory to Lender and its counsel.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

            Borrower and, where specifically indicated, Borrower Principal (subject to Section 4.43 below) represents and warrants to Lender as of the Closing Date that:

            SECTION 4.1. ORGANIZATION

            Borrower and each Borrower Principal (when not an individual) (a) has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged, (b) is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations, (c) possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged (except for any such rights, licenses, permits and authorization for which the failure to obtain would not have a Material Adverse Effect), and the sole business of Borrower is the ownership, management and operation of the Property, and (d) in the case of Borrower, has full power, authority and legal right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Property pursuant to the terms of the Loan Documents, and in the case of Borrower and each Borrower Principal, has full power, authority and legal right to keep and observe all of the terms of the Loan Documents to which it is a party. The chart attached hereto as Exhibit A sets forth an accurate listing of the direct and indirect owners of the equity interests in Borrower and each SPE Component Entity (if any).

            SECTION 4.2. STATUS OF BORROWER

            Borrower's exact legal name is correctly set forth on the first page of this Agreement, on the Mortgage and on any UCC-1 Financing Statements filed in connection with the Loan. Borrower is an organization of the type specified on the first page of this Agreement. Borrower is incorporated in or organized under the laws of the State of Michigan. Borrower's principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium of recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Borrower) the address of Borrower set forth on the first page of this Agreement. Borrower's organizational identification number, if any, assigned by the state of incorporation or organization is as set forth on the Lender's closing statement executed by Borrower in connection with the Loan.

            SECTION 4.3. VALIDITY OF DOCUMENTS

            Borrower and each Borrower Principal have taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which they are parties. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and each Borrower Principal and constitute the legal, valid and binding obligations of Borrower and each Borrower Principal enforceable against Borrower and each Borrower Principal in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            SECTION 4.4. NO CONFLICTS

            The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower and each Borrower Principal will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) which would have a Material Adverse Effect upon any of the property or assets of Borrower or any Borrower Principal pursuant to the terms of any agreement or instrument to which Borrower or any Borrower Principal is a party or by which any of Borrower's or Borrower Principal's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any Borrower Principal or any of Borrower's or Borrower Principal's properties or assets which would have a Material Adverse Effect, and any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrower or Borrower Principal of this Agreement or any of the other Loan Documents has been obtained and is in full force and effect.

            SECTION 4.5. LITIGATION

            There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower's or Borrower Principal's knowledge, threatened against or affecting Borrower, any Borrower Principal, Manager or the Property, which actions, suits or proceedings, if determined against Borrower, any Borrower Principal, Manager or the Property, would materially adversely affect the condition (financial or otherwise) or business of Borrower or any Borrower Principal or the condition or ownership of the Property.

            SECTION 4.6. AGREEMENTS

            Borrower is not a party to any agreement or instrument or subject to any restriction which would materially and adversely affect Borrower or the Property, or Borrower's business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or the Property is bound. Borrower has no material financial obligation under any agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property (b) obligations under the Loan Documents, (c) obligations reflected in the financial statements delivered to Lender, (d) the Permitted Encumbrances, and (e) as previously disclosed in writing to Lender.

            SECTION 4.7. SOLVENCY

            Borrower and each Borrower Principal have (a) not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for their obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of the assets of Borrower and each Borrower Principal exceeds and will, immediately following the making of the Loan, exceed the total liabilities of Borrower and each Borrower Principal, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. No petition in bankruptcy has been filed against Borrower, any Borrower Principal, any SPE Component Entity (if any) or Affiliated Manager in the last ten (10) years, and neither Borrower nor any Borrower Principal, any SPE Component Entity (if any) or Affiliated Manager in the last ten (10) years has made an assignment for the benefit of creditors or taken advantage of any Creditors Rights Laws. Neither Borrower nor any Borrower Principal, any SPE Component Entity (if any) or Affiliated Manager is contemplating either the filing of a petition by it under any Creditors Rights Laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against Borrower or any Borrower Principal, any SPE Component Entity (if any) or Affiliated Manager.

            SECTION 4.8. FULL AND ACCURATE DISCLOSURE

            No statement of fact made by or on behalf of Borrower or any Borrower Principal in this Agreement or in any of the other Loan Documents or in any other document or certificate delivered by or on behalf of Borrower or any Borrower Principal contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower or any Borrower Principal which has not been disclosed to Lender which materially and adversely affects, nor as far as Borrower or any Borrower Principal can reasonably foresee, might materially and adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower or any Borrower Principal.

            SECTION 4.9. NO PLAN ASSETS

            Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a "governmental plan" within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to state statutes regulating investment of, and fiduciary obligations with respect to, governmental plans similar to the provisions of Section 406 of ERISA or Section 4975 of the Internal Revenue Code currently in effect, which prohibit or otherwise restrict the transactions contemplated by this Agreement.

            SECTION 4.10. NOT A FOREIGN PERSON

            Neither Borrower nor Borrower Principal is a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code.

            SECTION 4.11. ENFORCEABILITY

            The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and neither Borrower nor Borrower Principal has asserted any right of rescission, set-off, counterclaim or defense with respect thereto. No Default or Event of Default exists under or with respect to any Loan Document.

            SECTION 4.12. BUSINESS PURPOSES

            The Loan is solely for the business purpose of Borrower, and is not for personal, family, household, or agricultural purposes.

            SECTION 4.13. COMPLIANCE

            Borrower and the Property, and the use and operation thereof, comply in all material respects with all Legal Requirements, including, without limitation, building and zoning ordinances and codes and the Americans with Disabilities Act, except for any noncompliance which would not have a Material Adverse Effect. To Borrower's knowledge, Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority and Borrower has received no written notice of any such default or violation which would have a Material Adverse Effect. There has not been committed by Borrower or, to Borrower's knowledge, any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

            SECTION 4.14. FINANCIAL INFORMATION

            All financial data, including, without limitation, the balance sheets, statements of income and operating expense and rent rolls, that have been delivered to Lender by or on behalf of Borrower and/or Borrower Principal in respect of Borrower, any Borrower Principal and/or the Property (a) are true, complete and correct in all material respects, (b) accurately represent the financial condition of Borrower, Borrower Principal or the Property, as applicable, as of the date of such reports, and
(c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a material adverse effect on the Property or the current and/or intended operation thereof, except as referred to or reflected in said financial statements, the Permitted Encumbrances or otherwise disclosed in writing to Lender. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or Borrower Principal from that set forth in said financial statements. Lender acknowledges that Lender has not received any of the foregoing statements from the Borrower, but only with respect to the Borrower Principal and the Property.

            SECTION 4.15. CONDEMNATION

            Except as previously disclosed in writing to Lender, no Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property.

            SECTION 4.16. UTILITIES AND PUBLIC ACCESS; PARKING

            The Property has adequate rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities (public or private) adequate to service the Property as currently operated. All public utilities necessary to the full use and enjoyment of the Property as currently used and enjoyed are, to Borrower's knowledge, located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property. All roads necessary for the use of the Property for its current purposes (i) have been completed and dedicated to public use and accepted by all Governmental Authorities or (ii) are provided by means of private ingress and egress easements benefiting the Property. The Property has, or is served by, parking to the extent required to comply with all Legal Requirements.

            SECTION 4.17. SEPARATE LOTS

            Each Parcel is assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with the Property or any portion thereof.

            SECTION 4.18. ASSESSMENTS

            To Borrower's knowledge after due inquiry, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments which, in either case, would have a Material Adverse Effect.

            SECTION 4.19. INSURANCE

            Borrower has obtained and has delivered to Lender certified copies of all Policies or, to the extent such Policies are not available as of the Closing Date, certificates of insurance with respect to all such Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement. To Borrower's knowledge, no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any of the Policies.

            SECTION 4.20. USE OF PROPERTY

            The Property is used exclusively for a manufactured home community and other appurtenant and related uses.

            SECTION 4.21. CERTIFICATE OF OCCUPANCY; LICENSES

            All certifications, permits, licenses and approvals, including, without limitation, certificates of completion or occupancy, if any, and any applicable liquor license required for the legal use, occupancy and operation of the Property for the purpose intended herein, have been obtained and are valid and in full force and effect, except for those which, if not obtained, would not have a Material Adverse Affect. Borrower shall keep and maintain all licenses necessary for the operation of the Property for the purpose intended herein. The use being made of the Property is in conformity with the certificate of occupancy, if any, and any permits or licenses issued for the Property, except for those which, if not obtained, would not have a Material Adverse Affect.

            SECTION 4.22. FLOOD ZONE

            None of the Improvements on the Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if any portion of the Improvements (it being understood that for purposes of this representation only, Improvements shall only mean that portion of the Improvements consisting of a clubhouse or community center) is located within such area, Borrower has obtained the insurance prescribed in
Section 8.1(a)(i).

            SECTION 4.23. PHYSICAL CONDITION

            To Borrower's knowledge after due inquiry, and except as set forth in the Property Conditions Report and the Appraisal delivered to Lender in connection with the Loan, the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, electrical systems, equipment, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects in light of the age, design and utility. To Borrower's knowledge after due inquiry, there exists no structural or other material defects or damages in the Property, as a result of a Casualty or otherwise, and whether latent or otherwise. Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

            SECTION 4.24. BOUNDARIES

            Except as shown in the Title Insurance Policy or as shown on the Survey, (a) none of the Improvements which were included in determining the appraised value of the Property lie outside the boundaries and building restriction lines of the Property to any material extent, and (b) no improvements on adjoining properties encroach upon the Property and no easements or other encumbrances upon the Property encroach upon any of the Improvements so as to materially affect the value or marketability of the Property.

            SECTION 4.25. LEASES AND RENT ROLL

            Borrower has delivered to Lender a true, correct and complete rent roll for the Property (a "RENT ROLL") which includes all Leases affecting the Property. Except as set forth in the Rent Roll (as same has been updated by written notice thereof to Lender) and estoppel certificates delivered to Lender on or prior to the Closing Date: (a) each Lease is in full force and effect; (b) the premises demised under the Leases have been completed and the Tenants under the Leases have accepted possession of their respective demised premises; (c) the Tenants under the Leases have commenced the payment of rent under the Leases, there are no offsets, claims or defenses to the enforcement thereof, and Borrower has no monetary obligations to any Tenant under any Lease; (d) all Rents due and payable under the Leases have been paid and no substantial portion thereof has been paid for any period more than thirty (30) days in advance; (e) the rent payable under each Lease is the amount of fixed rent set forth in the Rent Roll, and, to Borrower's knowledge, there is no claim or basis for a claim by the Tenant thereunder for an offset or adjustment to the rent; (f) no Tenant has made any written claim of a material default against the landlord under any Lease which remains outstanding nor has Borrower or Manager received, by telephonic, in-person, e-mail or other communication, any notice of a material default under any Lease; (g) to Borrower's knowledge there is no present material default by the Tenant under any Lease; (h) all security deposits under the Leases have been collected by Borrower; (i) Borrower is the sole owner of the entire landlord's interest in each Lease; (j) to Borrower's knowledge, each Lease is the valid, binding and enforceable obligation of Borrower and the applicable Tenant thereunder and there are no agreements between the Borrower and Tenants under the Leases other than as expressly set forth in the Leases;
(k) no Person has any possessory interest in, or right to occupy, the Property or any portion thereof except under the terms of a Lease or the Permitted Encumbrances; (l) none of the Leases contains any option or offer to purchase or right of first refusal to purchase the Property or any part thereof (except as may be required by any applicable Legal Requirements); and (m) neither the Leases nor the Rents have been assigned, pledged or hypothecated except to Lender, and, to Borrower's knowledge, no other Person has any interest therein except the Tenants thereunder. Lender hereby recognizes that in addition to the Leases, the relationship between the Borrower and the Tenants of a Parcel may be governed by the terms of an agreement between the Borrower (or its predecessor in interest) and the homeowners association established by the Tenants of such Parcel and the prospectus for such Parcel filed with the State where such Parcel is located.

            SECTION 4.26. FILING AND RECORDING TAXES

            All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid or will be paid, and, under current Legal Requirements, the Mortgage is enforceable in accordance with its terms by Lender (or any subsequent holder thereof).

            SECTION 4.27. INTENTIONALLY RESERVED.

            SECTION 4.28. ILLEGAL ACTIVITY

            No portion of the Property has been or will be purchased with proceeds of any illegal activity, and no part of the proceeds of the Loan will be used in connection with any illegal activity.

            SECTION 4.29. CONSTRUCTION EXPENSES

            All costs and expenses of any and all labor, materials, supplies and equipment used in the construction maintenance or repair of the Improvements have been paid in full or will be paid in the ordinary course of business. To Borrower's knowledge after due inquiry, there are no claims for payment for work, labor or materials affecting the Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.

            SECTION 4.30. PERSONAL PROPERTY

            Borrower has paid in full for, and is the owner of, all Personal Property (other than tenants' property) used in connection with the operation of the Property, free and clear of any and all security interests, liens or encumbrances, except for Permitted Encumbrances and the Lien and security interest created by the Loan Documents.

            SECTION 4.31. TAXES

            Borrower and Borrower Principal have filed all federal, state, county, municipal, and city income, personal property and other tax returns required to have been filed by them and have paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by them. Neither Borrower nor Borrower Principal knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

            SECTION 4.32. PERMITTED ENCUMBRANCES

            None of the Permitted Encumbrances, individually or in the aggregate, materially interferes with the benefits of the security intended to be provided by the Loan Documents, materially and adversely affects the value of the Property, materially impairs the use or the operation of the Property or materially impairs Borrower's ability to pay its obligations in a timely manner.

            SECTION 4.33. FEDERAL RESERVE REGULATIONS

            Borrower will use the proceeds of the Loan for the purposes set forth in Section 2.1(d) hereof and not for any illegal activity. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or prohibited by the terms and conditions of this Agreement or the other Loan Documents.

            SECTION 4.34. INVESTMENT COMPANY ACT

            Borrower is not (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

            SECTION 4.35. RECIPROCAL EASEMENT AGREEMENTS

            Except as set forth in the Title Insurance Policy, there is no REA affecting any portion of the Property.

            SECTION 4.36. NO CHANGE IN FACTS OR CIRCUMSTANCES; DISCLOSURE

            All information submitted by Borrower or its agents to Lender and in all financial statements, rent rolls, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the Property or the business operations or the financial condition of Borrower. To Borrower's knowledge, Borrower has disclosed to Lender all material facts relating to Borrower, Borrower Principal and the Property and has not failed to disclose any material fact relating to Borrower, Borrower Principal and the Property that could cause any representation or warranty made herein to be materially misleading.

            SECTION 4.37. INTELLECTUAL PROPERTY

            To Borrower's knowledge, all trademarks, trade names and service marks necessary to the business of Borrower as presently conducted or as Borrower contemplates conducting its business are in good standing, except any such trademarks, trade names and service marks which, if not in good standing, would not have a Material Adverse Effect, and, to the extent of Borrower's actual knowledge, uncontested. Borrower has not infringed, is not infringing, and has not received notice of infringement with respect to asserted trademarks, trade names and service marks of others. To Borrower's knowledge, there is no infringement by others of trademarks, trade names and service marks of Borrower.

            SECTION 4.38. SURVEY

            The Survey for the Property delivered to Lender in connection with this Agreement does not, to the knowledge of Borrower, fail to reflect any material matter affecting the Property or the title thereto.

            SECTION 4.39. EMBARGOED PERSON

            As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any transfers of interests permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower and Borrower Principal constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Borrower or Borrower Principal, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by Lender is in violation of law ("EMBARGOED PERSON"); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower or Borrower Principal, as applicable, with the result that the investment in Borrower or Borrower Principal, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower or Borrower Principal, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower or Borrower Principal, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law. Notwithstanding anything to the contrary set forth in this Section 4.39, neither Borrower nor Borrower Principal is making any such representation or warranty with respect to any shareholder of SCI.

            SECTION 4.40. PATRIOT ACT

            All capitalized words and phrases and all defined terms used in the USA Patriot Act of 2001, 107 Public Law 56 (October 26, 2001) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and offices related to the subject matter of the Patriot Act, including Executive Order 13224 effective September 24, 2001 (collectively referred to in this Section only as the "PATRIOT ACT") and are incorporated into this Section. Each of Borrower and Borrower Principal hereby represents and warrants that Borrower and Borrower Principal and each and every Person affiliated with Borrower or Borrower Principal or that to Borrower's knowledge has an economic interest in Borrower, or, to Borrower's knowledge, that has or will have an interest in the transaction contemplated by this Agreement or in the Property or will participate, in any manner whatsoever, in the Loan, is: (i) not a "blocked" person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof (as used in this Section only, the "ANNEX"); (ii) in full compliance with the requirements of the Patriot Act and all other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (as used in this Section only, "OFAC"); (iii) operated under policies, procedures and practices, if any, that are in compliance with the Patriot Act and available to Lender for Lender's review and inspection during normal business hours and upon reasonable prior notice; (iv) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (v) not listed as a Specially Designated Terrorist or as a "blocked" person on any lists maintained by the OFAC pursuant to the Patriot Act or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act;
(vi) not a person who has been determined by competent authority to be subject to any of the prohibitions contained in the Patriot Act; and (vii) not owned or controlled by or now acting and or will in the future act for or on behalf of any person named in the Annex or any other list promulgated under the Patriot Act or any other person who has been determined to be subject to the prohibitions contained in the Patriot Act. Borrower covenants and agrees that in the event Borrower receives any notice that Borrower Principal or Borrower (or any of its beneficial owners or affiliates or participants) become listed on the Annex or any other list promulgated under the Patriot Act or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Borrower shall immediately notify Lender. It shall be an Event of Default hereunder if Borrower, Borrower Principal or any other party to any Loan Document becomes listed on any list promulgated under the Patriot Act or is indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering. Notwithstanding anything to the contrary set forth in this Section 4.40, neither Borrower nor Borrower Principal is making any such representation or warranty with respect to any shareholder of SCI.

            SECTION 4.41. ASSUMPTIONS

            Each of the assumptions contained in the opinion related to issues of substantive consolidation delivered by Borrower to Lender on the date hereof relating to the Borrower, SPE Component Entity and their operations are true and accurate in all material respects.

            SECTION 4.42. SURVIVAL

            Borrower agrees that, unless expressly provided otherwise, all of the representations and warranties of Borrower set forth in this Agreement and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Debt remains owing to Lender. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf; provided, however, Lender shall not be entitled to rely upon such representation or warranty if any employee of Lender who has been actively involved with the making of the Loan has actual knowledge that such representation or warranty is false as of the date made.

            SECTION 4.43. REPRESENTATIONS, WARRANTIES AND COVENANTS

            Notwithstanding any provision in this Agreement to the contrary, any covenant, representation, warranty, undertaking or agreement made by Borrower Principal hereunder is being made by Borrower Principal only with respect to Borrower Principal and shall not be construed to mean that Borrower Principal is making any covenant, representation, warranty, undertaking or agreement with respect to the Borrower, the Property or any other matter herein; provided, however, nothing in this Section shall in any way limit the liability and obligations of Borrower or Borrower Principal if Borrower and/or Borrower Principal breaches any covenant, representation, warranty, undertaking or agreement which gives rise to recourse liability pursuant to Article 15 hereof. Notwithstanding any provision in this Agreement to the contrary, any covenant, representation or warranty made by a Borrower hereunder is being made by a Borrower only with respect to such Borrower and the Parcel(s) owned by such Borrower and shall not be construed to mean that such Borrower is making any covenant, representation, warranty, undertaking or agreement with respect to another Borrower or any Parcels owned by such other Borrower; provided, however, nothing in this Section shall in any way limit (a) the liability and obligations of any Borrower or Borrower Principal if Borrower and/or Borrower Principal breaches any covenant, representation or warranty which gives rise to recourse liability pursuant to
Article 15 hereof, nor (b) the joint and several liability of each Borrower pursuant to the Loan Documents.

                                   ARTICLE V
                               BORROWER COVENANTS

            From the date hereof and until repayment of the Debt in full and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

            SECTION 5.1. EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS

            (a) Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the Property. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower shall at all times maintain, preserve and protect all franchises and trade names used in connection with the operation of the Property.

            (b) Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Legal Requirements affecting the Property, provided that (i) no Default or Event of Default has occurred and is continuing; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or the Property is subject and shall not constitute a default thereunder; (iii) neither the Property, any part thereof or interest therein, any of the tenants or occupants thereof, nor Borrower shall be affected in any material adverse way as a result of such proceeding; (iv) non-compliance with the Legal Requirements shall not impose civil or criminal liability on Borrower or Lender and (v) Borrower shall have furnished to Lender all other items reasonably requested by Lender.

            SECTION 5.2. MAINTENANCE AND USE OF PROPERTY

            Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed or demolished other than in accordance with the provisions of Section 5.21, materially altered (except for normal replacement of the Personal Property or as otherwise permitted herein) without the prior written consent of Lender. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit the nonconforming use to be discontinued or the nonconforming Improvement to be abandoned without the express written consent of Lender.

            SECTION 5.3. WASTE

            Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that is likely to invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that is likely to materially impair the value of the Property or the security for the Loan. Borrower will not, without the prior written consent of Lender, and except to the extent required under the Permitted Encumbrances, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Property, regardless of the depth thereof or the method of mining or extraction thereof.

            SECTION 5.4. TAXES AND OTHER CHARGES

            (a) Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof before the same become delinquent; provided, however, Borrower's obligation to directly pay Taxes shall be suspended for so long as Borrower complies with the terms and provisions of Section 9.6 hereof. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 9.6 hereof). Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Property, and shall promptly pay for all utility services provided to the Property.

            (b) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Legal Requirements; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; and (vi) if Borrower is required to make reserve deposits, or deliver a Letter of Credit, to Lender for Taxes and Other Charges, then Borrower shall furnish such security as may be required in the proceeding, or deliver to Lender such reserve deposits as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon (unless Borrower has paid all of the Taxes or Other Charges under protest). Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, canceled or lost or there shall be any danger of the Lien of the Mortgage being primed by any related Lien.

            SECTION 5.5. LITIGATION

            Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower which, if adversely decided, would have a Material Adverse Effect.

            SECTION 5.6. ACCESS TO PROPERTY

            Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice.

            SECTION 5.7. NOTICE OF DEFAULT

            Borrower shall promptly advise Lender of any material adverse change in the condition (financial or otherwise) of Borrower, any Borrower Principal or the Property or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

            SECTION 5.8. COOPERATE IN LEGAL PROCEEDINGS

            Borrower shall at Borrower's expense cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

            SECTION 5.9. PERFORMANCE BY BORROWER

            Borrower shall in a timely manner observe, perform and fulfill in all material respects each and every covenant, term and provision to be observed and performed by Borrower under this Agreement and the other Loan Documents and any other agreement or instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.

            SECTION 5.10. AWARDS; INSURANCE PROCEEDS

            Borrower shall cooperate with Lender in obtaining the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property (to be held and applied in accordance with Section 8.4 hereof), and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable, actual attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a Casualty or Condemnation affecting the Property or any part thereof) out of such Awards or Insurance Proceeds.

            SECTION 5.11. FINANCIAL REPORTING

            (a) Borrower and Borrower Principal shall each keep separate adequate books and records of account in accordance with GAAP, or in accordance with other methods acceptable to Lender in its sole discretion, consistently applied and shall furnish to Lender:

            (i) prior to a Securitization, at the request of Lender, monthly, and following a Securitization, quarterly and annual, certified rent rolls with respect to each Parcel signed and dated by Borrower, detailing the names of all Tenants, the home site occupied by each Tenant, the rent, and any other charges payable under each Lease, and the term of each Lease, including the commencement and expiration dates and any tenant extension, expansion or renewal options, the extent to which any Tenant is in default under any Lease, and any other information as is reasonably required by Lender, within thirty (30) days after the end of each calendar month, forty-five (45) days after the end of each fiscal quarter or ninety (90) days after the close of each fiscal year of Borrower, as applicable;

            (ii) prior to a Securitization, at the request of Lender, monthly, and following a Securitization, quarterly and annual, operating statements, profit and loss statements, and statements of the Property Operating Account of each Parcel, prepared and certified by Borrower, detailing, among other things, the revenues received, the expenses incurred and the net operating income before and after debt service (principal and interest) and major capital improvements for the period of calculation and containing appropriate year-to-date information, within thirty (30) days after the end of each calendar month, forty-five (45) days after the end of each fiscal quarter or ninety (90) days after the close of each fiscal year of Borrower, as applicable;

            (iii) quarterly and annual balance sheets of Borrower (with respect to each Parcel) and SCI, profit and loss statements and statements of cash flows of SCI (with the annual financial statements of SCI prepared and audited by an Acceptable Accountant), within forty-five (45) days after the end of each fiscal quarter or ninety (90) days after the close of each fiscal year of Borrower and SCI, as applicable, as the case may be; and

            (iv) an Annual Budget not later than thirty (30) days after the commencement of each fiscal year of Borrower.

            (b) Upon request from Lender, Borrower shall promptly furnish to
      Lender:

            (i) a property management report for the Property, showing the number of inquiries made and/or rental applications received from tenants or prospective tenants and deposits received from tenants and any other information requested by Lender, in reasonable detail and certified by Borrower under penalty of perjury to be true and complete, but no more frequently than quarterly; and

            (ii) an accounting of all security deposits held in connection with any Lease of any part of the Property, including the name and identification number of the accounts in which such security deposits are held, the name and address of the financial institutions in which such security deposits are held and the name of the Person to contact at such financial institution, along with any authority or release necessary for Lender to obtain information regarding such accounts directly from such financial institutions.

            (c) Intentionally reserved.

            (d) Borrower and Borrower Principal shall furnish Lender with such other additional financial or management information (including state and federal tax returns) as may, from time to time, be reasonably required by Lender in form and substance satisfactory to Lender and shall furnish to Lender and its agents convenient facilities for the examination and audit of any such books and records.

            (e) All items requiring the certification of Borrower shall require a certificate executed by the general partner, managing member or chief executive officer of Borrower, as applicable (and the same rules shall apply to any sole shareholder, general partner or managing member which is not an individual).

            SECTION 5.12. ESTOPPEL STATEMENT

            (a) After request by Lender, Borrower shall within fifteen (15) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the rate of interest on the Note, (iii) the unpaid principal amount of the Note,
(iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

            (b) Borrower shall use its best efforts to deliver to Lender, promptly upon request, duly executed estoppel certificates from any one or more Tenants as required by Lender attesting to such facts regarding the related Lease as Lender may require, including, but not limited to attestations that each Lease covered thereby is in full force and effect with no defaults thereunder on the part of any party, that none of the Rents have been paid more than one month in advance, except as security, and that the Tenant claims no defense or offset against the full and timely performance of its obligations under the Lease.

            SECTION 5.13. LEASING MATTERS.

            (a) Except as otherwise consented to by Lender in writing, all Leases shall be written on the standard form of lease for such Parcel delivered to Lender prior to the closing of the Loan. Upon request, Borrower shall furnish Lender with executed copies of all Major Leases. No material changes (other than changes which are in the ordinary course of the Borrower's business and/or are required by applicable law, so long as such changes do not have a Material Adverse Effect) may be made to the standard form of lease without the prior written consent of Lender. In addition, all renewals of Leases and all proposed leases shall provide for rental rates and terms comparable to existing local market rates and terms and shall be arm's-length transactions with bona fide, independent third party tenants. All proposed commercial Leases and renewals of existing Leases for commercial space shall be subject to the prior approval of Lender and its counsel, at Borrower's expense, such approval not to be unreasonably withheld or delayed. All commercial Leases shall provide that they are subordinate to the Mortgage and that the tenant agrees to attorn to Lender. Notwithstanding the foregoing, Lender acknowledges that certain homesites are not leased to Tenants pursuant to written instruments. From and after the date hereof, Borrower shall agree to offer written Leases to new Tenants in accordance with its current ordinary course of business practices.

            (b) Borrower (i) shall observe and perform all the obligations imposed upon the landlord under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall enforce all of the material terms, covenants and conditions contained in the Leases upon the part of the Tenant thereunder to be observed or performed, short of termination thereof; provided however, with respect to mobile home or recreational vehicle community residential property, a residential Lease may be terminated in the event of a default by the tenant thereunder; (iii) shall not collect any of the Rents more than one (1) month in advance, except for (A) Rents aggregating in an amount equal to less than five percent (5.0%) of the Operating Income of the Property and (B) Rents collected with respect to recreational vehicle sites; and (iv) shall not execute any other assignment of the landlord's interest in the Leases or the Rents.

            (c) Notwithstanding the provisions of subsection (a) above, renewals of existing commercial Leases and proposed Leases for commercial space shall not be subject to the prior approval of Lender, provided all of the following conditions are satisfied: (i) the rental income pursuant to the renewal or proposed Lease is not more than five (5%) percent of the total rental income for the Property (exclusive of any rental income from recreational vehicle sites),
(ii) the renewal or proposed Lease has a base term of less than six (6) years including options to renew (other than leases for laundry facilities which may include a 10-year term), (iii) the renewal or proposed Lease is subject and subordinate to the Mortgage and the tenant thereunder shall have agreed to attorn to Lender, (iv) the renewal or proposed Lease is on the standard form of lease approved by Lender, (v) the renewal or proposed Lease does not contain any option, offer, right of first refusal, or other similar right to acquire all or any portion of the Property, and (vi) the renewal or proposed Lease provides for rental rates and terms comparable to existing market rates and terms and is an arm's-length transaction with a bona fide, independent third party tenant. Borrower shall deliver to Lender copies of all Leases which are entered into pursuant to the preceding sentence together with Borrower's certification that it has satisfied all of the conditions of the preceding sentence within thirty
(30) days after the execution of the Lease.

            SECTION 5.14. PROPERTY MANAGEMENT

            (a) Borrower shall (i) promptly perform and observe in all material respects all of the covenants required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of any notice of default or other material notice received by Borrower under the Management Agreement; (iv) promptly give notice to Lender of any notice or information that Borrower receives which indicates that Manager is terminating the Management Agreement or that Manager is otherwise discontinuing its management of the Property; and (v) promptly enforce the performance and observance of all of the covenants required to be performed and observed by Manager under the Management Agreement.

            (b) If at any time, (i) Manager shall become insolvent or a debtor in a bankruptcy proceeding; (ii) an Event of Default has occurred and is continuing; (iii) a default has occurred and is continuing under the Management Agreement, or (iv) while the Manager is not an Affiliate of the Borrower, the Debt Service Coverage Ratio for the preceding twelve (12) month period ending with the most recently completed calendar quarter is less than 1.10 to 1.0, Borrower shall, at the request of Lender, terminate the Management Agreement upon thirty (30) days prior notice to Manager and replace Manager with a Qualified Manager approved by Lender on terms and conditions satisfactory to Lender, it being understood and agreed that the management fee for such replacement manager shall not exceed then prevailing market rates.

            (c) Intentionally reserved.

            (d) Borrower shall not, without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed): (i) surrender, terminate or cancel the Management Agreement or otherwise replace Manager or enter into any other management agreement with respect to the Property, unless the replacement Manager is a Qualified Manager; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in any material respect. In the event that Borrower replaces Manager at any time during the term of Loan pursuant to this subsection, such Manager shall be a Qualified Manager.

            (e) If during the term of the Loan the Borrower engages or replaces the Manager with a new property manager that is an Affiliated Manager, the Borrower shall deliver to Lender an opinion as to non-consolidation issues between the Borrower and such Affiliated Manager, such opinion to be acceptable to the Lender and the Rating Agencies.

            (f) Notwithstanding the foregoing, Lender and Borrower acknowledge and agree that as of the date hereof the Property is self-managed by Borrower. If during the term of the Loan Borrower engages a property manager, then the provisions of the Management Agreement with such property manager shall be subject to the provisions of this Section 5.14.

            SECTION 5.15. LIENS

            Borrower shall not, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except Permitted Encumbrances.

            SECTION 5.16. DEBT CANCELLATION

            Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration or in the ordinary course of Borrower's business.

            SECTION 5.17. ZONING

            Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance (other than in the ordinary course of business) under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of Lender.

            SECTION 5.18. ERISA

            (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

            (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (i) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

                  (A) Equity interests in Borrower are publicly offered
            securities, within the meaning of 29 C.F.R. Section
            2510.3-101(b)(2);

                  (B) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or

                  (C) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e).

            SECTION 5.19. NO JOINT ASSESSMENT

            Borrower shall not suffer, permit or initiate the joint assessment of any Parcel with (a) any other real property constituting a tax lot separate from such Parcel, or (b) any portion of such Parcel which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to the Property.

            SECTION 5.20. RECIPROCAL EASEMENT AGREEMENTS

            Borrower shall not enter into, terminate or modify any REA without Lender's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Borrower shall enforce, comply with, and cause each of the parties to the REA to comply with all of the material economic terms and conditions contained in the REA.

            SECTION 5.21. ALTERATIONS

            Lender's prior approval shall be required in connection with any alterations to any Improvements (a) that will have a Material Adverse Effect on the affected Parcel or (b) that, together with any other alterations undertaken at the same time (including any related alterations, improvements or replacements), are reasonably anticipated to have a cost in excess of the Alteration Threshold.

            SECTION 5.22. TRADE INDEBTEDNESS

            Borrower shall pay its trade payables and operational debt upon the earlier to occur of (a) sixty (60) days of the date invoiced, and (b) the date the same is due and payable.

            SECTION 5.23. TAX CREDITS

            Borrower shall not claim a low income housing credit for the Property under Section 42 of the Internal Revenue Code without Lender's prior written consent.

                                   ARTICLE VI
                                ENTITY COVENANTS

            SECTION 6.1. SINGLE PURPOSE ENTITY/SEPARATENESS

            Until the Debt has been paid in full, Borrower represents, warrants and covenants as follows:

            (a) Borrower will not:

            (i) engage in any business or activity other than the ownership, operation and maintenance of the Property, and activities incidental thereto;

            (ii) acquire or own any assets other than (A) the Property, and (B) such incidental Personal Property as may be necessary for the operation of the Property;

            (iii) except as otherwise expressly permitted hereunder, merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure;

            (iv) except as otherwise permitted therein, fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable Legal Requirements of the jurisdiction of its organization or formation, or amend, modify, terminate or fail to comply with the material provisions of its organizational documents;

            (v) own any subsidiary, or make any investment in, any Person;

            (vi) commingle its assets with the assets of any other Person;

            (vii) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (A) the Debt, (B) trade and operational indebtedness incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, and (4) due not more than sixty (60) days past the date invoiced and paid on or prior to such date, and/or (C) financing leases and purchase money indebtedness incurred in the ordinary course of business relating to Personal Property on commercially reasonable terms and conditions; provided however, the aggregate amount of the indebtedness described in (B) and (C) shall not exceed at any time three percent (3%) of the outstanding principal amount of the Note;

            (viii) (A) fail to maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents for each Parcel separate and apart from those of any other Person showing such Parcel's assets and liabilities separate and apart from those of any other Person and (B) include it assets listed on any financial statement of any other person; provided, however, that Borrower's assets may be included in a consolidated operating or financial statement of its Affiliate provided that an appropriate notation shall be made on such consolidated operating or financial statements to indicate the separateness of Borrower from such Affiliate and to indicate Borrower's assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person;

            (ix) enter into any contract or agreement with any general partner, member, shareholder, principal, guarantor of the obligations of Borrower, or any Affiliate of the foregoing, except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arm's-length basis with unaffiliated third parties;

            (x) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

            (xi) assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets for the benefit of any other Person or hold out its credit as being available to satisfy the obligations of any other Person, except for the Debt;

            (xii) make any loans or advances to any Person;

            (xiii) fail to file its own tax returns or files a consolidated federal income tax return with any Person (unless prohibited or required, as the case may be, by applicable Legal Requirements);

            (xiv) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or fail to correct any known misunderstanding regarding its separate identity;

            (xv) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

            (xvi) if it is a partnership or limited liability company, without the unanimous written consent of all of its partners or members, as applicable, and the written consent of 100% of the directors of each SPE Component Entity (if any), including, without limitation, each Independent Director, (a) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any Creditors Rights Laws,
      (b) seek or consent to the appointment of a receiver, liquidator or any similar official, (c) take any action that might cause such entity to become insolvent, or (d) make an assignment for the benefit of creditors;

            (xvii) fail to allocate shared expenses (including, without limitation, shared office space and services performed by an employee of an Affiliate) among the Persons sharing such expenses and to use separate stationery, invoices and checks;

            (xviii) fail to remain solvent or pay its own liabilities (including, without limitation, salaries of its own employees) only from its own funds;

            (xix) acquire obligations or securities of its partners, members, shareholders or other affiliates, as applicable;

            (xx) violate or cause to be violated the assumptions made with respect to Borrower and its principals in any opinion letter pertaining to substantive consolidation delivered to Lender in connection with the Loan; or

            (xxi) fail to maintain a sufficient number of employees in light of its contemplated business operations.

      Notwithstanding anything contained in this Section 6.1(a) to the contrary, whether express or implied, Lender and Borrower agree that the following operations and activities of Borrower, SPE Component Entity (if any) and their Affiliates shall not be considered a violation of any obligation set forth in this Section 6.1(a): (i) offering services to residents of the Property through Affiliates or other third parties for which fees and charges may be collected by Borrower or the Affiliate and paid to such Affiliate or third party, which may include, without limitation, cable and internet services, landscaping, snow removal, lease or sale of manufactured homes, and child care; provided that such Affiliates do not conduct their business in the name of the Borrower and that any agreements between the Borrower and its Affiliates relating to such services are on commercially reasonable terms similar to those of an arm's-length transaction; (ii) depositing all gross revenue, whether cash, cash equivalents or similar assets, in the Property Operating Account, after paying expenses of the Borrower or causing SCOLP and/or SCI to pay such expenses in accordance with
Article 10 hereof, and subject to the provisions of the applicable Borrower's organizational documents, distributing such remaining cash to SCI,

SCOLP or at the direction of SCI or SCOLP, as applicable, to any other Affiliate, and in any case, distributing such remaining cash that does not belong to the Borrower promptly to such entities; (iii) paying all payables, debts and other liabilities arising from or in connection with the operation of the Property from the Property Operating Accounts, or causing SCOLP and/or SCI to pay such liabilities pursuant to Article 10 hereof; (iv) subject to the provisions of the applicable Borrower's organizational documents, using ancillary assets in connection with the operation of the Property held in the name of SCI, SCOLP or any Affiliates, such as vehicles and office and maintenance equipment; (v) treating the Property for all purposes as part of and within the portfolio of manufactured housing communities owned by the SCOLP or any Affiliate, for marketing, promotion and providing information and reports to the public or as required by any Legal Requirements; provided, however, that the Borrower shall conduct business in its own name or its assumed or trade name; and (vi) allocating general overhead and administrative costs incurred by SCI and SCOLP and/or other Affiliates to the Borrower in a fair and equitable manner.

            (b) If Borrower is a partnership or limited liability company, each general partner in the case of a general partnership, each general partner in the case of a limited partnership, or the managing member in the case of a limited liability company (each an "SPE COMPONENT ENTITY") of Borrower, as applicable, shall be a corporation whose sole asset is its interest in Borrower. Each SPE Component Entity (i) will at all times comply with each of the covenants, terms and provisions contained in Section 6.1(a)(iii) - (vi) and
(viii) - (xxi), as if such representation, warranty or covenant was made directly by such SPE Component Entity; (ii) will not engage in any business or activity other than owning an interest in Borrower and acting as the managing member or general partner of Borrower; (iii) will not acquire or own any assets other than its partnership, membership, or other equity interest in Borrower;
(iv) will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation); and (v) will cause Borrower to comply with the provisions of this Section 6.1 and Section 6.4. Prior to the withdrawal or the disassociation of any SPE Component Entity from Borrower, Borrower shall immediately appoint a new general partner or managing member whose articles of incorporation are substantially similar to those of such SPE Component Entity and, if an opinion letter pertaining to substantive consolidation was required at closing, deliver a new opinion letter acceptable to Lender and the Rating Agencies with respect to the new SPE Component Entity and its equity owners. Notwithstanding the foregoing, to the extent Borrower is a single member Delaware limited liability company, so long as Borrower maintains such formation status, no SPE Component Entity shall be required.

            (c) In the event Borrower is a single member Delaware limited liability company, the limited liability company agreement of Borrower (the "LLC AGREEMENT") shall provide that (i) upon the occurrence of any event that causes the sole member of Borrower ("MEMBER") to cease to be the member of Borrower (other than (A) upon an assignment by Member of all of its limited liability company interest in Borrower and the admission of the transferee in accordance with the Loan Documents and the LLC Agreement, or (B) the resignation of Member and the admission of an additional member of Borrower in accordance with the terms of the Loan Documents and the LLC Agreement), any person acting as Independent Director of Borrower shall, without any action of any other Person and simultaneously with the Member ceasing to be the member of Borrower, automatically be admitted to Borrower ("SPECIAL MEMBER") and shall continue Borrower without dissolution and

(ii) Special Member may not resign from Borrower or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to Borrower as Special Member in accordance with requirements of Delaware law and
(B) such successor Special Member has also accepted its appointment as an Independent Director. The LLC Agreement shall further provide that (i) Special Member shall automatically cease to be a member of Borrower upon the admission to Borrower of a substitute Member, (ii) Special Member shall be a member of Borrower that has no interest in the profits, losses and capital of Borrower and has no right to receive any distributions of Borrower assets, (iii) pursuant to
Section 18-301 of the Delaware Limited Liability Company Act (the "ACT"), Special Member shall not be required to make any capital contributions to Borrower and shall not receive a limited liability company interest in Borrower,
(iv) Special Member, in its capacity as Special Member, may not bind Borrower and (v) except as required by any mandatory provision of the Act, Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, Borrower, including, without limitation, the merger, consolidation or conversion of Borrower; provided, however, such prohibition shall not limit the obligations of Special Member, in its capacity as Independent Director, to vote on such matters required by the Loan Documents or the LLC Agreement. In order to implement the admission to Borrower of Special Member, Special Member shall execute a counterpart to the LLC Agreement. Prior to its admission to Borrower as Special Member, Special Member shall not be a member of Borrower.

            Upon the occurrence of any event that causes the Member to cease to be a member of Borrower, to the fullest extent permitted by law, the personal representative of Member shall, within ninety (90) days after the occurrence of the event that terminated the continued membership of Member in Borrower, agree in writing (i) to continue Borrower and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of Borrower, effective as of the occurrence of the event that terminated the continued membership of Member of Borrower in Borrower. Any action initiated by or brought against Member or Special Member under any Creditors Rights Laws shall not cause Member or Special Member to cease to be a member of Borrower and upon the occurrence of such an event, the business of Borrower shall continue without dissolution. The LLC Agreement shall provide that each of Member and Special Member waives any right it might have to agree in writing to dissolve Borrower upon the occurrence of any action initiated by or brought against Member or Special Member under any Creditors Rights Laws, or the occurrence of an event that causes Member or Special Member to cease to be a member of Borrower.

            SECTION 6.2. CHANGE OF NAME, IDENTITY OR STRUCTURE

            Borrower shall not change or permit to be changed (a) Borrower's name, (b) Borrower's identity (including its trade name or names) although Borrower may change the name of any Parcel without prior notice to, or the consent of, Lender, (c) Borrower's principal place of business set forth on the first page of this Agreement, (d) the corporate, partnership or other organizational structure of Borrower, each SPE Component Entity (if any), or Borrower Principal, (e) Borrower's state of organization, or (f) Borrower's organizational identification number, without in each case notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Borrower's structure, without first obtaining the prior written consent of Lender. In addition, Borrower shall not change or permit to be changed any organizational documents of Borrower or any SPE

Component Entity (if any) if such change would adversely impact the covenants set forth in Section 6.1 and Section 6.4 hereof. Borrower authorizes Lender to file any financing statement or financing statement amendment required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Lender, Borrower shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower intends to operate the Property, and representing and warranting that Borrower does business under no other trade name with respect to the Property. If Borrower does not now have an organizational identification number and later obtains one, or if the organizational identification number assigned to Borrower subsequently changes, Borrower shall promptly notify Lender of such organizational identification number or change.

            SECTION 6.3. BUSINESS AND OPERATIONS

            Borrower will qualify to do business and will remain in good standing under the laws of the State as and to the extent the same are required for the ownership, maintenance, management and operation of the Property.

            SECTION 6.4. INDEPENDENT DIRECTOR

            (a) The organizational documents of each SPE Component Entity (if any) shall provide that at all times there shall be, and Borrower shall cause there to be, at least two Independent Directors of such SPE Component Entity reasonably satisfactory to Lender.

            (b) The organizational documents of each SPE Component Entity (if any) shall provide that the board of directors of such SPE Component Entity shall not take any ID Action (defined below) unless at the time of such ID Action there shall be at least two (2) members of the board of directors who are Independent Directors. Such SPE Component Entity will not, without the unanimous written consent of its board of directors including each Independent Director, on behalf of itself or Borrower, (i) file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable Creditors Rights Laws; (ii) seek or consent to the appointment of a receiver, liquidator or any similar official; (iii) take any action that might cause such entity to become insolvent; or (iv) make an assignment for the benefit of creditors (individually and collectively, as the case may be, an "ID ACTION").

                                  ARTICLE VII
                             NO SALE OR ENCUMBRANCE

            SECTION 7.1. TRANSFER DEFINITIONS

            For purposes of this Article 7 an "AFFILIATED MANAGER" shall mean any managing agent in which Borrower, Borrower Principal, any SPE Component Entity (if any) or any affiliate of such entities has, directly or indirectly, any legal, beneficial or economic interest; "CONTROL" shall mean the power to direct the management and policies of a Restricted Party, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise; provided, however, any change in the members of the board of directors of SCI, or SPE Component Entity shall not, in and of itself, constitute a change in control; "RESTRICTED PARTY" shall mean Borrower, Borrower Principal, any SPE Component

Entity (if any), any Affiliated Manager, or any shareholder, partner, member or non-member manager, or any direct or indirect legal or beneficial owner of Borrower, Borrower Principal, any SPE Component Entity (if any), any Affiliated Manager or any non-member manager; and a "SALE OR PLEDGE" shall mean a voluntary or involuntary sale, conveyance, mortgage, grant, bargain, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of a legal or beneficial interest.

            SECTION 7.2. NO SALE/ENCUMBRANCE

            (a) Borrower shall not cause or permit a Sale or Pledge of the Property or any part thereof or any legal or beneficial interest therein nor permit a Sale or Pledge of an interest in any Restricted Party (in each case, a "PROHIBITED TRANSFER"), other than pursuant to Leases of space in the Improvements to Tenants in accordance with the provisions of Section 5.13, without the prior written consent of Lender.

            (b) A Prohibited Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party (other than SCI) is a corporation, any merger, consolidation or Sale or Pledge of such corporation's stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general or limited partner or any profits or proceeds relating to such partnership interests or the creation or issuance of new partnership interests; provided, however, the foregoing shall not apply to interests in SCOLP other than those owned by SCI, provided, further, that SCI's ownership interest in SCOLP shall be permitted to decrease so long as after any such decrease SCI shall continue to Control SCOLP and own not less than twenty-five percent (25%) of the equity partnership interests in SCOLP; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of any member or any profits or proceeds relating to such membership interest other than transfers by or among SCOLP, SCI or their Affiliates and transfers within SCOLP and SCI as permitted under clause (iv) above; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of Manager (including, without limitation, an Affiliated Manager) other than in accordance with Section 5.14.

            SECTION 7.3. PERMITTED TRANSFERS

            Notwithstanding the provisions of Section 7.2, the following transfers shall not be deemed to be a Prohibited Transfer: (a) a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of a Restricted Party; (b) the Sale or Pledge, in one or a series of transactions, of not more than forty-nine percent (49%) of the stock, limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party; provided, however, no such transfers shall result in a change in Control in the Restricted Party, or change in control of the Property, or the Property to be managed by a Person who is not a Qualified Manager, and as a condition to each such transfer, Lender shall receive not less than thirty (30) days prior written notice of such proposed transfer (c) the sale or transfer of stock in SCI provided such stock is listed on a nationally recognized stock exchange, (d) subject to providing prior notice to Lender, transfers of the direct or indirect interest in Borrower by and among SCI, SCOLP and their Affiliates, provided that no such transfers shall result in a change in Control of the Borrower or a change in control of the Property, (e) transfers of the limited partnership interests in SCOLP or reductions of SCI's ownership interest in SCOLP, provided that after such transfer (or reduction of ownership interests in the case of SCI) SCI shall continue to Control SCOLP and own not less than twenty-five percent (25%) of the equity partnership interests in SCOLP, or (f) the issuance of additional stock in, or redemption of stock in, SCI, the issuance of additional limited partnership interests in, or redemption of limited partnership interests in, SCOLP, and the issuance of additional ownership interests in, or the redemption of the ownership interests in, the Affiliates of SCI and SCOLP (other than Borrower and the SPE Component Entity, if any). Notwithstanding the foregoing, any transfer that results in any Person owning in excess of forty-nine percent (49%) of the ownership interest in a Restricted Party shall comply with the requirements of Section 7.4 hereof.

            SECTION 7.4. LENDER'S RIGHTS

            Lender reserves the right to condition the consent to a Prohibited Transfer requested hereunder upon (a) a modification of the terms hereof (other than the economic terms) and an assumption of the Note and the other Loan Documents as so modified by the proposed Prohibited Transfer, (b) receipt of payment of a transfer fee equal to one percent (1%) of the outstanding principal balance of the Loan and all of Lender's expenses incurred in connection with such Prohibited Transfer, (c) receipt of written confirmation from the Rating Agencies that the Prohibited Transfer will not result in a downgrade, withdrawal or qualification of the initial, or if higher, then current ratings issued in connection with a Securitization, or if a Securitization has not occurred, any ratings to be assigned in connection with a Securitization, (d) the proposed transferee's continued compliance with the covenants set forth in this Agreement (including, without limitation, the covenants in Article 6) and the other Loan Documents, (e) the Property being managed by a Qualified Manager and a new management agreement satisfactory to Lender, and (f) the satisfaction of such other conditions and/or legal opinions as Lender shall determine in its sole discretion to be in the interest of Lender. All expenses incurred by Lender shall be payable by Borrower whether or not Lender consents to the Prohibited Transfer. Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon a Prohibited Transfer made without Lender's consent. This provision shall apply to each and every Prohibited Transfer, whether or not Lender has consented to any previous Prohibited Transfer. Notwithstanding anything to the contrary contained in this Section 7.4, in the event a substantive non-consolidation opinion was delivered to Lender and the Rating Agencies in connection with the closing of the Loan, and if any Sale or Pledge permitted under this Article 7 results in any Person and its Affiliates owning in excess of forty-nine percent (49%) of the ownership interests in a Restricted Party, Borrower shall, prior to such transfer, and in addition to any other requirement for Lender consent contained herein, deliver a revised substantive non-consolidation opinion to Lender reflecting such Prohibited Transfer, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.

            SECTION 7.5. ASSUMPTION

            Notwithstanding the foregoing provisions of this Article 7, following the date which is six (6) months from the Closing Date, Lender shall not unreasonably withhold, delay or condition consent to a transfer of the Property in its entirety to or of one hundred percent (100%) of the ownership interests in the Borrower, and the related assumption of the Loan by, any Person (a "TRANSFEREE") provided that each of the following terms and conditions are satisfied:

            (a) no Default or Event of Default has occurred;

            (b) Borrower shall have (i) delivered written notice to Lender of the terms of such prospective transfer not less than thirty (30) days before the date on which such transfer is scheduled to close and, concurrently therewith, all such information concerning the proposed Transferee as Lender shall reasonably require and (ii) paid to Lender a non-refundable processing fee in the amount of $10,000. Lender shall have the right to approve or disapprove the proposed transfer based on its then current underwriting and credit requirements for similar loans secured by similar properties which loans are sold in the secondary market, such approval not to be unreasonably withheld, conditioned or delayed. In determining whether to give or withhold its approval of the proposed transfer, Lender shall consider the experience and track record of Transferee and its principals in owning and operating facilities similar to the Property, the financial strength of Transferee and its principals, the general business standing of Transferee and its principals and Transferee's and its principals' relationships and experience with contractors, vendors, tenants, lenders and other business entities; provided, however, that, notwithstanding Lender's agreement to consider the foregoing factors in determining whether to give or withhold such approval, such approval shall be given or withheld based on what Lender determines to be commercially reasonable and, if given, may be given subject to such conditions as Lender may deem reasonably appropriate. In no event shall Lender consent to a proposed transfer prior to a Securitization if the consideration to be paid by the Transferee for the Property, as determined by Lender in its sole discretion, is less than the appraised value of the Property as determined by Lender based upon the Appraisal delivered to Lender in connection with Lender's underwriting of the Loan;

            (c) Borrower shall have paid to Lender, concurrently with the closing of such transfer, (i) a non-refundable assumption fee in an amount equal to one percent (1.0%) of the then outstanding principal balance of the Note and
(ii) all out-of-pocket costs and expenses, including reasonable attorneys' fees, incurred by Lender in connection with the transfer;

            (d) Transferee assumes and agrees to pay the Debt as and when due subject to the provisions of Article 15 hereof and, prior to or concurrently with the closing of such transfer, Transferee and its constituent partners, members or shareholders as Lender may require, shall execute, without any cost or expense to Lender, such documents and agreements as Lender shall reasonably require to evidence and effectuate said assumption;

            (e) Borrower and Transferee, without any cost to Lender, shall furnish any information requested by Lender for the preparation of, and shall authorize Lender to file, new financing statements and financing statement amendments and other documents to the fullest extent permitted by applicable law, and shall execute any additional documents reasonably requested by Lender;

            (f) Borrower shall have delivered to Lender, without any cost or expense to Lender, such endorsements to Lender's Title Insurance Policy insuring that fee simple or leasehold title to the Property, as applicable, is vested in Transferee (subject to Permitted Encumbrances), hazard insurance endorsements or certificates and other similar materials as Lender may deem necessary at the time of the transfer, all in form and substance satisfactory to Lender;

            (g) Transferee shall have furnished to Lender, if Transferee is a corporation, partnership, limited liability company or other entity, all appropriate papers evidencing Transferee's organization and good standing, and the qualification of the signers to execute the assumption of the Debt, which papers shall include certified copies of all documents relating to the organization and formation of Transferee and of the entities, if any, which are partners or members of Transferee. Transferee and such constituent partners, members or shareholders of Transferee (as the case may be), as Lender shall require, shall comply with the covenants set forth in Article 6 hereof;

            (h) Transferee shall assume the obligations of Borrower under any Management Agreement or provide a new management agreement with a new Qualified Manager which meets with the requirements of Section 5.14 hereof and assign to Lender as additional security such new management agreement;

            (i) Transferee shall furnish an opinion of counsel satisfactory to Lender and its counsel (A) that Transferee's formation documents provide for the matters described in subparagraph (g) above, (B) that the assumption of the Debt has been duly authorized, executed and delivered, and that the Note, the Mortgage, this Agreement, the assumption agreement and the other Loan Documents are valid, binding and enforceable against Transferee in accordance with their terms, (C) that Transferee and any entity which is a controlling stockholder, member or general partner of Transferee, have been duly organized, and are in existence and good standing, and (D) with respect to such other matters as Lender may reasonably request;

            (j) if required by Lender, Lender shall have received confirmation in writing from the Rating Agencies that rate the Securities to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any rating initially assigned or to be assigned to the Securities;

            (k) Borrower's obligations under the contract of sale pursuant to which the transfer is proposed to occur shall expressly be subject to the satisfaction of the terms and conditions of this Section 7.5;

            (l) Transferee shall, prior to such transfer, deliver a substantive non-consolidation opinion to Lender, which opinion shall be in form, scope and substance acceptable in all respects to Lender and the Rating Agencies.

            (m) In connection with an assumption of the Loan, Lender shall release the Property and the Loan from any cross collateralization and cross default provisions contained the other Loan Documents; and

            (n) Lender shall have determined that the Debt Service Coverage Ratio with respect to each of (i) the Property and (ii) any Crossed Properties and the Remaining Properties computed on a combined basis which are not subject to such assumption, after giving effect to the assumption (assuming a loan amount equal to the principal balance of the Note which is not being assumed immediately following the subject assumption) shall be at least equal to 1.275 to 1.0 for the twelve (12) full calendar months immediately preceding the assumption of the Loan.

            A consent by Lender with respect to a transfer of the Property in its entirety or one hundred percent (100%) of the ownership interests in Borrower to, and the related assumption of the Loan by, a Transferee pursuant to this Section 7.5 shall not be construed to be a waiver of the right of Lender to consent to any subsequent Sale of Pledge of the Property.

            SECTION 7.6. PARTIAL ASSUMPTION

            Notwithstanding the foregoing provisions of this Article 7, following the date which is six (6) months from the Closing Date, Lender shall not unreasonably withhold, delay or condition its consent to a transfer of any Parcel in its entirety (a "PARTIAL ASSUMPTION") to, and the related assumption of the Loan by, a Transferee provided that each of the following terms and conditions are satisfied:

            (a) Borrower complies with each of the conditions set forth in
Section 7.5 above (it being understood that the fee payable pursuant to Section 7.5(c) shall be calculated based on the outstanding principal balance of the Allocated Loan Amount for each of the Parcels which are part of the Partial Assumption);

            (b) The aggregate Allocated Loan Amount for each of the Parcels which are, or have been, subject to a Partial Assumption shall not exceed forty percent (40%) of the original principal amount of the Loan as of the date hereof.

            (c) Lender shall have determined that the Debt Service Coverage Ratio with respect to each of (i) the Parcel which is subject to the Partial Assumption, and (ii) any Crossed Properties and the Remaining Properties computed on a combined basis which are not subject to such assumption, after giving effect to the Partial Assumption (assuming a loan amount equal to the principal balance of the Note which is not being assumed immediately following the subject assumption) shall be at least equal to 1.275 to 1.0 for the twelve
(12) full calendar months immediately preceding the assumption of the portion of the Loan pursuant to this Section 7.6.

            (d) Borrower shall prepare all necessary documents to modify this Agreement and to amend and restate the Note and issue two substitute notes, one note having a principal balance equal to Partial Assumption Amount for the subject Parcel (the "ASSUMED NOTE"), and the other note having a principal balance equal to the excess of (A) the original principal amount of the Loan, over (B) the amount of the Assumed Note (the "UNASSUMED NOTE"). The Assumed Note and Unassumed Note shall have identical terms as the Note except for the principal balance; and, in connection therewith, the Monthly Payment Amount and the amount of each such payment applied to principal thereafter shall be divided between the Assumed Note and the Unassumed Note in the same proportion as the unpaid principal balance (in each case immediately after a Partial Assumption) of the Assumed Note and the Unassumed Note, as the case may be, bears to the aggregate principal balance due under the Assumed Note and the Unassumed Note immediately after the Partial Assumption. An Assumed Note may not be the subject of any further assumption.

            In connection with a Partial Assumption, Lender may condition its consent upon the related transferee agreeing to (a) make additional deposits into the Reserve Accounts, and/or (b) the related transferee establishing such additional reserves with Lender as Lender may required in its reasonable discretion; provided, however, the such deposits or additional reserves shall be determined by Lender based upon its standard underwriting criteria and the amounts shall be computed in accordance with the provisions set forth in Article IX hereof. Upon Borrower's compliance with the provisions of this Section 7.6, Lender shall release the Parcel subject to the Partial Assumption from the cross collateralization and cross default provisions contained in this Agreement and the other Loan Documents.

            SECTION 7.7. EASEMENTS; LICENSES.

            Notwithstanding anything contained to the contrary herein, Borrower may grant easements, covenants, reservations and rights of way with respect to the Property in the ordinary course of business for utilities, ingress and egress and other similar purposes provided such grants, transfers, conveyances or easements (i) do not impair the utility or operation of the affected Parcel, materially adversely effect the value of such Parcel or adversely affect Borrower's ability to repay the Loan and (ii) shall be in form reasonably acceptable to Lender, and, in such case, Lender shall subordinate the Lien of the Security Instrument to such grant, easement, transfer or conveyance.

                                  ARTICLE VIII
                 INSURANCE; CASUALTY; CONDEMNATION; RESTORATION

            SECTION 8.1. INSURANCE

            (a) Borrower shall obtain and maintain, or cause to be maintained, at all times insurance for Borrower and the Property providing at least the following coverages:

            (i) comprehensive "all risk" insurance on the Improvements and the Personal Property, in each case (A) in an amount equal to one hundred percent (100%) of the "Full Replacement Cost," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of $100,000 for all such insurance coverage;

      and (D) if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements and containing an "Ordinance or Law Coverage" or "Enforcement" endorsement. In addition, Borrower shall obtain: (y) if any portion of the Improvements (it being understood that for purposes of this clause (y) only, Improvements shall only mean that portion of the Improvements consisting of a clubhouse or community center) is currently or at any time in the future located in a "special flood hazard area" designated by the Federal Emergency Management Agency, flood hazard insurance in an amount equal to the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended; and
      (z) earthquake insurance in amounts and in form and substance reasonably satisfactory to Lender in the event the Property is located in an area with a high degree of seismic risk, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection
      (i);

            (ii) Commercial General Liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, with such insurance (A) to be on the so-called "occurrence" form with a general aggregate limit of not less than $2,000,000 and a per occurrence limit of not less than $1,000,000; and (B) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations; (3) independent contractors; (4) blanket contractual liability; and (5) contractual liability covering the indemnities contained in Article 12 and Article 14 hereof to the extent the same is available;

            (iii) loss of rents insurance or business income insurance, as applicable, (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; and (C) which provides that after the physical loss to the Improvements and Personal Property occurs, the loss of rents or income, as applicable, will be insured until completion of Restoration or the expiration of twelve (12) months, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) which contains an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such loss of rents or business income insurance, as applicable, shall be determined prior to the date hereof and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from the Property for the succeeding period of coverage required above. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note, this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such loss of rents or business income insurance, as applicable;

            (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called Builder's Risk Completed Value form (1) on a non-reporting basis, (2) against "all risks" insured against pursuant to subsection (i) above, (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

            (v) workers' compensation, subject to the statutory limits of the State, and employer's liability insurance in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable);

            (vi) comprehensive equipment breakdown insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

            (vii) excess liability insurance in an amount not less than $50,000,000 per occurrence on terms consistent with the commercial general liability insurance required under subsection (ii) above; and

            (viii) insurance against damage resulting from acts of terrorism, on terms consistent with the commercial property insurance policy required under subsection (i) above and on terms consistent with the business income policy required under subsection (iii) above; provided such coverage shall not be in an amount less than $5,000,000.00; provided, further, Borrower shall only be required to maintain such terrorism insurance (and in no way limiting the coverage for the all risk insurance except as such coverage relates to perils resulting from terrorism) equal to the lesser of (A) the amount of coverage Borrower is required to maintain pursuant to this clause (viii) or (B) in the event that terrorism coverage is not available at commercially reasonable rates at any time, then the maximum amount of coverage that Borrower can obtain by paying an annual premium in the amount of 200% of the portion of the Borrower's insurance premiums allocable to terrorism insurance coverage as of the date hereof.

            (ix) upon sixty (60) days' written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.

            (b) All insurance provided for in Section 8.1(a) shall be obtained under valid and enforceable policies (collectively, the "POLICIES" or in the singular, the "POLICY"), and shall be subject to the reasonable approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having (i) with respect to the primary layer(s) of coverage (which shall not be less than $5,000,000.00) a claims paying ability rating of "A" or better by S&P or such other Rating Agency approved by Lender, and (ii) with respect to additional layers of coverage, a claims paying ability rating of "A" or better by S&P or such other Rating Agency approved by Lender. To the extent such Policies are not available as of the Closing Date, Borrower shall deliver certified copies of all Policies to Lender not later than thirty (30) days after the Closing Date. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to Lender, renewal Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "INSURANCE PREMIUMS") shall be delivered by Borrower to Lender.

            (c) Any blanket insurance Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 8.1(a).

            (d) All Policies provided for or contemplated by Section 8.1(a), except for the Policy referenced in Section 8.1(a)(v), shall name Borrower as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, equipment breakdown, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

            (e) All Policies provided for in Section 8.1(a) shall contain clauses or endorsements to the effect that:

            (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

            (ii) the Policies shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days' prior written notice to Lender and any other party named therein as an additional insured;

            (iii) the issuers thereof shall give written notice to Lender if the Policies have not been renewed thirty (30) days prior to its expiration; and

            (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

            (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, obtaining such insurance coverage as Lender in its sole discretion deems appropriate. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.

            SECTION 8.2. CASUALTY

            If any Parcel shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "CASUALTY"), Borrower shall give prompt notice of such damage to Lender and shall promptly commence and diligently prosecute the Restoration of such Parcel in accordance with Section 8.4, provided Lender makes the Net Proceeds available pursuant to Section 8.4. Borrower shall pay all costs of such Restoration to the extent such costs are not covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made timely by Borrower. Borrower shall adjust all claims for Insurance Proceeds in consultation with, and approval of, Lender; provided, however, if an Event of Default has occurred and is continuing, Lender shall have the exclusive right to participate in the adjustment of all claims for Insurance Proceeds.

            SECTION 8.3. CONDEMNATION

            Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of any Parcel of which Borrower has knowledge and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any Parcel or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of such Parcel and otherwise comply with the provisions of Section 8.4, provided Lender makes the Net Proceeds available pursuant to Section 8.4. If such Parcel is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

            SECTION 8.4. RESTORATION

            The following provisions shall apply in connection with the Restoration of any Parcel:

            (a) If the Net Proceeds shall be less than $250,000 and the costs of completing the Restoration shall be less than $250,000, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in Section 8.4(b)(i) are met (except for Section 8.1(b)(i)(J)) and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement; provided, however, with respect to the budget delivered to Lender pursuant to Section 8.4(b)(i)(I), such budget is not subject to the prior approval of Lender.

            (b) If the Net Proceeds are equal to or greater than $250,000 or the costs of completing the Restoration are equal to or greater than $250,000, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 8.4. The term "NET PROCEEDS" for purposes of this Section 8.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 8.1(a)(i), (iv), (vi) and (viii) as a result of a Casualty, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same ("INSURANCE PROCEEDS"), or (ii) the net amount of the Award as a result of a Condemnation, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting the same ("CONDEMNATION PROCEEDS"), whichever the case may be.

            (i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

                  (A) no Event of Default shall have occurred and be continuing;

                  (B) No later than the date the insurance described in Section
            8.1(a)(iii) hereof expires or would expire, Tenants under Leases covering in the aggregate at least fifty percent (50%) of the total rentable space in the Parcel which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be shall remain in full force and effect during and after the completion of the Restoration;

                  (C) Borrower shall commence the Restoration as soon as
            reasonably practicable (but in no event later than sixty (60) days after such Casualty or Condemnation or thirty (30) days after adjustment of the Net Proceeds, whichever is later, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

                  (D) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Parcel as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of the insurance coverage referred to in Section 8.1(a)(iii) above or funds provided by the Borrower;

                  (E) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) such time as may be required under applicable zoning law, ordinance, rule or regulation, or (3) the expiration of the insurance coverage referred to in Section 8.1(a)(iii) unless Borrower Principal agrees to make capital contributions to Borrower which are sufficient to make any payments to Lender pursuant to the terms hereof;

                  (F) the Parcel and the use thereof after the Restoration will be in compliance with and permitted under all Legal Requirements;

                  (G) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in substantial compliance with all applicable Legal Requirements;

                  (H) such Casualty or Condemnation, as applicable, does not result in the loss of access to the Parcel or the Improvements;

                  (I) Borrower shall deliver, or cause to be delivered, to
            Lender a signed detailed budget approved in writing by Borrower's architect or engineer stating the entire cost of completing the Restoration, which budget shall be reasonably acceptable to Lender; and

                  (J) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender's reasonable judgment to cover the cost of the Restoration.

            (ii) The Net Proceeds shall be held by Lender until disbursements commence, and, until disbursed in accordance with the provisions of this
      Section 8.4, shall constitute additional security for the Debt and other obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all the conditions precedent to such advance, including those set forth in Section 8.4(b)(i), have been satisfied, (B) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the related Restoration item have been paid for in full, and (C) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Parcel which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy. Notwithstanding the foregoing, Insurance Proceeds from the Policies required to be maintained by Borrower pursuant to Section 8.1(a)(iii) shall be controlled by Lender at all times, shall not be subject to the provisions of this Section 8.4 and shall be used solely for the payment of the obligations under the Loan Documents and Operating Expenses.

            (iii) All plans and specifications required in connection with a Restoration in excess of $250,000 shall be subject to prior review and reasonable acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the

      "RESTORATION CONSULTANT"). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts in excess of $50,000 under which they have been engaged, shall be subject to prior review and reasonable acceptance by Lender and the Restoration Consultant. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration, including, without limitation, reasonable counsel fees and disbursements and the Restoration Consultant's fees, shall be paid by Borrower.

            (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Restoration Consultant, minus the Restoration Retainage. The term "RESTORATION RETAINAGE" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Restoration Consultant, until the Restoration has been completed. The Restoration Retainage shall be reduced to five percent (5%) of the costs incurred upon receipt by Lender of satisfactory evidence that fifty percent (50%) of the Restoration has been completed. The Restoration Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 8.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Restoration Retainage shall not be released until the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 8.4(b) and that all approvals necessary for the re-occupancy and use of the Parcel have been obtained from all appropriate Governmental Authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Restoration Retainage; provided, however, that Lender will release the portion of the Restoration Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Restoration Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Restoration Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

            (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

            (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Restoration Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Restoration Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "NET PROCEEDS DEFICIENCY") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 8.4(b) shall constitute additional security for the Debt and other obligations under the Loan Documents.

            (vii) The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Restoration Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 8.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

            (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to Section 8.4(b)(vii) may (x) be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper, or, (y) at the sole discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes and upon such conditions as Lender shall designate.

            (d) In the event of foreclosure of the Mortgage, or other transfer of title to the Parcel in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies then in force concerning the Parcel and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure, Lender or other transferee in the event of such other transfer of title.

                                   ARTICLE IX
                                  RESERVE FUNDS

            SECTION 9.1. REQUIRED REPAIRS

            (a) Borrower shall make the repairs and improvements to the Property set forth on Schedule I and as more particularly described in the Physical Conditions Report prepared in connection with the closing of the Loan (such repairs hereinafter referred to as "REQUIRED REPAIRS"). Borrower shall complete the Required Repairs in a good and workmanlike manner on or before the date that is twelve (12) months from the date hereof or within such other time frame for completion specifically set forth on Schedule I.

            (b) Borrower shall establish on the date hereof an account with Lender or Lender's agent to fund the Required Repairs (the "REQUIRED REPAIR ACCOUNT") into which Borrower shall deposit on the date hereof the amount of $0.00. Amounts so deposited shall hereinafter be referred to as the "REQUIRED REPAIR FUNDS".

            SECTION 9.2. REPLACEMENTS

            (a) On an ongoing basis throughout the term of the Loan, Borrower shall make capital repairs, replacements and improvements necessary to keep the Property in good order and repair and in a good marketable condition or prevent deterioration of the Property (collectively, the "REPLACEMENTS"). Borrower shall complete all Replacements in a good and workmanlike manner as soon as commercially reasonable after commencing to make each such Replacement.

            (b) Upon the commencement of a Reserve DSCR Period Borrower shall establish an Eligible Account with Lender or Lender's agent to fund the Replacements (the "REPLACEMENT RESERVE ACCOUNT"). Borrower shall deposit, during the continuance of a Reserve DSCR Period, one-twelfth (1/12) of the sum $50.00 per pad site on each Parcel (the "Replacement Reserve Monthly Deposit") into the Replacement Reserve Account on each Scheduled Payment Date. Amounts so deposited shall hereinafter be referred to as "Replacement Reserve Funds".

            SECTION 9.3. INTENTIONALLY RESERVED

            SECTION 9.4. REQUIRED WORK

            Borrower shall diligently pursue all Required Repairs and Replacements (collectively, the "Required Work") to completion in accordance with the following requirements:

            (a) Lender reserves the right, at its option, to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Required Work to the extent such contracts or work orders exceed $50,000, which approval shall not be unreasonably withheld, conditioned or delayed. Upon Lender's request, Borrower shall assign any contract or subcontract to Lender.

            (b) In the event Lender determines in its reasonable discretion that any Required Repair is not being or has not been performed in a workmanlike or timely manner (consistent with the time deadlines provided herein). Upon written notice to Borrower and Borrower's failure to commence performance thereof within thirty (30) days, weather permitting, Lender shall have the option to withhold disbursement for such unsatisfactory Required Repairs and to proceed under existing contracts or to contract with third parties to complete such Required Repairs and to apply the Required Repair Funds, toward the labor and materials necessary to complete such Required Repairs and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

            (c) In order to facilitate Lender's completion of the Required Repair, effective only when Lender has the right to exercise its rights under
Section 9.4(b), Borrower grants

Lender the right to enter onto the Property and perform any and all work and labor necessary to complete Required Work and/or employ watchmen to protect the Property from damage. All sums so expended by Lender, to the extent not from the Reserve Funds, shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgage. For this purpose and subject to the limitations contained in the first sentence of this Section 9.4(c), Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Required Repair in the name of Borrower upon Borrower's failure to do so in a workmanlike and timely manner. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney-in-fact as follows: (i) to use any of the Reserve Funds for the purpose of making or completing the Required Repair; (ii) to make such additions, changes and corrections to the Required Repair as shall be necessary or desirable to complete the Required Repair as set forth herein and the schedules hereto; (iii) to employ or retain such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes at commercially reasonable prices to the extent such work is not being performed by contractors or subcontractors retained by Borrower; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against the Property, or as may be necessary or desirable for the completion of the Required Repair, or for clearance of title;
(v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with the Property or the rehabilitation and repair of the Property; and (vii) to do any and every act which Borrower might do on its own behalf to fulfill the terms of this Section 9.4.

            (d) Nothing in this Section 9.4 shall: (i) make Lender responsible for making or completing the Required Repair; (ii) require Lender to expend funds in addition to the Reserve Funds to make or complete any Required Repair;
(iii) obligate Lender to proceed with the Required Repair; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Required Repair.

            (e) Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties performing Required Repair pursuant to this Section
9.4 to enter onto the Property upon reasonable advance notice during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Required Repair and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Required Repair which are or may be kept at the Property, and to complete any Required Repair made pursuant to this Section 9.4. Borrower shall cause all contractors and subcontractors to cooperate with Lender and Lender's representatives or such other persons described above in connection with inspections described in this
Section 9.4 or the completion of Required Repair pursuant to this Section 9.4.

            (f) Lender may, to the extent any Required Work would reasonably require an inspection of the Property, inspect the Property at Borrower's expense prior to making a disbursement of the Reserve Funds in order to verify completion of the Required Work for which reimbursement is sought. If Borrower has reserved any amounts for such Required Repair pursuant to Section 9.1 hereof, Borrower shall pay Lender a reasonable inspection fee not exceeding $500.00 for each such inspection. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of the Reserve Funds. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

            (g) The Required Work and all materials, equipment, fixtures, or any other item comprising a part of any Required Work shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialman's or other Liens (except for Permitted Encumbrances).

            (h) Before each disbursement of the Reserve Funds in excess of $50,000, Lender may require Borrower to provide Lender with a search of title to the applicable Parcel effective to the date of the disbursement, which search shows that no mechanic's or materialmen's or other Liens of any nature have been placed against the Parcel since the date of recordation of the Mortgage and that title to the Parcel is free and clear of all Liens (except for Permitted Encumbrances).

            (i) All Required Work shall comply with all Legal Requirements and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

            (j) Borrower hereby assigns to Lender all rights and claims Borrower may have against all Persons supplying labor or materials in connection with the Required Work; provided, however, that Lender may not pursue any such rights or claims unless an Event of Default has occurred and remains uncured.

            SECTION 9.5. RELEASE OF RESERVE FUNDS

            (a) Upon written request from Borrower and satisfaction of the requirements set forth in this Agreement, Lender shall disburse to Borrower amounts from (i) the Required Repair Account to the extent necessary to reimburse Borrower for the actual costs of each Required Repair (but not exceeding 125% of the original estimated cost of such Required Repair as set forth on Schedule I, unless Lender has agreed to reimburse Borrower for such excess cost pursuant to Section 9.5(f)) or (ii) the Replacement Reserve Account to the extent necessary to reimburse Borrower for the actual costs of any approved Replacements. Notwithstanding the preceding sentence, in no event shall Lender be required to (x) disburse any amounts which would cause the amount of funds remaining in the Required Repair Account after any disbursement (other than with respect to the final disbursement) to be less than 125% of the then current estimated cost of completing all remaining Required Repairs for the Property, (y) disburse funds from any of the Reserve Accounts if an Event of Default exists, or (z) disburse funds from the Replacement Reserve Account to reimburse Borrower for the costs of routine repairs or maintenance to the Property or for costs which are to be reimbursed from funds held in the Required Repair Account.

            (b) Each request for disbursement from any of the Reserve Accounts shall be on a form provided or approved by Lender and shall (i) include copies of invoices for all items or materials purchased and all labor or services provided and (ii) specify (A) the Required Work for which the disbursement is requested, (B) the quantity and price of each item purchased, if the Required Work includes the purchase or replacement of specific items, (C) the price of all materials (grouped by type or category) used in any Required Work other than the purchase or replacement of specific items, and (D) the cost of all contracted labor or other services applicable to each Required Work for which such request for disbursement is made. With each request Borrower shall certify that all Required Work has been performed in accordance with all Legal Requirements. Except as provided in
Section 9.5(d), each request for disbursement shall be made only after completion of the Required Repair or Replacement (or the portion thereof completed in accordance with Section 9.5(d)), as applicable, for which disbursement is requested. Borrower shall provide Lender evidence satisfactory to Lender in its reasonable judgment of such completion or performance.

            (c) Borrower shall pay all invoices in connection with the Required Work with respect to which a disbursement is requested prior to submitting such request for disbursement from the Reserve Accounts or, at the request of Borrower, Lender will issue joint checks, payable to Borrower and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with the Required Work. In the case of payments made by joint check, Lender may require a waiver of lien from each Person receiving payment prior to Lender's disbursement of the Reserve Funds. In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than $50,000 for completion of its work or delivery of its materials. Any lien waiver delivered hereunder shall conform to all Legal Requirements and shall cover all work performed and materials supplied (including equipment and fixtures) for the Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current disbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request).

            (d) If (i) the cost of any item of Required Work exceeds $50,000,
(ii) the contractor performing such Required Work requires periodic payments pursuant to terms of a written contract, and (iii) Lender has approved in writing in advance such periodic payments (provided, Lender shall not be entitled to approve the contract if Lender has already approved such contract pursuant to the provisions of Section 9.4(a)), a request for disbursement from the Reserve Accounts may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of work, (B) the materials for which the request is made are on site at the Property and are properly secured or have been installed in the Property, and (C) all other conditions in this Agreement for disbursement have been satisfied.

            (e) Borrower shall not make a request for, nor shall Lender have any obligation to make, any disbursement from any Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) in any amount less than the lesser of (i) $10,000 or (ii) the total cost of the Required Work for which the disbursement is requested.

            (f) In the event any Borrower requests a disbursement from the Required Repair Account to reimburse Borrower for the actual cost of labor or materials used in connection with repairs or improvements other than the Required Repairs specified on Schedule I, or for a Required Repair to the extent the cost of such Required Repair exceeds 125% of the estimated cost of such Required Repair as set forth on Schedule I (in either case, an "ADDITIONAL REQUIRED REPAIR"), Borrower shall disclose in writing to Lender the reason why funds in the Required Repair Account should be used to pay for such Additional Required Repair. If Lender determines that (i) such Additional Required Repair is of the type intended to be covered by the Required Repair Account, (ii) costs for such Additional Required Repair are reasonable, (iii) the funds in the Required Repair Account are sufficient to pay for such Additional Required Repair and all other Required Repairs for the Property specified on Schedule I,
(iv) such Additional Required Repair is not covered or is not of the type intended to be covered by the Replacement Reserve Account, and (v) all other conditions for disbursement under this Agreement have been met, Lender may disburse funds from the Required Repair Account.

            (g) Intentionally reserved.

            (h) Lender's disbursement of any Reserve Funds or other acknowledgment of completion of any Required Work in a manner satisfactory to Lender shall not be deemed a certification or warranty by Lender to any Person that the Required Work has been completed in accordance with Legal Requirements.

            (i) If the funds in any Reserve Account should exceed the amount of payments actually applied by Lender for the purposes of the account, Lender shall return any excess to Borrower, unless at the time Borrower is required to make future payments to the Reserve Account, in which case Lender may, in its discretion, credit such excess against future payments to be made to that Reserve Account. In allocating any such excess, Lender may deal with the Person shown on Lender's records as being the owner of the Property. If at any time Lender reasonably determines that the Reserve Funds are not or will not be sufficient to make the required payments, Lender shall notify Borrower of such determination and Borrower shall pay to Lender any amount necessary to make up the deficiency within ten (10) days after notice from Lender to Borrower requesting payment thereof.

            (j) The insufficiency of any balance in any of the Reserve Accounts shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

            (k) Upon the earlier to occur of (i) the timely completion of all Required Repairs and any Additional Required Repairs, if any, in accordance with the requirements of this Agreement, as verified by Lender in its reasonable discretion, or (ii) the payment in full of the Debt, all amounts remaining on deposit, if any, in the Required Repair Account shall be returned to Borrower or the Person shown on Lender's records as being the owner of the Property and no other party shall have any right or claim thereto.

            (l) Upon payment in full of the Debt, all amounts remaining on deposit, if any, in the Replacement Reserve Account shall be returned to Borrower or the Person shown on

Lender's records as being the owner of the Property and no other party shall have any right or claim thereto.

            SECTION 9.6. TAX AND INSURANCE RESERVE FUNDS

            Upon the commencement of a Reserve DSCR Period Borrower shall establish an account with Lender or Lender's agent sufficient to discharge Borrower's obligations for the payment of Taxes and Insurance Premiums pursuant to Section 5.4 and Section 8.1 hereof (the "TAX AND INSURANCE RESERVE ACCOUNT"), which amount, when added to the required monthly deposits set forth in the next sentence, is sufficient to make the payments of Taxes and Insurance Premiums as required herein. Borrower shall deposit into the Tax and Insurance Reserve Account on each Scheduled Payment Date (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months or such higher amount necessary to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to the earlier of (i) the date that the same will become delinquent and (ii) the date that additional charges or interest will accrue due to the non-payment thereof, and (b) except to the extent Lender has waived the insurance escrow because the insurance required hereunder is maintained under a blanket insurance Policy acceptable to Lender in accordance with Section 8.1(c), one-twelfth of the Insurance Premiums that Lender estimates will be payable during the next ensuing twelve (12) months for the renewal of the coverage afforded by the Policies upon the expiration thereof or such higher amount necessary to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the "TAX AND INSURANCE RESERVE FUNDS"). Lender will apply the Tax and Insurance Reserve Funds to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.4 and Section 8.1 hereof. In making any disbursement from the Tax and Insurance Reserve Account, Lender may do so according to any bill, statement or estimate procured from the appropriate public office or tax lien service (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Reserve Funds shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.4 and Section 8.1 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Reserve Account. In allocating any such excess, Lender may deal with the person shown on Lender's records as being the owner of the Property. Any amount remaining in the Tax and Insurance Reserve Account after the Debt has been paid in full shall be returned to Borrower or the person shown on Lender's records as being the owner of the Property and no other party shall have any right or claim thereto. If at any time Lender reasonably determines that the Tax and Insurance Reserve Funds are not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall pay to Lender any amount necessary to make up the deficiency within ten (10) days after notice from Lender to Borrower requesting payment thereof. Notwithstanding the foregoing, so long as (x) Borrower is maintaining all or a portion of the insurance required under Section
8.1 through a blanket insurance policy in accordance with the terms and conditions hereof, including, but not limited to, Section 8.1(c) hereof and such blanket policy is acceptable to Lender, (y) no Event of Default exists and (z) Borrower provides Lender with evidence in form and substance satisfactory to Lender of the annual renewal of such blanket insurance policy, Borrower shall not be required to escrow for Insurance Premiums as set forth in this Section 9.6 for that portion of the insurance required under Section 8.1 which is covered by the blanket insurance policy in accordance with the terms hereof. In the event that, at any time, a blanket insurance policy is not in effect in accordance with the terms and conditions hereof, Borrower shall immediately provide for either (i) an individual policy for the Property complying with the terms and conditions set forth herein and shall immediately commence making deposits for Insurance Premiums in accordance with this Section 9.6 or (ii) a replacement blanket policy complying with the terms and conditions set forth herein and acceptable to Lender. Notwithstanding the foregoing, Borrower shall not be required to make monthly deposits for Taxes pursuant to cause (a) above, unless a Reserve DSCR Period is continuing; provided, however, in the event a Reserve DSCR Period is continuing, in lieu of making the monthly deposits required pursuant to clause
(a) above, Borrower may elect to deliver to Lender, within ten (10) Business Days after the commencement of a Reserve DSCR Period, a Letter of Credit in an amount equal to the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months. Borrower shall give Lender no less than five (5) Business days notice of Borrower's election to deliver a Letter of Credit pursuant to this Section 9.6 and Borrower shall pay to Lender all of Lender's reasonable out-of-pocket costs and expenses in connection therewith. Borrower shall not be entitled to draw from any such Letter of Credit. Upon thirty (30) days notice to Lender, Borrower may replace a Letter of Credit with a cash deposit to the Tax and Insurance Reserve Fund if a Letter of Credit has been outstanding for more than six (6) months. Prior to the return of a Letter of Credit, Borrower shall deposit an amount equal to the amount that would have accumulated in the Tax and Insurance Reserve Fund and not been disbursed in accordance with this Agreement if such Letter of Credit had not been delivered. Borrower shall provide Lender with notice of any increases in the annual payments for Taxes thirty (30) days prior to the effective date of any such increase and any applicable Letter of Credit shall be increased by such increased amount at least ten (10) days prior to the effective date of such increase. So long as no Event of Default has occurred and is continuing, upon the discontinuance of a Reserve DSCR Period, Lender shall release to Borrower any Letter of Credit delivered to Lender pursuant to this Section 9.6 or return to Borrower all funds in the Tax and Insurance Reserve Account.

            SECTION 9.7. INTENTIONALLY RESERVED

            SECTION 9.8. INTENTIONALLY RESERVED

            SECTION 9.9. LETTERS OF CREDIT

            (a) Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Debt. Upon the occurrence of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine. Any such application to the Debt shall be subject to the prepayment premium set forth in Section 2.4(c) hereof.

            (b) In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full any Letter of Credit: (i) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (ii) with respect to any Letter of Credit with a stated expiration date, if Lender has not received a notice from the issuing bank that it has renewed the Letter of Credit at least thirty (30) days prior to the date on which such Letter of Credit is scheduled to expire and a substitute Letter of Credit is not provided at least thirty (30) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (iii) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Agreement or a substitute Letter of Credit is provided); or (iv) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Eligible Institution; provided, however, so long as no Event of Default is continuing, any funds resulting from draw made by Lender pursuant to the provisions of clauses (i) - (iv) above shall be deposited into the Reserve Account for which Borrower delivered such Letter of Credit. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in (i), (ii), (iii) or (iv) above and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.

            SECTION 9.10. RESERVE FUNDS GENERALLY

            (a) (i) Except for the Required Repair Account and the Replacement Reserve Account, no earnings or interest on the Reserve Accounts shall be payable to Borrower. Neither Lender nor any loan servicer that at any time holds or maintains such non-interest-bearing Reserve Accounts such Reserve Accounts or any funds deposited therein in interest-bearing accounts. If Lender or any such loan servicer elects in its sole and absolute discretion to keep or maintain any non-interest-bearing Reserve Account or any funds deposited therein in an interest-bearing account, the account shall be an Eligible Account and (A) such funds shall not be invested except in Permitted Investments, and (B) all interest earned or accrued thereon shall be for the account of and be retained by Lender or such loan servicer.

            (ii) Funds deposited in the Required Repair Account and the Replacement Reserve Account shall be held in an interest-bearing business savings account and interest shall be credited to Borrower. In no event shall Lender or any loan servicer that at any time holds or maintains the Required Repair Account or Replacement Reserve Account, as applicable, be required to select any particular interest-bearing account or the account that yields the highest rate of interest, provided that selection of the account shall be consistent with the general standards at the time being utilized by Lender or the loan servicer, as applicable, in establishing similar accounts for loans of comparable type. All such interest shall be and become part of the Required Repair Account and the Replacement Reserve Account, as applicable, and shall be disbursed in accordance with Section
      9.5 above; provided, however, that Lender may, at its election, retain any such interest for its own account during the occurrence and continuance of an Event of Default. Borrower agrees that it shall include all interest on Required Repair Funds and Replacement Reserve Funds as the income of Borrower (and, if Borrower is a partnership or other pass-through entity, the partners, members or beneficiaries of Borrower, as the case may be), and shall be the owner of the Required Repair Funds and Replacement Reserve Funds for federal and applicable state and local tax purposes, except to the extent that Lender retains any interest for its own account during the occurrence and continuance of an Event of Default as provided herein.

            (b) Borrower grants to Lender a first-priority perfected security interest in, and assigns and pledges to Lender all Reserve Funds now or hereafter deposited in the related Reserve Accounts as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Accounts and the Reserve Funds shall constitute additional security for the Debt. The provisions of this Section 9.10 are intended to give Lender or any subsequent holder of the Loan "control" of the Reserve Accounts within the meaning of the UCC.

            (c) The Reserve Accounts and any and all Reserve Funds now or hereafter deposited in the Reserve Accounts shall be subject to the exclusive dominion and control of Lender, which shall hold the Reserve Accounts and any or all Reserve Funds now or hereafter deposited in the Reserve Accounts subject to the terms and conditions of this Agreement. Borrower shall have no right of withdrawal from the Reserve Accounts or any other right or power with respect to the Reserve Accounts or any or all of the Reserve Funds now or hereafter deposited in the Reserve Accounts, except as expressly provided in this Agreement.

            (d) Lender shall furnish or cause to be furnished to Borrower, without charge, a quarterly accounting of each Reserve Account in the normal format of Lender or its loan servicer, showing credits and debits to such Reserve Account, if any, and the purpose for which each debit to each Reserve Account was made, if any.

            (e) As long as no Event of Default has occurred, Lender shall make disbursements from the Reserve Accounts in accordance with this Agreement. All such disbursements shall be deemed to have been expressly pre-authorized by Borrower, and shall not be deemed to constitute the exercise by Lender of any remedies against Borrower unless an Event of Default has occurred and is continuing and Lender has expressly stated in writing its intent to proceed to exercise its remedies as a secured party, pledgee or lienholder with respect to the Reserve Accounts.

            (f) If any Event of Default occurs, Borrower shall immediately lose all of its rights to receive disbursements from the Reserve Accounts until the earlier to occur of (i) the date on which such Event of Default is cured to Lender's satisfaction, or (ii) the payment in full of the Debt. In addition, at Lender's election, Borrower shall lose all of its rights to receive interest on the Required Repair Account and the Replacement Reserve Account during the occurrence and continuance of an Event of Default. Upon the occurrence of any Event of Default, Lender may exercise any or all of its rights and remedies as a secured party, pledgee and lienholder with respect to the Reserve Accounts. Without limitation of the foregoing, upon any Event of Default, Lender may use and disburse the Reserve Funds (or any portion thereof) for any of the following purposes: (A) repayment of the Debt, including, but not limited to, principal prepayments and the prepayment premium applicable to such full or partial prepayment (as applicable); (B) reimbursement of Lender for all losses, fees, costs and expenses (including, without limitation, reasonable legal fees) suffered or incurred by Lender as a result of such Event of Default; (C) payment of any amount expended in exercising any or all rights and remedies available to Lender at law or in equity or under this Agreement or under any of the other Loan Documents; (D) payment of any item from any of the Reserve Accounts as required or permitted under this Agreement; or (E) any other purpose permitted by applicable law; provided, however, that any such application of funds shall not cure or be deemed to cure any Event of Default. Without limiting any other provisions hereof, each of the remedial actions described in the immediately preceding sentence shall be deemed to be a commercially reasonable exercise of Lender's rights and remedies as a secured party with respect to the Reserve Funds and shall not in any event be deemed to constitute a setoff or a foreclosure of a statutory banker's lien. Nothing in this Agreement shall obligate Lender to apply all or any portion of the Reserve Funds to effect a cure of any Event of Default, or to pay the Debt, or in any specific order of priority. The exercise of any or all of Lender's rights and remedies under this Agreement or under any of the other Loan Documents shall not in any way prejudice or affect Lender's right to initiate and complete a foreclosure under the Mortgage.

            (g) The Reserve Funds shall not constitute escrow or trust funds and may be commingled with other monies held by Lender. Notwithstanding anything else herein to the contrary, Lender may commingle in one or more Eligible Accounts any and all funds controlled by Lender, including, without limitation, funds pledged in favor of Lender by other borrowers, whether for the same purposes as the Reserve Accounts or otherwise. Without limiting any other provisions of this Agreement or any other Loan Document, the Reserve Accounts may be established and held in such name or names as Lender or its loan servicer, as agent for Lender, shall deem appropriate, including, without limitation, in the name of Lender or such loan servicer as agent for Lender. In the case of any Reserve Account which is held in a commingled account, Lender or its loan servicer, as applicable, shall maintain records sufficient to enable it to determine at all times which portion of such account is related to the Loan. Upon assignment of the Loan by Lender, any Reserve Funds shall be turned over to the assignee and any responsibility of Lender as assignor shall terminate. The requirements of this Agreement concerning Reserve Accounts in no way supersede, limit or waive any other rights or obligations of the parties under any of the Loan Documents or under applicable law.

            (h) Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Reserve Accounts or the Reserve Funds deposited therein or permit any Lien to attach thereto, except for the security interest granted in this Section 9.10, or any levy to be made thereon, or any UCC Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

            (i) Borrower will maintain the security interest created by this
Section 9.10 as a first priority perfected security interest and will defend the right, title and interest of Lender in and to the Reserve Accounts and the Reserve Funds against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of Lender, and at the sole expense of Borrower, Borrower will promptly and duly execute and deliver such further instruments and documents and will take such further actions as Lender reasonably may request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

            (j) Lender shall be protected in acting upon any notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by Lender to be genuine, and it may be assumed conclusively that any Person purporting to give any of the foregoing in connection with the Reserve Accounts has been duly authorized to do so. Lender may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by them hereunder and in good faith in accordance therewith. Lender shall not be liable to Borrower for any act or omission done or omitted to be done by Lender in reliance upon any instruction, direction or certification received by Lender and without gross negligence or willful misconduct.

            (k) Beyond the exercise of reasonable care in the custody thereof, Lender shall have any duty as to any Reserve Funds in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any person or otherwise with respect thereto. In no event shall Lender or its Affiliates, agents, employees or bailees, be liable or responsible for any loss or damage to any of the Reserve Funds, or for any diminution in value thereof, by reason of the act or omission of Lender, except to the extent that such loss or damage results from Lender's gross negligence or willful misconduct or intentional nonperformance by Lender of its obligations under this Agreement.

                                   ARTICLE X
                                 CASH MANAGEMENT

            SECTION 10.1. PROPERTY OPERATING ACCOUNT

            (a) Borrower acknowledges and confirms that Borrower has established, and Borrower covenants that it shall maintain a deposit account with a federally insured financial institution (whether one or more, individually and collectively, as the case may be, the "PROPERTY OPERATING ACCOUNT BANK") with respect to each Parcel into which Borrower shall, and shall cause Manager to, deposit or cause to be deposited, all Rents and other revenue from the applicable Parcel (such account, all funds at any time on deposit therein and any proceeds, replacements or substitutions of such account or funds therein, are referred to herein as the "PROPERTY OPERATING ACCOUNT").

            (b) Borrower agrees to pay the customary fees and expenses of Property Operating Account Bank (incurred in connection with maintaining the Property Operating Account) and any successors thereto in connection therewith, as separately agreed by them from time to time.

            (c) Lender shall not be under any obligation or duty to perform any act which would involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Borrower shall indemnify and hold Lender and its directors, employees, officers and agents harmless from and against any loss, cost or damage (including, without limitation, reasonable attorneys' fees and disbursements) incurred by such parties in connection with the Property Operating Account other than such as result from the gross negligence or willful misconduct of Lender.

            SECTION 10.2. DEPOSITS AND WITHDRAWALS.

            (a) Borrower represents, warrants and covenants that:

            (i) Borrower shall, and shall cause Manager to, instruct all Persons that maintain open accounts with Borrower or Manager with respect to the applicable Parcel or with whom Borrower or Manager does business on an "accounts receivable" basis with respect to the applicable Parcel to deliver all payments due under such accounts to the Property Operating Account. Neither Borrower nor Manager shall direct any such Person to make payments due under such accounts in any other manner;

            (ii) All Rents or other income from each Parcel shall (A) be deemed additional security for payment of the Debt and shall be held in trust for the benefit, and as the property, of Lender and (B) not be commingled with any other funds or property of Borrower or Manager prior to being deposited into the Property Operating Account;

            (iii) So long as any portion of the Debt remains outstanding, neither Borrower, Manager nor any other Person shall open or maintain any accounts other than the Property Operating Account into which revenues from the ownership and operation of the Property are initially deposited. The foregoing shall not prohibit Borrower from utilizing one or more separate accounts for the disbursement or retention of funds that have been transferred to Borrower pursuant to the express terms of this Agreement; and

            (b) Upon the occurrence and during the continuance of an Event of Default, (A) if requested by Lender, the Borrower shall direct all Tenants to pay Rent to such account as may be required by Lender, and (B) the Borrower shall and shall cause the Property Operating Account Bank to promptly execute such documentation and otherwise cooperate in a prompt and timely manner with such other requests of Lender in order to grant Lender (x) a first priority perfected security interest in each Property Operating Account and (y) control with respect to each Property Operating Account all funds on deposit or to be deposited therein.

            (c) If an Event of Default shall have occurred and be continuing, Borrower hereby irrevocably authorizes Lender to make any and all withdrawals from each Property Operating Account. Lender's right to withdraw and apply funds as stated herein shall be in addition to all other rights and remedies provided to Lender under this Agreement, the Note, the Mortgage and the other Loan Documents.

                                   ARTICLE XI
                           EVENTS OF DEFAULT; REMEDIES

            SECTION 11.1. EVENT OF DEFAULT

            The occurrence of any one or more of the following events shall constitute an "EVENT OF DEFAULT":

            (a) if any portion of the Debt is not paid within five (5) days of the date the same is due or if the entire Debt is not paid on or before the Maturity Date;

            (b) except as otherwise expressly provided in the Loan Documents, if any of the Taxes or Other Charges are not paid in accordance with the terms hereof, unless there is sufficient money in the Tax and Insurance Reserve Account for payment of amounts then due and payable and Lender's access to such money has not been constrained or restricted in any manner;

            (c) if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender as provided in
Section 8.1;

            (d) if Borrower breaches any covenant with respect to itself or any SPE Component Entity (if any) contained in Article 6 or any covenant contained in Article 7 hereof unless, with respect to the covenants set forth in Article 6 only, such breach is (i) immaterial, (ii) capable of cure and (iii) cured within ten (10) days of the occurrence of such breach;

            (e) if any representation or warranty of Borrower, Borrower Principal, any SPE Component Entity, or any member, general partner, principal or beneficial owner of any of the foregoing, made herein, in any other Loan Document, or in any certificate, report, financial statement or other instrument or document furnished to Lender at the time of the closing of the Loan or during the term of the Loan shall have been false or misleading in any material respect when made;

            (f) if (i) Borrower, or any managing member or general partner of Borrower, Borrower Principal, or any SPE Component Entity (if any) shall commence any case, proceeding or other action (A) under any Creditors Rights Laws, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower, any managing member or general partner of Borrower, Borrower Principal, or any SPE Component Entity (if any) shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower, any managing member or general partner of Borrower, Borrower Principal, or any SPE Component Entity (if any) any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against Borrower, any managing member or general partner of Borrower, Borrower Principal, or any SPE Component Entity (if any) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) Borrower, any managing member or general partner of Borrower, Borrower Principal, or any SPE Component Entity (if any) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower, any managing member or general partner of Borrower, Borrower Principal, or any SPE Component Entity (if any) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

            (g) if Borrower shall be in default beyond applicable notice and grace periods under any other mortgage, deed of trust, deed to secure debt or other security agreement covering any part of the Property, whether it be superior or junior in lien to the Mortgage;

            (h) if the Property becomes subject to any mechanic's, materialman's or other Lien in excess of $100,000 other than a Lien for any Taxes or Other Charges not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days;

            (i) if any federal tax lien in excess of $100,000 is filed against Borrower, any member or general partner of Borrower, Borrower Principal, or any SPE Component Entity (if any) or the Property and same is not discharged of record within thirty (30) days after same is filed;

            (j) if a judgment is filed against the Borrower in excess of the lesser of (x) ten percent (10%) of the principal amount of the Loan and (y) $500,000 which is not vacated or discharged or bonded over within 30 days unless the claim(s) set forth in the judgment is covered by insurance;

            (k) if any default occurs under any guaranty or indemnity executed in connection herewith and such default continues after the expiration of applicable grace periods, if any;

            (l) intentionally reserved;

            (m) if Borrower shall continue to be in default under any other term, covenant or condition of this Agreement or any of the Loan Documents for more than ten (10) days after notice from Lender in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from Lender in the case of any other default, provided that if such default cannot reasonably be cured within such thirty (30) day period and Borrower shall have commenced to cure such default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of ninety (90) days; or

            (n) if any of the assumptions contained in any opinion relating to issues of substantive consolidation delivered to the Lender in connection with the Loan, or in any other opinion relating to substantive consolidation delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect.

            SECTION 11.2. REMEDIES

            (a) Upon the occurrence of an Event of Default (other than an Event of Default described in Section 11.1(f) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and the Property, including, without limitation, all rights or remedies available at law or in equity (subject to the terms of Article XV below); and upon any Event of Default described in Section 11.1(f) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

            (b) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time (subject to the terms of Article XV below), whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.

                                  ARTICLE XII
                            ENVIRONMENTAL PROVISIONS

            SECTION 12.1. ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES

            Borrower represents and warrants, based upon, and except as otherwise disclosed or described in an Environmental Report of the Property (unless Borrower has actual knowledge that such information disclosed in an Environmental Report is inaccurate in any material respect) and information that Borrower knows or should reasonably have known, that: (a) there are no Hazardous Materials or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with Environmental Laws and with permits issued pursuant thereto (if such permits are required), if any, and (ii) in the case of Hazardous Materials, in amounts not in excess of that necessary to operate the Property for the purposes set forth herein; (b) there are no past, present or threatened Releases of Hazardous Materials in violation of any Environmental Law or which would require remediation by a Governmental Authority in, on, under or from the Property; (c) there is no threat of any Release of Hazardous Materials migrating to the Property except as described in the Environmental Report; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property; (e) Borrower does not know of, and has not received, any written or oral notice or other communication from any Person relating to Hazardous Materials in, on, under or from the Property which would cause a violation of any Environmental Law; and (f) to the extent not included in the Environmental Report prepared for Lender in connection with the Loan, Borrower has truthfully and fully provided to Lender, in writing, any and all information relating to environmental conditions in, on, under or from the Property known to Borrower or contained in Borrower's files and records, including but not limited to any reports relating to Hazardous Materials in, on, under or migrating to or from the Property and/or to the environmental condition of the Property.

            SECTION 12.2. ENVIRONMENTAL COVENANTS

            Borrower covenants and agrees that so long as Borrower owns, manages, is in possession of, or otherwise controls the operation of the
Property: (a) all uses and operations on or of the Property, whether by Borrower or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Materials in, on, under or from the Property in violation of any Environmental Law caused by Borrower, its agents or employees; (c) there shall be no Hazardous Materials in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto, if and to the extent required, and (ii) (A) in amounts not in excess of that necessary to operate the Property for the purposes set forth herein or (B) fully disclosed to and approved by Lender in writing; (d) Borrower shall keep the Property free and clear of all Environmental Liens; (e) Borrower shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 12.4 below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews;
(f) Borrower shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Lender, upon Lender's reasonable belief that the Property is not in full compliance with all Environmental Laws, and share with Lender the reports and other results thereof, and Lender and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Borrower shall, at its sole cost and expense, comply with all reasonable written requests of Lender to (i) reasonably effectuate remediation of any Hazardous Materials in, on, under or from the Property; and (ii) comply with any Environmental Law; (h) Borrower shall not allow any tenant or other user of the Property to violate any Environmental Law; and (i) Borrower shall immediately notify Lender in writing after it has become aware of (A) any presence or Release or threatened Release of Hazardous Materials in, on, under, from or migrating towards the Property; (B) any non-compliance with any Environmental Laws related in any way to the Property;
(C) any actual or potential Environmental Lien against the Property; (D) any required or proposed remediation of environmental conditions relating to the Property; and (E) any written notice or other communication of which Borrower becomes aware from any source whatsoever (including but not limited to a Governmental Authority) relating in any way to Hazardous Materials.

            SECTION 12.3. LENDER'S RIGHTS

            Lender and any other Person designated by Lender, including but not limited to any representative of a Governmental Authority, and any environmental consultant, and any receiver appointed by any court of competent jurisdiction, shall have the right, but not the obligation, to enter upon the Property at all reasonable times and upon reasonable advance notice to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Lender's sole discretion) and taking samples of soil, groundwater or other water, air, or building materials, and conducting other invasive testing. Borrower shall cooperate with and provide access to Lender and any such person or entity designated by Lender.

            SECTION 12.4. OPERATIONS AND MAINTENANCE PROGRAMS

            If recommended by the Environmental Report or any other environmental assessment or audit of the Property, Borrower shall establish and comply with an operations and maintenance program with respect to the Property, in form and substance reasonably acceptable to Lender, prepared by an environmental consultant reasonably acceptable to Lender, which program shall address any asbestos-containing material or lead based paint that may now or in the future be detected at or on the Property. Without limiting the generality of the preceding sentence, Lender may require (a) periodic notices or reports to Lender in form, substance and at such intervals as Lender may specify, (b) an amendment to such operations and maintenance program to address changing circumstances, laws or other matters, (c) at Borrower's sole expense, supplemental examination of the Property by consultants specified by Lender, (d) access to the Property by Lender, its agents or servicer, to review and assess the environmental condition of the Property and Borrower's compliance with any operations and maintenance program, and (e) variation of the operations and maintenance program in response to the reports provided by any such consultants.

            SECTION 12.5. ENVIRONMENTAL DEFINITIONS

            "ENVIRONMENTAL LAW" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other government directives or requirements, as well as common law, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act and the Resource Conservation and Recovery Act, that apply to Borrower or the Property and relate to Hazardous Materials or protection of human health or the environment. "ENVIRONMENTAL LIENS" means all Liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Borrower or any other Person. "ENVIRONMENTAL REPORT" means the written reports resulting from the environmental site assessments of the Property delivered to Lender in connection with the Loan. "HAZARDOUS MATERIALS" shall mean petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials in any form that is or could become friable; underground or above-ground storage tanks, whether empty or containing any substance; any substance the presence of which on the Property is prohibited by any federal, state or local authority; any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material", "hazardous waste", "toxic substance", "toxic pollutant", "contaminant", or "pollutant" within the meaning of any Environmental Law. "RELEASE" of any Hazardous Materials includes but is not limited to any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

            SECTION 12.6. INDEMNIFICATION

            (a) Borrower and Borrower Principal covenant and agree at their sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (i) any presence of any Hazardous Materials in, on, above, or under the Property in violation of any Environmental Law; (ii) any past, present or threatened Release of Hazardous Materials in, on, above, under or from the Property in violation of any Environmental Law; (iii) any activity by Borrower, any Person affiliated with Borrower, and any Tenant in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Materials at any time located in, under, on or above the Property or any actual or proposed remediation of any Hazardous Materials at any time located in, under, on or above the Property, whether or not such remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action in each case in violation of any Environmental Law; (iv) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including but not limited to any failure by Borrower, any person or entity affiliated with Borrower, and any tenant or other user of the Property to comply with any order of any Governmental Authority in connection with any Environmental Laws; (v) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (vi) any acts of Borrower, any person or entity affiliated with Borrower, and any tenant in (A) arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Materials at any facility or incineration vessel containing such or similar Hazardous Materials or (B) accepting any Hazardous Materials for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for remediation; and (vii) any material and intentional misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement relating to environmental matters.

            (b) Upon written request by any Indemnified Party, Borrower and Borrower Principal shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding, provided, with respect to such resolution, Lender agrees to obtain Borrower's prior written approval (it being acknowledged and agreed that Borrower shall not unreasonably withhold, condition of delay its approval and any rejection of proposed resolution shall set forth the reasons for the same in reasonable detail); provided, however, so long as there is not a conflict of interest between any Indemnified Party and Borrower, as determined by an Indemnified Party, no Indemnified Party shall engage additional attorneys nor other professionals. Upon demand, Borrower and Borrower Principal shall pay or, in the sole discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

            (c) Notwithstanding the foregoing, Borrower shall have no liability for any Losses imposed upon or incurred by or asserted against any Indemnified Parties and described in subsection (a) above to the extent that Borrower can conclusively prove that such Losses were caused (i) solely by actions, conditions or events that occurred after the date that Borrower was no longer in possession or control of the Property, whether due to foreclosure, deed in lieu of foreclosure or the appointment of a receiver and that such Losses were not caused by the direct or indirect actions of Borrower, Borrower Principal, or any partner, member, principal, officer, director, trustee or manager of Borrower or Borrower Principal or any employee, agent, contractor or Affiliate of Borrower or Borrower Principal or (ii) by the gross negligence or intentional misconduct of any of the Indemnified Parties. The obligations and liabilities of Borrower and Borrower Principal under this Section 12.6 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage.

                                  ARTICLE XIII
                                SECONDARY MARKET

            SECTION 13.1. TRANSFER OF LOAN

            Lender may, at any time, sell, transfer or assign the Loan Documents, or grant participations therein ("PARTICIPATIONS") or syndicate the Loan ("SYNDICATION") or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement ("SECURITIES") (a Syndication or the issuance of Participations and/or Securities, a "SECURITIZATION").

            SECTION 13.2. DELEGATION OF SERVICING

            At the option of Lender, the Loan may be serviced by a servicer/trustee selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to such servicer/trustee pursuant to a servicing agreement between Lender and such servicer/trustee.

            SECTION 13.3. DISSEMINATION OF INFORMATION

            Lender may forward to each purchaser, transferee, assignee, or servicer of, and each participant, or investor in, the Loan, or any Participations and/or Securities or any of their respective successors (collectively, the "INVESTOR") or any Rating Agency rating the Loan, or any Participations and/or Securities, each prospective Investor, and any organization maintaining databases on the underwriting and performance of commercial mortgage loans, all documents and information which Lender now has or may hereafter acquire relating to the Debt and to Borrower, any managing member or general partner thereof, Borrower Principal, any SPE Component Entity (if any) and the Property, including financial statements, whether furnished by Borrower or otherwise, as Lender determines necessary or desirable. Borrower irrevocably waives any and all rights it may have under applicable Legal Requirements to prohibit such disclosure, including but not limited to any right of privacy so long as the information is used in accordance with the requirements hereof.

            SECTION 13.4. COOPERATION

            Borrower and Borrower Principal agree to cooperate with Lender in connection with any sale or transfer of the Loan or any Participation and/or Securities created pursuant to this Article 13, including, without limitation, the delivery of an estoppel certificate required in accordance with Section 5.12(a) and such other documents as may be reasonably requested by Lender. Borrower shall also furnish and Borrower and Borrower Principal consent to Lender furnishing to such Investors or such prospective Investors or such Rating Agency and any and all information concerning the Property, the Leases, the financial condition of Borrower or Borrower Principal as may be requested by Lender, any Investor, any prospective Investor or any Rating Agency in connection with any sale or transfer of the Loan or any Participations or Securities. At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower and Borrower Principal shall use reasonable efforts to provide information not in the possession of the holder of the Note relating to the Property, the Leases, the financial condition of Borrower or Borrower Principal in order to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with such sales or transfers, including, without limitation, to:

            (a) provide updated financial, budget and other information with respect to the Property, Borrower, Borrower Principal and Manager and provide modifications and/or updates to the appraisals, market studies, environmental reviews and reports (Phase I reports and, if appropriate, Phase II reports) and engineering reports of the Property obtained in connection with the making of the Loan (all of the foregoing being referred to as the "PROVIDED INFORMATION"), together, if customary, with appropriate verification and/or consents of the Provided Information, at Lender's expense, through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender and the Rating Agencies;

            (b) make changes to the organizational documents of Borrower, any SPE Component Entity and their respective principals which are consistent with the provisions of Article 6;

            (c) at Lender's expense, cause counsel to render or update existing opinion letters as to enforceability and non-consolidation, which may be relied upon by the holder of the Note, the Rating Agencies and their respective counsel, which shall be dated as of the closing date of the Securitization;

            (d) permit site inspections, appraisals, market studies and other due diligence investigations of the Property, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization all at Lender's expense;

            (e) make the representations and warranties with respect to the Property, Borrower, Borrower Principal and the Loan Documents as are made in the Loan Documents;

            (f) execute such amendments to the Loan Documents as may be reasonably requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization all at Lender's expense including, without limitation, bifurcation of the Loan into two or more components and/or separate notes and/or creating a senior/subordinate note structure; provided, however, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, except in connection with a bifurcation of the Loan which may result in varying fixed interest rates and amortization schedules, but which shall have the same weighted average coupon of the original Note throughout the entire term of the Loan, or (ii) in the reasonable judgment of Borrower, modify or amend any other material economic term of the Loan, or (iii) in the reasonable judgment of Borrower, materially increase Borrower's obligations and liabilities under the Loan Documents;

            (g) deliver to Lender and/or any Rating Agency, at Lender's expense,
(i) one or more certificates executed by an officer of the Borrower certifying as to the accuracy in all material respects, as of the closing date of the Securitization, of all representations made by Borrower in the Loan Documents as of the Closing Date in all relevant jurisdictions or, if such representations are no longer accurate, certifying as to what modifications to the representations would be required to make such representations accurate in all material respects as of the closing date of the Securitization, and (ii) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower as of the date of the closing date of the Securitization;

            (h) have reasonably appropriate personnel participate in a bank meeting and/or presentation for the Rating Agencies or Investors; and

            (i) cooperate with and assist Lender in obtaining ratings of the Securities from two (2) or more of the Rating Agencies.

            Except as otherwise provided in this Section 13.4, all reasonable third party costs and expenses incurred by Borrower in connection with Borrower's complying with requests made under this Section 13.4 shall be paid by Borrower, it being acknowledged and agreed that Borrower shall not be obligated to pay Lender's costs and expenses and the costs and expenses of third parties engaged by Lender in connection with requests by Lender pursuant to this Section 13.4, unless otherwise provided in this Section 13.4.

            In the event that Borrower requests any consent or approval hereunder and the provisions of this Agreement or any Loan Documents require the receipt of written confirmation from each Rating Agency with respect to the rating on the Securities, or, in accordance with the terms of the transaction documents relating to a Securitization, such a rating confirmation is required in order for the consent of Lender to be given, Borrower shall pay all of the reasonable costs and expenses of Lender, Lender's servicer and each Rating Agency in connection therewith, and, if applicable, shall pay any fees imposed by any Rating Agency as a condition to the delivery of such confirmation.

            SECTION 13.5. SECURITIZATION INDEMNIFICATION

            (a) Borrower and Borrower Principal understand that certain of the Provided Information may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus, prospectus supplement, offering memorandum or private placement memorandum (each, a "DISCLOSURE DOCUMENT") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act or the Exchange Act, or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower and Borrower Principal will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects, subject to the terms and conditions contained in Section 13.4.

            (b) Borrower and Borrower Principal agree to provide in connection with each of (i) a preliminary and a final offering memorandum or private placement memorandum or similar document (including any Investor or Rating Agency "term sheets" or presentations relating to the Property and/or the Loan) or (ii) a preliminary and final prospectus or prospectus supplement, as applicable, an indemnification certificate (A) certifying that Borrower and Borrower Principal have carefully examined the specific sections of any memorandum or prospectus describing or disclosing the Property Information (which specific sections shall be provided by Lender) which shall only relate to Borrower, Borrower Principal, Manager, their Affiliates, the Loan, the Loan Documents and the Property, and that, to the best of Borrower's knowledge, such sections (and any other sections reasonably requested) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; provided, however, Borrower shall not make any representations or warranties concerning the truth, accuracy or completeness of any information or reports prepared by a third party, (B) indemnifying Lender (and for purposes of this Section 13.5, Lender hereunder shall include its officers and directors) and the Affiliate of Lender that (i) has filed the registration statement, if any, relating to the Securitization and/or (ii) which is acting as issuer, depositor, sponsor and/or a similar capacity with respect to the Securitization (any Person described in (i) or (ii), an "ISSUER PERSON"), and each director and officer of any Issuer Person, and each Person or entity who controls any Issuer Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "ISSUER GROUP"), and each Person which is acting as an underwriter, manager, placement agent, initial purchaser or similar capacity with respect to the Securitization, each of its directors and officers and each Person who controls any such Person within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "UNDERWRITER GROUP") for any Losses to which Lender, the Issuer Group or the Underwriter Group may become subject insofar as the Losses directly arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections or in light of the circumstances under which they were made, not materially misleading (collectively the "SECURITIES LIABILITIES") and (C) agreeing to reimburse Lender, the Issuer Group and the Underwriter Group for any legal or other expenses reasonably incurred by

Lender and Issuer Group in connection with investigating or defending the Securities Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such Securities Liabilities arise out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender or any member of the Issuer Group or Underwriter Group by or on behalf of Borrower or Borrower Principal in connection with the preparation of the memorandum or prospectus or other document (including any Investor or Rating Agency "term sheets" or presentations relating to the Property and/or the
Loan) or in connection with the underwriting of the Loan, including, without limitation, financial statements of Borrower or Borrower Principal, operating statements, rent rolls, environmental site assessment reports and Property condition reports with respect to the Property. This indemnity agreement will be in addition to any liability which Borrower and Borrower Principal may otherwise have. Moreover, the indemnification provided for in Clauses (B) and (C) above shall be effective whether or not an indemnification certificate described in
(A) above is provided and shall be applicable based on information previously provided by Borrower and Borrower Principal or their Affiliates if Borrower or Borrower Principal do not provide the indemnification certificate so long as Lender provides Borrower with the disclosure thereof and prospectus as set forth in this Section 13.5(b).

            (c) In connection with the initial filings under the Exchange Act in connection with a Securitization of the Loan, Borrower and Borrower Principal agree to indemnify (i) Lender, the Issuer Group and the Underwriter Group for Losses to which Lender, the Issuer Group or the Underwriter Group may become subject insofar as the Securities Liabilities arise out of or are based solely upon the omission or alleged omission to state in the Provided Information delivered to Lender prior to the Securitization a material fact required to be stated in the Provided Information in order to make the statements in the Provided Information, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the Issuer Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Issuer Group or the Underwriter Group in connection with defending or investigating the Securities Liabilities; provided that in the event that such filings under the Exchange Act contain information in a form not previously reviewed by Borrower, then Lender shall provide Borrower with a copy of such filings for its approval of the content thereof prior to submitting the same.

            (d) Promptly after receipt by an indemnified party under this
Section 13.5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 13.5, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify causes prejudice to the indemnifying party. In the event that any action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, so long as there is not a conflict of interest between the indemnifying party and any indemnified party or parties, as reasonably determined by counsel to such indemnified party or parties, the indemnified party or parties shall not engage additional counsel to assume such defense on behalf of the related indemnifying party. After notice from the indemnifying party to such indemnified party under this
Section 13.5 the indemnifying party shall be responsible for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, and that there is a conflict of interest between the indemnified party or parties and the indemnifying party, as reasonably determined by counsel to such indemnified party or parties, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one such separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

            (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreements provided for in Section 13.5(b) or Section 13.5(c) is or are for any reason held to be unenforceable by an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under Section 13.5(b) or Section 13.5(c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered:
(i) the indemnified party's, Borrower's and Borrower Principal's relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Lender, Borrower and Borrower Principal hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

            (f) The liabilities and obligations of Borrower and Lender under this Section 13.5 shall survive the satisfaction of this Agreement and the satisfaction and discharge of the Debt. The liabilities and obligations of Borrower Principal under this Section 13.5 and any certificate provided pursuant to the terms hereof shall only survive until November 30, 2006 and then shall terminate and be of no further force and effect with respect to any matters for which written claims have not been made against Borrower Principal prior to November 30, 2006.

                                  ARTICLE XIV
                                INDEMNIFICATIONS

            SECTION 14.1. GENERAL INDEMNIFICATION

            Borrower shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any Applicable Legal Requirements; (e) any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (f) the holding or investing of the Reserve Accounts or the performance of the Required Work, or (g) the payment of any commission, charge or brokerage fee to anyone which may be payable in connection with the funding of the Loan (collectively, the "INDEMNIFIED LIABILITIES"); provided, however, that Borrower shall not have any obligation to Lender hereunder (i) to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender and (ii) with respect to any Indemnified Liability (A) not caused by Borrower and (B) first arising after the date Borrower is no longer in possession or control of the Property whether due to foreclosure, deed in lieu of foreclosure or the appointment of a receiver. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

            SECTION 14.2. MORTGAGE AND INTANGIBLE TAX INDEMNIFICATION

            Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of the Mortgage, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes.

            SECTION 14.3. ERISA INDEMNIFICATION

            Borrower shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys' fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender's sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Section 4.9 or Section
5.18 of this Agreement.

            SECTION 14.4. SURVIVAL

            The obligations and liabilities of Borrower under this Article 14 shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Mortgage.

                                   ARTICLE XV
                                   EXCULPATION

            SECTION 15.1. EXCULPATION

            (a) Except as otherwise provided herein or in the other Loan Documents, Lender shall not enforce the liability and obligation of Borrower or Borrower Principal, as applicable, to pay, perform and/or observe the obligations contained herein, in the Note, or in the other Loan Documents by any action or proceeding against Borrower wherein a money judgment shall be sought against Borrower, the members/partners of Borrower or Borrower Principal or its respective members or partners, except that Lender may bring a foreclosure action, action for specific performance or other appropriate action or proceeding against Borrower to enable Lender to enforce and realize upon this Agreement, the Note, the Mortgage and the other Loan Documents, and the interest in the Property, the Rents and any other collateral given to Lender created by this Agreement, the Note, the Mortgage and the other Loan Documents; provided, however, that any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Property, in the Rents and in any other collateral given to Lender. Lender, by accepting this Agreement, the Note, the Mortgage and the other Loan Documents, agrees that it shall not, except as otherwise provided in Section 15.1(b) and (c), sue for, seek or demand any deficiency judgment against Borrower or Borrower Principal in any such action or proceeding, under or by reason of or under or in connection with this Agreement, the Note, the Mortgage or the other Loan Documents. The provisions of this Section 15.1 shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the Mortgage or the other Loan Documents; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under this Agreement and the Mortgage; (iii) affect the validity or enforceability of any indemnity (including, without limitation, those contained in Section 12.6, Section 13.5 and Article 14 of this Agreement), made in connection with this Agreement, the Note, the Mortgage and the other Loan Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the assignment of leases provisions contained in the Mortgage; or (vi) impair the right of Lender to obtain a deficiency judgment against Borrower or other judgment on the Note against Borrower if necessary to obtain any Insurance Proceeds or Awards to which Lender would otherwise be entitled under this Agreement; provided however, Lender shall only enforce such judgment to the extent of the Insurance Proceeds and/or Awards.

            (b) Notwithstanding the provisions of this Section 15.1 to the contrary, Borrower and Borrower Principal shall be personally liable to Lender on a joint and several basis for Losses due to:

            (i) fraud, material intentional misrepresentation, gross negligence or willful misconduct by Borrower, Borrower Principal or any other Affiliate of Borrower or Borrower Principal in connection with the execution and the delivery of this Agreement, the Note, the Mortgage, any of the other Loan Documents, or any certificate, report, financial statement or other instrument or document furnished to Lender at the time of the closing of the Loan or during the term of the Loan;

            (ii) Borrower's, Borrower Principal's or any of their Affiliates' misapplication or misappropriation of Rents received by Borrower, to the extent Borrower or any Affiliate has the ability to control the distribution or application thereof, after the occurrence of an Event of Default;

            (iii) Borrower's, Borrower Principal's or any of their Affiliates' misapplication or misappropriation of tenant security deposits or Rents collected in advance, to the extent Borrower or any Affiliate has the ability to control the distribution or application thereof;

            (iv) Borrower's, Borrower Principal's or any of their Affiliates' misapplication or the misappropriation of Insurance Proceeds or Awards, to the extent Borrower or any Affiliate has the ability to control the distribution or application thereof;

            (v) Borrower's failure to pay Taxes or Other Charges (except to the extent that sums sufficient to pay such amounts have been deposited in escrow with Lender pursuant to the terms hereof and there exists no impediment to Lender's utilization thereof (whether or not used by Lender for such purpose) or the applicable Parcel is not generating sufficient proceeds to pay such Taxes or Other Chartes);

            (vi) intentionally reserved;

            (vii) any act of actual physical waste or arson by Borrower, any principal, Affiliate, member or general partner thereof or by Borrower Principal, any principal, Affiliate, member or general partner thereof;

            (viii) Borrower's failure following any Event of Default to deliver to Lender upon demand all Rents collected by Borrower after such Event of Default and books and records relating to the Property;

            (ix) Borrower's withdrawal following an Event of Default of any amounts from any Property Operating Account, except as directed by Lender; or

            (x) Borrower's failure to complete the Required Repairs within the time frames set forth in Section 9.1 hereof, to the extent Lender has not required Borrower to make a deposit into the Required Repair Account pursuant to the provisions of Section 9.1 hereof.

            (c) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Debt immediately shall become fully recourse to Borrower and Borrower Principal, jointly and severally, in the event of (i) a default by Borrower, Borrower Principal or any SPE Component Entity (if any) of any of the covenants set forth in Article 6, except the extent that such breach was inadvertent, immaterial and is promptly cured, (ii) of a breach of any of the covenants set forth in Article 7 hereof, or (iii) if (A) a voluntary bankruptcy or insolvency proceeding is commenced by Borrower under the U.S. Bankruptcy Code or any similar federal or state law, or
(B) an involuntary bankruptcy or insolvency proceeding is commenced against Borrower or Borrower Principal in connection with which Borrower, Borrower Principal, SPE Component Entity or any Affiliate of any of the foregoing has or have colluded in any way with the creditors commencing or filing such proceeding.

            (d) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Mortgage or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Agreement, the Note, the Mortgage or the other Loan Documents.

                                  ARTICLE XVI
                                     NOTICES

            SECTION 16.1. NOTICES

            All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested, (b) expedited prepaid overnight delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or by (c) telecopier (with answer back acknowledged provided an additional notice is given pursuant to subsection (b) above), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

            If to Lender:       Bank of America, N.A.
                                Capital Markets Servicing Group
                                555 South Flower Street, 6th Floor
                                CA9-706-06-42
                                Los Angeles, California 90071
                                Attention: Servicing Manager
                                Telephone No: (800) 462-0505
                                Facsimile No.: (213) 345-6587

            With a copy to:     Bank of America Legal Department
                                GCIB/CMBS
                                NC1-007-20-01
                                100 North Tyron Street
                                Charlotte, North Carolina 28255-0001
                                Attention: Paul Kurzeja, Esq.
                                Facsimile No.: (704) 387-0922

                                Cadwalader, Wickersham and Taft LLP
                                227 West Trade Street, Suite 2400
                                Charlotte, North Carolina 28202
                                Attention: James P. Carroll, Esq.
                                Facsimile No.: (704) 348-5200

            If to Borrower:     c/o Sun Communities, Inc.
                                The American Center
                                27777 Franklin Road, Suite 200
                                Southfield, Michigan 48034
                                Attention: Chief Executive Officer
                                Facsimile No.: (248) 208-2640

            With a copy to:     Jaffe, Rait, Heuer & Weiss
                                One Woodward Avenue, Suite 2400
                                Detroit, Michigan 48226
                                Attention: Arthur A. Weiss, Esq.
                                Fax No.: (313) 961-8358

                                (On or after September 1, 2004)
                                The American Center
                                27777 Franklin Road, Suite 2500
                                Southfield, Michigan 48034
                                Fax No.: (248) 351-3082

            If to Borrower
            Principal:          Sun Communities Operating Limited Partnership
                                The American Center
                                27777 Franklin Road, Suite 200
                                Southfield, Michigan 48034
                                Attention: Chief Executive Officer
                                Facsimile No.: (248) 208-2640

            With a copy to:     Jaffe, Rait, Heuer & Weiss
                                One Woodward Avenue, Suite 2400
                                Detroit, Michigan 48226
                                Attention: Arthur A. Weiss, Esq.
                                Fax No.: (313) 961-8358

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.

                                  ARTICLE XVII
                               FURTHER ASSURANCES

            SECTION 17.1. REPLACEMENT DOCUMENTS

            Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Borrower will issue, in lieu thereof, a replacement Note or other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

            SECTION 17.2. RECORDING OF MORTGAGE, ETC.

            Borrower forthwith upon the execution and delivery of the Mortgage and thereafter, from time to time, will cause the Mortgage and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Lender in, the Property. Borrower will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, the Mortgage, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Mortgage, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do. Lender agrees to reasonably cooperate, at Borrower's expense, with reasonable requests made by Borrower to assign this Agreement, or any of the other Loan Documents to a new lender in connection with a refinance of the Loan in order to minimize the tax obligations incurred by Borrower in connection with such refinance

            SECTION 17.3. FURTHER ACTS, ETC.

            Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, deeds of trust, mortgages, assignments, security agreements, control agreements, notices of assignments, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording the Mortgage, or for complying with all Legal Requirements; provided, however, none of the foregoing shall materially increase the obligations or reduce the rights of Borrower hereunder. Borrower, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements and financing statement amendments to evidence more effectively, perfect and maintain the priority of the security interest of Lender in the Property. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including without limitation, such rights and remedies available to Lender pursuant to this Section 17.3.

            SECTION 17.4. CHANGES IN TAX, DEBT, CREDIT AND DOCUMENTARY STAMP
LAWS

            (a) If any law is enacted or adopted or amended after the date of this Agreement which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender's interest in the Property, Borrower will pay the tax, with interest and penalties thereon, if any. If Lender is advised by counsel chosen by it that the payment of tax by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury then Lender shall have the option by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable without imposing any prepayment premium or charge thereon.

            (b) Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of the Mortgage or the Debt. If such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable without imposing any prepayment premium or charge thereon.

            If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, the Mortgage, or any of the other Loan Documents or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any.

            SECTION 17.5. EXPENSES

            Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable, actual attorneys' fees and disbursements and the allocated costs of internal legal services and all actual disbursements of internal counsel) reasonably incurred by Lender in accordance with this Agreement in connection with (a) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (b) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements;
(c) following a request by Borrower, Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (d) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender (except as expressly limited by the provisions of the provisions of Section 13.4 hereof); (e) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement; (f) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents; (g) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; and (h) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.

                                 ARTICLE XVIII
                                     WAIVERS

            SECTION 18.1. REMEDIES CUMULATIVE; WAIVERS

            The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower or Borrower Principal pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise except as limited by Article XV hereof. Lender's rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

            SECTION 18.2. MODIFICATION, WAIVER IN WRITING

            No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

            SECTION 18.3. DELAY NOT A WAIVER

            Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

            SECTION 18.4. TRIAL BY JURY

            BORROWER, BORROWER PRINCIPAL AND LENDER EACH HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, BORROWER PRINCIPAL AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. EACH OF LENDER, BORROWER PRINCIPAL AND BORROWER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER, BORROWER PRINCIPAL AND LENDER.

            SECTION 18.5. WAIVER OF NOTICE

            Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

            SECTION 18.6. REMEDIES OF BORROWER

            In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Lender agrees that, in such event, it shall cooperate in expediting any action seeking injunctive relief or declaratory judgment.

            SECTION 18.7. WAIVER OF MARSHALLING OF ASSETS

            To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.

            SECTION 18.8. WAIVER OF STATUTE OF LIMITATIONS

            Borrower hereby expressly waives and releases, to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

            SECTION 18.9. WAIVER OF COUNTERCLAIM

            Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents; provided, however, nothing in this section shall prevent Borrower from, subject to the provisions of Section 18.6 above, asserting such claim or counterclaim in a separate action against Lender.

                                  ARTICLE XIX
                                  GOVERNING LAW

            SECTION 19.1. CHOICE OF LAW

            This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York, provided however, (a) that with respect to the creation, perfection, priority and enforcement of any Lien created by the Loan Documents, and the determination of deficiency judgments, the laws of the state where the Property is located shall apply, and (b) with respect to the security interest in each of the Reserve Accounts, the laws of the state where each such account is located shall apply.

            SECTION 19.2. SEVERABILITY

            Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

            SECTION 19.3. PREFERENCES

            During the continuance of an Event of Default, Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Creditors Rights Laws, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

                                   ARTICLE XX
                                  MISCELLANEOUS

            SECTION 20.1. SURVIVAL

            This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

            SECTION 20.2. LENDER'S DISCRETION

            Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive absent manifest error.

            SECTION 20.3. HEADINGS

            The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

            SECTION 20.4. COST OF ENFORCEMENT

            In the event (a) that the Mortgage is foreclosed in whole or in part, (b) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, or (c) Lender exercises any of its other remedies under this Agreement or any of the other Loan Documents, Borrower shall be chargeable with and agrees to pay all costs of collection and defense, including attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

            SECTION 20.5. SCHEDULES INCORPORATED

            The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

            SECTION 20.6. OFFSETS, COUNTERCLAIMS AND DEFENSES

            Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

            SECTION 20.7. NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES

            (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender.

            (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender, Borrower and Borrower Principal any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

            (c) The general partners, members, principals and (if Borrower is a trust) beneficial owners of Borrower are experienced in the ownership and operation of properties similar to the Property, and Borrower and Lender are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Borrower is not relying on Lender's expertise, business acumen or advice in connection with the Property.

            (d) Notwithstanding anything to the contrary contained herein, Lender is not undertaking the performance of (i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

            (e) By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to this Agreement, the Mortgage, the Note or the other Loan Documents, including, without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Lender.

            (f) Borrower recognizes and acknowledges that in accepting this Agreement, the Note, the Mortgage and the other Loan Documents, Lender is expressly and primarily relying on the truth and accuracy of the representations and warranties set forth in Article 4 of this Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Lender; that such reliance existed on the part of Lender prior to the date hereof, that the warranties and representations are a material inducement to Lender in making the Loan; and that Lender would not be willing to make the Loan and accept this Agreement, the Note, the Mortgage and the other Loan Documents in the absence of the warranties and representations as set forth in Article 4 of this Agreement.

            SECTION 20.8. PUBLICITY

            All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan, Lender, Banc of America Securities LLC, or any of their Affiliates shall be subject to the prior written approval of Lender, not to be unreasonably withheld. Lender shall be permitted to make any news, releases, publicity or advertising by Lender or its Affiliates through any media intended to reach the general public which refers to the Loan, the Property, Borrower, Borrower Principal and their respective Affiliates without the approval of Borrower or any such Persons; provided, however, Lender agrees to consult with the timing of any such publicity if Lender reasonably believes that Lender's disclosure of such information would have an affect on SCI's compliance with the Securities Act. Borrower also agrees that Lender may share any information pertaining to the Loan with Bank of America Corporation, including its bank subsidiaries, Banc of America Securities LLC and any other Affiliates of the foregoing, in connection with the sale or transfer of the Loan or any Participations and/or Securities created.

            SECTION 20.9. CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE

            In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

            SECTION 20.10. ENTIRE AGREEMENT

            This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

            SECTION 20.11. TAX DISCLOSURE

            Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, each party (and each employee, representative or other agent of each party) hereto may disclose to any and all persons, without limitation of any kind, any information with respect to the United States federal income "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such parties (or their representatives) relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal income tax treatment or tax structure of the transactions contemplated hereby.

                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                        BORROWER:

                                        SUN POOL 8 LLC, a Michigan limited
                                        liability company

                                        By: Sun QRS Pool 8, Inc., a Michigan
                                            corporation, its managing member

                                        By: /s/ Jonathan M. Colman
                                            ------------------------------------
                                            Jonathan M. Colman
                                            Executive Vice President -
                                            Acquisitions


                                        BORROWER PRINCIPAL:

                                        Acknowledged and agreed to with respect
                                        to its obligations set forth in Article
                                        4, Section 12.6, Article 13, Article 15
                                        and Article 18 hereof:

                                        SUN COMMUNITIES OPERATING LIMITED
                                        PARTNERSHIP, a Michigan limited
                                        partnership

                                        By: Sun Communities, Inc., a Maryland
                                            corporation, its general partner

                                        By: /s/ Jonathan M. Colman
                                            ------------------------------------
                                            Jonathan M. Colman
                                            Executive Vice President -
                                            Acquisitions

                                        LENDER:

                                        BANK OF AMERICA, N.A., a national
                                        banking association


                                        By: /s/ Fay Smith
                                            ------------------------------------
                                            Fay Smith, Vice President